Exhibit 2.2

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

FORGENT NETWORKS, INC.,

CHEETAH ACQUISITION COMPANY, INC.,

iSARLA, INC.

AND

THE PRINCIPAL STOCKHOLDERS

Dated as of September 11, 2007

i

ii

iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of September 11, 2007 (this “Agreement”), is entered into by and among Forgent Networks, Inc., a Delaware corporation (“Parent”), Cheetah Acquisition Company, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), iSarla Inc., a Delaware corporation (the “Company”), and the Principal Stockholders.

RECITALS:

WHEREAS, each of the respective boards of directors of Parent, Merger Sub and the Company has approved this Agreement and the transactions contemplated hereby, pursuant to which, among other things, at the Effective Time, Merger Sub will be merged with and into the Company (the “Merger”) in accordance with the terms and conditions of this Agreement and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), the Company will continue as the surviving corporation of the Merger and as a wholly-owned subsidiary of Parent and each share of Company Common Stock outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive the consideration set forth herein, all upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, Parent, the Company and the Principal Stockholders desire to make certain representations, warranties and covenants in connection with this Agreement and the transactions contemplated hereby (the “Contemplated Transactions”); and

WHEREAS, concurrently with the execution and delivery of this Agreement, as an inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, the Principal Stockholders have entered into a Voting Agreement, dated as of the date hereof, in the form attached hereto as Exhibit D (the “Voting Agreement”), pursuant to which each Principal Stockholder has, among other things, agreed to (i) vote the shares of Company Common Stock as to which such Principal Stockholder is the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) in favor of the approval of this Agreement and the Contemplated Transactions, and (ii) tender such shares of Company Common Stock for exchange in accordance herewith at or before the Closing.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1             Certain Definitions.  For purposes of this Agreement, except as otherwise provided or unless the context clearly requires otherwise, the following words and phrases shall have the meanings given or referenced below:

“Acquisition Proposal” shall have the meaning set forth in Section 5.2(a).

“Additional Escrow Stock” shall have the meaning set forth in Section 2.8(a)(iii).

“Adjusted Company Value” shall mean the Company Value minus the sum of (i) $2,000,000, being the combined value of the Ceridian Cash Payment and the Ceridian Stock Payment, and (ii) the product of the Global Accelerator Stock Payment multiplied by the Average Closing Price.

“Adjusted Fully Diluted Share Amount” shall mean the Fully Diluted Share Amount minus the sum of (i) the Ceridian Company Shares, and (ii) the Global Accelerator Company Shares.

“Adjusted Net Cash Payment Amount” shall mean the Net Cash Payment Amount minus the sum of (i) the Ceridian Cash Payment, and (ii) the Aggregate Non-Participating Holder Cash Payments.

“Adjusted Stock Payment Amount” shall mean the Total Stock Payment Amount minus the sum of (i) the Ceridian Stock Payment, and (ii) the Global Accelerator Stock Payment.

“Adjusted Stock Payment Value” shall mean the Initial Stock Payment Value minus the amount of any Elective Cash Payment made by the Parent pursuant to Section 2.9(b)(ii).

“Affiliate” shall mean any Person that, directly or indirectly, through one or more intermediaries, Owns, is Owned by or is under common Ownership with, a party, where “Own,” “Owned” or “Ownership” refers to (i) direct or indirect possession of at least fifty percent (50%) of the outstanding voting securities of a corporation or equity ownership in any other type of entity; or (ii) the actual ability of a Person to control and direct the management of the Person, whether by contract or otherwise.

“Aggregate Non-Participating Holder Cash Payments” shall mean the aggregate amount of the cash payments made to the Non-Participating Holders pursuant to Section 2.7(a)(iii).

“Agreement” shall have the meaning set forth in the first paragraph of this Agreement and Plan of Merger.

“Applicable Law” shall mean all applicable provisions of any applicable federal, state, local, municipal, foreign, international, multinational or other constitution, statute, law, principle of common law, rule, regulation, code, treaty, ordinance, requirement, decree, order, decision, guidance document, injunction, award, judgment, ruling, permit or license, issued, enacted, adopted, implemented, promulgated or otherwise put into effect by or under the authority of, any Governmental Body.

“Available Escrow Amount” means an amount equal to the Initial Escrow Consideration, plus any accrued interest on the Cash Escrow, plus any Additional Escrow Stock, less the amount of any Working Capital Deficit (if applicable), less the aggregate amount of any Pending Claim Holdbacks (but only for so long as, and to the extent that, they remain pending), less the aggregate amount distributed to Parent pursuant to the indemnification provisions benefiting

Parent in Article VIII, less the aggregate amount distributable or previously distributed from the Escrow Consideration to Eligible Company Holders as contemplated pursuant to the provisions of this Agreement pertaining to the Escrow Consideration and the Escrow Agreement.

“Average Closing Price” shall mean the average of the closing prices for the Parent Common Stock for the twenty (20) trading days preceding the Closing, but excluding the three (3) highest and three (3) lowest closing prices during such period.

“Basket” shall have the meaning set forth in Section 8.2(c)(i).

“Business Day” shall mean a day which is not a Saturday, a Sunday or a day on which banks in the State of Delaware are closed.

“Cash Escrow” shall mean cash in the amount of fifteen percent (15%) of the Net Cash Payment Amount.

“CERCLA” shall have the meaning set forth in Section 3.21(a)(i).

“Ceridian Cash Payment” shall mean $1,000,000.

“Ceridian Company Shares” shall have the meaning set forth in Section 2.7(a)(i).

“Ceridian Stock Payment” shall mean the number of shares of Parent Company Stock equal to $1,000,000 divided by the Average Closing Price.

“Certificate” shall mean a certificate representing shares of Company Common Stock.

“Certificate of Merger” shall have the meaning set forth in Section 2.3.

“Closing” shall have the meaning set forth in Section 2.2.

“Closing Consideration” shall have the meaning set forth in Section 2.9(a).

“Closing Date” shall have the meaning set forth in Section 2.2.

“Closing Net Working Capital” shall have the meaning set forth in Section 2.13(e).

“COBRA” shall have the meaning set forth in Section 3.23(e).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning set forth in the first paragraph of this Agreement.

“Company Balance Sheet” shall mean the audited balance sheet of the Company dated as of the Closing Balance Sheet Date.

“Company Balance Sheet Date” shall have the meaning set forth in Section 3.7.

“Company Common Stock” shall mean shares of the Company’s common stock, par value $.0001 per share.

“Company Disclosure Schedule” shall have the meaning set forth in Article III.

“Company Employee Plans” shall have the meaning set forth in Section 3.23(a).

“Company Financial Statements” shall have the meaning set forth in Section 3.4(a).

“Company Intellectual Property” shall mean Intellectual Property that is or has been used in (including in the development of) the business of, or any product or service offered or marketed or distributed by, any Company Party, or that is used in or necessary for the conduct of the business of any Company Party as currently conducted or contemplated to be conducted.

“Company International Employee Plans” shall have the meaning set forth in Section 3.23(a).

“Company Licensed Intellectual Property” shall have the meaning set forth in Section 3.11(e).

“Company Material Adverse Effect” shall mean a Material Adverse Effect on the Company Parties, taken as a whole.

“Company Party” shall mean the Company or any Subsidiary of the Company.  “Company Parties” shall mean the Company and each of its Subsidiaries.

“Company Party Current Facilities” shall have the meaning set forth in Section 3.21(b).

“Company Party Facilities” shall have the meaning set forth in Section 3.21(b).

“Company Sites” shall have the meaning set forth in Section 3.29(a)(i).

“Company Software Programs” shall mean Software Programs that are or have been used in (including in the development of) the business of, or any product or service offered or marketed or distributed by, any Company Party, or that are used in or necessary for the conduct of the business of any Company Party as currently conducted or contemplated to be conducted.

“Company Stock Options” shall mean options issued pursuant to the Company Stock Plan and exercisable for shares of Company Common Stock.

“Company Stock Plan” shall mean the iSarla Inc. 2000 Long-Term Stock Incentive Plan.

“Company Value” shall mean the sum of the Net Cash Payment Amount plus the Adjusted Stock Payment Value.

“Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any license or governmental authorization).

“Contemplated Transactions” shall have the meaning set forth in the Recitals.

“Contract” shall mean any contract, commitment, agreement, indenture, note, bond instrument, lease, license, purchase order, subcontract, outstanding bid, warranty or other document or arrangement, written or oral, expressed or implied, to which the Company is a party or by which the Company or its assets are bound, including all amendments thereto.

“Copyrights” shall have the meaning set forth in Section 3.11(a)(iv).

“Customers, Suppliers, Resellers and Partners” shall have the meaning set forth in Section 3.18.

“Damages” shall have the meaning set forth in Section 8.2(a).

“Delaware Secretary of State” shall have the meaning set forth in Section 2.3.

“DGCL” shall have the meaning set forth in the Recitals.

“Dissenting Shares” shall have the meaning set forth in Section 2.11(a).

“Effective Time” shall have the meaning set forth in Section 2.3.

“Elective Cash Payment” shall have the meaning set forth in Section 2.9(b)(ii).

“Eligible Company Holders” shall mean (a) all registered holders of Company Common Stock as of the Effective Time, and (b) all registered holders of In-the-Money Options as of the Effective Time.

“Eligible Holder Claim Notice” shall have the meaning set forth in Section 8.4(b).

“Eligible Holder Indemnified Parties” shall have the meaning set forth in Section 8.4(a).

“Encumbrances” shall mean any and all pledges, mortgages, security interests, liens, charges, assessments, levies, burdens, obligations, restrictions, claims and other encumbrances of any kind whatsoever (whether absolute, accrued, contingent or otherwise), including any chattel mortgages, conditional sale Contracts, collateral security arrangements, title or interest retention Contracts, or other Contracts to give any of the foregoing.

“Environmental Laws” shall have the meaning set forth in Section 3.21(a)(i).

“ERISA” shall have the meaning set forth in Section 3.23(a).

“ERISA Affiliate” shall have the meaning set forth in Section 3.23(a).

“Escrow Account” shall have the meaning set forth in Section 2.8(a)(i).

“Escrow Agent” shall have the meaning set forth in Section 2.8(a)(i).

“Escrow Agreement” shall have the meaning set forth in Section 2.8(a)(i).

“Escrow Consideration” shall mean the Cash Escrow and the Escrow Stock.

“Escrow Fund” shall have the meaning set forth in Section 2.8(a)(i).

“Escrow Stock” shall mean the number of shares of Parent Common Stock equal to fifteen percent (15%) of the Total Stock Payment Amount, plus any Additional Escrow Stock.

“Exchange Act” shall mean the Exchange Act of 1934, as amended, including all rules and regulations related thereto or promulgated thereunder.

“Final Escrow Release Date” shall have the meaning set forth in Section 2.8(b)(ii).

“First Escrow Release Date” shall have the meaning set forth in Section 2.8(b)(i).

“Fully Diluted Share Amount” shall mean the sum of (i) total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, plus (ii) the total number of shares of Company Common Stock issuable upon exercise of all of the In-the-Money Options outstanding immediately prior to the Effective Time.

“GAAP” shall mean generally accepted accounting principles consistently applied in the U.S.

“Global Accelerator Company Shares” shall have the meaning set forth in Section 2.7(a)(ii).

“Global Accelerator Stock Payment” shall mean the number of shares of Parent Company Stock equal to:

A x	B+C
D

where

A = the quotient of 2,899,979 divided by the Fully Diluted Share Amount;

B = the Net Cash Payment Amount;

C = the Adjusted Stock Payment Value; and

D = Average Closing Price.

“Governmental Body” shall mean any domestic or foreign entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental authority, agency, department, board, commission, court, tribunal, judicial body or instrumentality of any union of nations, federation, nation, state, municipality, county, province, locality or other political subdivision.

“Gross Cash Payment Amount” shall mean $5,600,000 plus the amount of any Elective Cash Payment made by the Parent pursuant to Section 2.9(b)(ii).

“Hazardous Materials” shall have the meaning set forth in Section 3.21(a)(ii).

“HIPAA” shall have the meaning set forth in Section 3.23(e).

“In-the-Money Option” shall have the meaning set forth in Section 2.7(b)(i).

“In-the-Money Option Consideration” shall have the meaning set forth in Section 2.7(b)(i).

“Individuals” shall have the meaning set forth in Section 3.29(a)(ii).

“Initial Escrow Consideration” shall mean the Cash Escrow and the Escrow Stock.

“Initial Stock Payment Value” shall mean $5,100,000.

“Intellectual Property” shall have the meaning set forth in Section 3.11(a).

“International Trade Law” shall have the meaning set forth in Section 3.30.

“Issued Patents” shall have the meaning set forth in Section 3.11(a)(i).

“Knowledge” – an individual will be deemed to have “Knowledge” of a particular fact or other matter if:

(a)           such individual is actually aware of such fact or other matter; or

(b)           a prudent individual would be expected to discover or otherwise become aware of such fact or other matter in the ordinary and usual course of such individual’s performance of his or her official duties with respect to the applicable subject matter.

A Person (other than an individual) will be deemed to have “Knowledge” of a particular fact or other matter if any individual who is currently serving as a director, executive officer or senior manager of a Person (or in any similar capacity) has Knowledge of such fact or other matter.  A Person will be deemed to have Knowledge of a fact or other matter if any Subsidiary of such Person has Knowledge of such fact or other matter.

“Law” shall mean any federal, state, local, municipal, foreign, international, multinational or other constitution, statute, law, principle of common law, rule, regulation, code, treaty, ordinance, requirement, decree, order, decision, guidance document, injunction, award, judgment, ruling, permit or license, issued, enacted, adopted, implemented, promulgated or otherwise put into effect by or under the authority of, any Governmental Body

“Massachusetts Health Care Act” shall have the meaning set forth in Section 3.23(h).

“Material Adverse Effect” shall mean any event, change, condition or effect which, when considered either individually or in the aggregate together with other events, changes, conditions or effects, is materially adverse to (i) the applicable Person or its business or assets, or (ii) the ability of a Party to consummate the Contemplated Transactions; provided, that “Material Adverse Effect” shall not be deemed to include the impact of (i) changes in general economic conditions or financial markets; (ii) the announcement of this Agreement and the Contemplated Transactions; (iii) general changes or developments in the industries in which the Company Parties or the Parent, as applicable, operates; (iv) changes in Law or applicable accounting principles; or (v) actions or omissions of the Company Parties, on the one hand, and Parent, on the other, taken with the prior written consent of Parent, on the one hand, or the Company, on the other, in contemplation of the Contemplated Transactions.

“Material Contract” shall have the meaning set forth in Section 3.15.

“Merger” shall have the meaning set forth in the Recitals.

“Merger Consideration” shall mean the Closing Consideration and the Escrow Consideration.

“Merger Sub” shall have the meaning set forth in the first paragraph of this Agreement.

“Moral Rights” shall have the meaning set forth in Section 3.11(a)(xiii).

“Net Cash Payment Amount” shall mean the Gross Cash Payment Amount minus the sum of (i) the Required Debt Payments, and (ii) the absolute value of the Working Capital Purchase Price Reduction.

“Net Closing Cash Payment” shall mean the Net Cash Payment Amount, less the Cash Escrow.

“Net Closing Stock Payment” shall mean the Total Stock Payment Amount, less the Escrow Stock.

“Net Working Capital” shall mean the difference between the Company’s current assets and the Company’s current liabilities, as calculated using financial statements prepared in accordance with GAAP.

“Non-Participating Holder” shall have the meaning set forth in Section 2.9(b)(i).

“Order” shall mean any award, decision, injunction, judgment, decree, order, ruling, subpoena or verdict entered, issued, made or rendered by any Governmental Body or any arbitrator.

“Organizational Documents” shall mean (i) the articles or certificate of incorporation or formation and bylaws of a corporation, (ii) the partnership agreement and any statement of partnership of a general partnership; (iii) the limited partnership agreement and the certificate of limited partnership or certificate of formation of a limited partnership; (iv) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (v) any amendment to any of the foregoing.

“Parent” shall have the meaning set forth in the first paragraph of this Agreement.

“Parent Claim Notice” shall have the meaning set forth in Section 8.2(b).

“Parent Common Stock” shall mean shares of Parent’s common stock, par value $.01 per share.

“Parent Disclosure Schedule” shall have the meaning set forth in Article IV.

“Parent Indemnified Parties” shall have the meaning set forth in Section 8.2(a).

“Parent SEC Filings” shall have the meaning set forth in Section 4.6(a).

“Participating Holders” shall mean the Eligible Company Holders (other than Ceridian Corporation and Global Accelerator) who, at the Effective Time, qualify as “accredited investors” (as defined in the Securities Act) and thus are entitled to receive cash and Parent Company Stock pursuant to Section 2.7(a)(iv).

“Party” means any of Parent, Merger Sub, the Company or any Principal Stockholder.  “Parties” means Parent, Merger Sub, the Company and the Principal Stockholders.

“Patent Applications” shall have the meaning set forth in Section 3.11(a)(ii).

“Patents” shall have the meaning set forth in Section 3.11(a)(ii).

“Pending Claim” shall have the meaning set forth in Section 2.8(d).

“Pending Claim Holdback” shall have the meaning set forth in Section 2.8(d).

“Per Share Merger Consideration” shall mean the quotient of the Adjusted Company Value divided by the Adjusted Fully Diluted Share Amount.

“Permit” shall mean any franchise, authorization, license, permit, approval, permission, grant, consent or certificate from any Person.

“Permitted Encumbrances” means: (a) statutory liens for Taxes not yet due; (b) mechanics’, carriers’, workers’, repairers’ and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of the Company Parties; (c) pledges, deposits or other liens securing the performance of bids, trade contracts, leases or statutory obligations (including workers’ compensation, unemployment insurance or other social security legislation) as to which there is no default on the part of the Company Parties; (d) zoning, entitlement, conservation restriction and other land use and environmental regulations by Governmental Bodies of general application and as to which there is no default on the part of the Company Parties; and (e) the exceptions, easements, rights-of-way and other Encumbrances listed on Schedule 1.1.

“Person” means any natural person, corporation, unincorporated organization, partnership, association, joint stock company, joint venture, limited liability company, trust or government, or any other entity or any Governmental Body.

“Pre-Closing Balance Sheet” shall have the meaning set forth in Section 2.13(a).

“Pre-Closing Distribution” shall have the meaning set forth in Section 2.13(b).

“Pre-Closing Net Working Capital” shall have the meaning set forth in Section 2.13(a).

“Principal Stockholders” shall mean Snehal Shah, Fenil Shah, Chimanlal Shah, Sarla Software LLC and Sarla Infotech.

“Privacy Statements” shall have the meaning set forth in Section 3.29(a)(ii).

“Proceeding” means any lawsuit, arbitration, hearing, audit, inquiry, examination, investigation, cause of action, complaint, claim, demand letter or inquiry or any civil, administrative, investigative, appellate or criminal action, suit or proceeding or governmental investigation.

“Proposed Closing Balance Sheet” shall have the meaning set forth in Section 2.13(c).

“Proposed Closing Net Working Capital Statement” shall have the meaning set forth in Section 2.13(c).

“Public Software” means any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software (as defined by the Free Software Foundation), open source software (e.g., Linux or software distributed under any license approved by the Open Source Initiative as set forth www.opensource.org) or similar licensing or distribution models which requires the distribution of source code to licensees, including software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (i) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL); (ii) the Artistic License (e.g., PERL); (iii) the Mozilla Public License; (iv) the Netscape Public License; (v) the Sun Community Source License (SCSL); (vi) the Sun Industry Standards License (SISL); (vii) the BSD License; or (viii) the Apache License.

“RCRA” shall have the meaning set forth in Section 3.21(a)(i).

“Real Property” shall have the meaning set forth in Section 3.20(c).

“Real Property Leases” shall have the meaning set forth in Section 3.20(e).

“Registration Rights Agreement” shall have the meaning set forth in Section 5.6.

“Related Documents” shall have the meaning set forth in Section 8.1.

“Required Debt Payments” shall mean the sum of (a) all debts of the Company (other than current accounts payable and current accruals, in each case in the ordinary course of business) immediately prior to the Effective Time, (b) all payments owing to holders of options, stock appreciation rights or other similar equity interests, and (c) all severance payments due as of the Closing or as a result of the Contemplated Transactions.

“Representative” shall mean, with respect to a particular Person, any director, officer, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

“SEC” shall mean the Securities and Exchange Commission of the United States.

“Securities Act” shall mean the Securities Act of 1933, as amended, including all rules and regulations related thereto or promulgated thereunder.

“Special Basket” shall have the meaning set forth in Section 8.6(b).

“Special Indemnity Expiration Date” shall mean the date that is thirty (30) months after the Closing Date.

“Special Indemnity Insurance” shall have the meaning set forth in Section 5.14.

“Special Insurance Claim” shall have the meaning set forth in Section 8.6(b).

“Stipulated Closing Net Working Capital Statement” shall have the meaning set forth in Section 2.13.

“Software Programs” shall have the meaning set forth in Section 3.11(a)(vii).

“Stock Consideration” shall mean the portion of the Merger Consideration payable in Parent Common Stock.

“Stockholder Representative” shall have the meaning set forth in Section 8.5(b).

“Subsidiary” shall mean with respect to a Person, any other Person with respect to which such first Person directly or indirectly owns, beneficially or of record, at least fifty percent (50%) of the outstanding equity or financial interests of such other Person.

“Surviving Corporation” shall have the meaning set forth in Section 2.1.

“Taxes” shall mean all tax liabilities of any kind, levies or other like assessments payable to federal, state, commonwealth, local, foreign and any other taxing authority in any jurisdiction, including income (personal or corporate), net income, gross income, gross receipts, sales, use, ad valorem, transfer, capital stock, capital taxes, franchise, profits, license, lease, service, add on or alternative minimum tax, occupancy, withholding, payroll, fringe benefits, employment, employees’ income withholding, foreign or domestic withholding, unemployment, disability, excise, severance, stamp (both on the issuance and on the transfer of securities), value added, goods and services, occupation, premium, property (including real property and personal property taxes and any assessments, special or otherwise), environmental, windfall profits, customs, duties or other taxes, imposts, fees, assessments, levies, tariffs, or charges of any kind whatever, together with any interest, costs, expenses and any penalties, additions to tax or additional amounts with respect thereto, including any obligation to indemnify or otherwise assume or succeed to the tax liability of any other Person, whether by contract, statute or otherwise (and “Tax” means any one of the foregoing Taxes).

“Tax Return” shall mean any return, declaration, report, form or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

“Terms and Conditions” shall have the meaning set forth in Section 3.29(a)(iii).

“Trade Secrets” shall have the meaning set forth in Section 3.11(a)(viii).

“Total Stock Payment Amount” shall mean the number of shares of Parent Company Stock equal to the Adjusted Stock Payment Value divided by the Average Closing Price.

“Trademarks” shall have the meaning set forth in Section 3.11(a)(v)

“Triggering Event” shall be deemed to have occurred if: (i) the Company, any of its Affiliates or any Representatives violates any of the requirements or restrictions in Section 5.2; (ii) the Company’s Board of Directors publicly recommends to the Company’s stockholders any Acquisition Proposal; (iii) the Company enters into any agreement, letter of intent or similar document contemplating or otherwise relating to any merger, consolidation, share exchange, business combination, sale of all or substantially all of the assets, sale of shares of capital stock or similar transactions involving any Company Party, other than the Contemplated Transactions; or (iv) the Company’s Board of Directors withdraws, or materially and adversely modifies, its recommendation of the Merger or this Agreement (it being understood that for all purposes of this Agreement, the fact that the Company has supplied any Person with any information regarding the Company or has entered into discussion or negotiation with such Person as permitted by this Agreement or the public disclosure of such facts, shall not be deemed a withdrawal or modification of the Company’s Board of Directors’ recommendation of the Merger or this Agreement).

“Voting Agreement” shall have the meaning set forth in the Recitals.

“Working Capital Deficit” shall have the meaning set forth in Section 2.13(e).

“Working Capital Purchase Price Reduction” shall have the meaning set forth in Section 2.13(b).

“Working Capital Surplus” shall have the meaning set forth in Section 2.13(e).

Section 1.2             Interpretation.

(a)           The terms “Article,” “Section,” “Recital,” “Schedule” and “Exhibit” refer to the specified Article, Section, Recital, Schedule or Exhibit of this Agreement.

(b)           Whenever the words “include”, “includes” or “including” (or any variation thereof) are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” and shall not be construed to limit any general statement which any such word follows to the specific or similar items or matters immediately following such word, unless otherwise expressly stated.

(c)           The words “hereof”, “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(d)           The plural of any defined term shall have a meaning correlative to such defined term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(e)           A reference to any party to this Agreement or any other agreement or document shall include such party’s permitted successors, assigns and transferees.

(f)            A reference to any Applicable Law or to any provision of any Applicable Law shall include any amendment, modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

(g)           The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

ARTICLE II

THE MERGER

Section 2.1             The Merger.  Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, on the Closing Date and at the Effective Time Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall thereupon cease and the Company shall continue as the surviving corporation of the Merger.  The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.”

Section 2.2             The Closing.  The consummation of the Merger (the “Closing”) shall take place at a closing to occur at the offices of Winstead PC, 5400 Renaissance Tower, 1201 Elm Street, Dallas, Texas 75270, on a date and at a time to be agreed upon by Parent and the Company, which date shall be no later than the second (2nd) Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder), of such conditions), or at such other location, date and time as Parent and the Company shall mutually agree upon in writing. The date upon which the Closing shall actually occur pursuant hereto is referred to herein as the “Closing Date.”

Section 2.3             The Effective Time.  Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent and the Company shall cause the Merger to be consummated under the DGCL by filing a certificate of merger in customary form and substance (the “Certificate of Merger”) with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) in accordance with the applicable provisions of the DGCL.  The time of such filing and acceptance by the Delaware Secretary of State, or such later time as may be agreed in writing by Parent and the Company and specified in the Certificate of Merger is referred to herein as the “Effective Time.”

Section 2.4             Effect of the Merger.  The effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 2.5             Certificate of Incorporation and Bylaws.

(a)           Certificate of Incorporation.  At the Effective Time, the Certificate of Incorporation of the Company shall be amended and restated in its entirety to read identically to the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, and such amended and restated Certificate of Incorporation shall become the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such Certificate of Incorporation; provided, however, that at the Effective Time the Certificate of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be  “iEmployee Inc.” or such other name as Parent shall select.

(b)           Bylaws.  At the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall become the Bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

Section 2.6             Directors and Officers.

(a)           Directors.  At the Effective Time, the initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

(b)           Officers.  At the Effective Time, the initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly appointed.

Section 2.7             Effect on Outstanding Capital Stock and Options.

(a)           Capital Stock of the Company.  Upon the terms and subject to the conditions set forth in this Agreement (including the conditions of Section 2.7(b)), at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, or the holders of any of the following securities, the following shall occur:

(i)            Common Stock Held by Ceridian.  The 5,720,934 shares of Company Common Stock held by Ceridian Corporation immediately prior to the Effective Time (the “Ceridian Company Shares”) shall be converted into the right to receive the Ceridian Cash Payment and the Ceridian Stock Payment.

(ii)           Common Stock Held by Global Accelerator.  The 2,899,979 shares of Company Common Stock held by Global Accelerator immediately prior to the Effective Time (the “Global Accelerator Company Shares”) shall be converted into the right to receive the Global Accelerator Stock Payment.

(iii)          Common Stock Held by Non-Participating Holders.  Each share of Company Common Stock that is held by a Non-Participating Holder and that is outstanding immediately prior to the Effective Time shall be canceled and extinguished and automatically converted into the right to receive cash in an amount equal to the product of (A) the quotient of one (1) divided by the Adjusted Fully Diluted Share Amount, multiplied by (B) the Adjusted Company Value.

(iv)          Common Stock Held by Participating Holders.  Each share of Company Common Stock that is held by a Participating Holder and is outstanding immediately prior to the Effective Time shall be canceled and extinguished and automatically converted into the right to receive the following consideration:

(A)          Cash in an amount equal to the product of (I) the quotient of one (1) divided by the Adjusted Fully Diluted Share Amount, multiplied by (II) the Adjusted Net Cash Payment Amount; and

(B)           The number of shares of Parent Common Stock equal to the product of (I) the quotient of one (1) divided by the Adjusted Fully Diluted Share Amount, multiplied by (II) the Adjusted Stock Payment Amount.

(b)           Capital Stock of Merger Sub.  Each share of capital stock of Merger Sub that is outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving

Corporation.  Each certificate evidencing ownership of such shares of capital stock of Merger Sub shall thereafter evidence ownership of shares of common stock of the Surviving Corporation.

(c)           Company Options.

(i)            In-the-Money Options.  As of the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each Company Stock Option with an exercise price per share of underlying Company Common Stock which is less than the Per Share Merger Consideration (each, an “In-the-Money Option”) shall be canceled and extinguished and automatically converted into the right (subject to Section 2.9(b)) to receive the following consideration (the “In-the-Money Option Consideration”) (upon payment of the applicable exercise price for such In-the-Money Option, which in all instances shall be deducted from the aggregate amount of the In-the-Money Option Consideration otherwise payable to such holder, such that the right of each holder of an In-the-Money Option to receive such holder’s portion of the In-the-Money Option Consideration will be “cashless” to such holder):

(A)          Cash in the amount otherwise payable in respect of all shares of Company Common Stock subject to such In-the-Money Option (assuming for this purpose, full acceleration of vesting as of immediately prior to the Effective Time); and

(B)           The number of shares of Parent Common Stock otherwise payable in respect of all shares of Company Common Stock subject to such In-the-Money Option (assuming for this purpose, full acceleration of vesting as of immediately prior to the Effective Time).

(ii)           Other Options.  As of the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each Company Stock Option which is not an In-the-Money Option shall be terminated and canceled, and no payment or distribution shall be made with respect thereto.

(iii)          Provisions for Options.  The Company shall take all actions necessary to ensure that (A) the Company Stock Options are, as of the Effective Time, modified as provided in the foregoing subsections (i) and (ii) and the following subsection (iv), (B) except with respect to the In-the-Money Options, the Company Stock Plan is terminated as of the Effective Time, (C) the provisions in any other plan, program or arrangement of the Company providing for the issuance or grant of any other interest in respect of the capital stock of the Company shall be terminated as of the Effective Time, (D) following the Effective Time, no participant in any other plans, programs or arrangements of the Company shall have any right thereunder to acquire or participate in changes in value of equity securities of the Company, the Surviving Corporation, Merger Sub or any of their respective Subsidiaries, and (E) all such other plans, programs or arrangements of the Company are terminated effective as of the Effective Time.

(iv)          Acceleration of Vesting; Termination of Right of Repurchase.  The Parties acknowledge and agree that, with respect to any and all shares of Company Common Stock (including shares which may be issued upon the exercise of In-the-Money Options) and all Company Stock Options, all vesting conditions with respect thereto shall be deemed to have fully accelerated, and any rights of repurchase or other similar restrictions or limitations with respect thereto shall be deemed to have fully lapsed, as of immediately prior to the Effective Time.

(d)           Fractional Shares.  No fraction of a share of Parent Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of record of shares of Company Common Stock (including shares which may be issued upon the exercise of In-the-Money Options) who would otherwise be entitled to a fraction of a share of Parent Common Stock pursuant to this Section 2.7 (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder of record) shall, upon the surrender of the certificate, if any, representing such share of Company Common Stock in the manner provided in Section 2.9 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 2.9), receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product obtained by multiplying such fraction by the Average Closing Price of Parent Common Stock.

Section 2.8             Escrow Account.

(a)           Escrow Fund.

(i)            Parent will, prior to the Closing and pursuant to the terms of the Escrow Agreement substantially in the form attached hereto as Exhibit A, with such changes as may be requested or required by the Escrow Agent (the “Escrow Agreement”), deposit the Cash Escrow and the Escrow Stock with JPMorganChase or such other financial institution reasonably acceptable to the Company as Parent shall determine (the “Escrow Agent”).  The Cash Escrow will be held in an interest-bearing escrow account (the “Escrow Account”).  The Escrow Stock shall be registered in the name of, and be deposited with, the Escrow Agent.  The amounts in the Escrow Account and number of shares of Escrow Stock shall be known collectively as the “Escrow Fund.”

(ii)           In the event Parent issues any Additional Escrow Stock, such shares will be issued in the name of the Escrow Agent and delivered to the Escrow Agent in the same manner as the Escrow Stock delivered at the Closing.

(iii)          Except for dividends paid in stock declared with respect to the Escrow Stock (the “Additional Escrow Stock”), which shall be treated as Escrow Stock pursuant to Section 2.8(a), any cash dividends, dividends payable in securities or other distributions of any kind made in respect of the Escrow Stock will be delivered to the applicable Eligible Company Holders (subject to Section 2.9(b)) on a pro rata basis.  Each applicable Eligible Company Holder will have voting rights with respect to the Escrow Stock deposited into the Escrow Fund with respect to such Eligible Company Holder so long as such shares are held in escrow, and Parent will take all reasonable steps necessary to allow the exercise of such rights.  While the Escrow Stock remains in the Escrow Agent’s possession pursuant to this Agreement, the applicable Eligible Company Holders will retain and be able to exercise all other incidents of ownership of said Escrow Stock which is not inconsistent with the terms and conditions of this Agreement.

(b)           Retention and Release.  The Escrow Fund shall be held by the Escrow Agent for the benefit of Parent and all Eligible Company Holders pursuant to the terms of this Agreement and the Escrow Agreement.  Any consideration to be distributed from the Escrow Fund to the Eligible Company Holders will be distributable to such Eligible Company Holders, subject to Section 2.9(b), on a pro rata basis, based upon their relative entitlement or assumed entitlement to receive Merger Consideration as contemplated by Sections 2.7 and 2.9.  All distributions shall include a ratio of cash and Parent Common Stock such that the ratio of cash to Parent Common Stock remaining after the distribution is equivalent to the ratio of cash to Parent Common Stock before the distribution (with the value of Parent Common Stock used to calculate such ratio and each distribution (to the Eligible Company Holders or any indemnified party) being the Average Closing Price).  Subject to the indemnification rights of Parent described in Article VIII, the Escrow Fund shall be distributable as follows:

(i)            the amount by which the Available Escrow Amount (immediately prior to such distribution), exceeds seven and one-half percent (7.5%) of the Merger Consideration shall be distributed to the Eligible Company Holders on the date which is twelve (12) months after the Closing Date (the “First Escrow Release Date”);

(ii)           all remaining Available Escrow Amount and any other amounts which shall have been delivered into the Escrow Account shall be distributed to the Eligible Company Holders on the date which is eighteen (18) months after the Closing Date (the “Final Escrow Release Date”); and

(iii)          any further amounts which, following the Final Escrow Release Date, shall be delivered into the Escrow Account or otherwise become available for distribution to the Eligible Company Holders (including amounts which may previously have been withheld due to a Pending Claim Holdback where final resolution of the related Pending Claim yields less than a full payment of the amount at issue to Parent), together with all interest which has accrued thereon, shall be distributed to the Eligible Company Holders immediately following the date any such amount shall be so delivered or otherwise become so available.

(c)           Non-assignable Interest.  The interests of an Eligible Company Holder in the Escrow Fund will not be assignable or transferable by such Eligible Company Holder unless and until released pursuant to the terms of the Escrow Agreement.

(d)           Pending Claim Holdbacks.  In the event Parent has made, in accordance with Section 8.2, a claim for indemnification in a Parent Claim Notice, and such claim has been objected to as provided in Article VIII and has not otherwise been finally determined (a “Pending Claim”), the Escrow Agent shall withhold from distribution a portion of the Escrow Fund equal to the Damages at issue (such amount being a “Pending Claim Holdback”) until such time as either the Pending Claim has been finally determined or the objection resolved, as applicable, in which case the appropriate amounts will be either distributed to Parent or retained in the Escrow Fund (for distribution to the applicable Eligible Company Holders as provided in Section 2.8(b)), or both, as the case may be.

(e)           Inability to Deliver.  If the Escrow Agent is not able to deliver any portion of the Escrow Fund to the proper recipient within one (1) year of the date that final distribution of any remaining portion of the Escrow Fund should otherwise have been made pursuant to Section 2.8(b) (or immediately prior to such earlier date on which any payment in respect thereof would otherwise escheat to or become the property of any Governmental Body), such portion of the Escrow Fund shall be delivered to Parent and the proper recipient shall thereafter look only to Parent, and only as a general creditor, for payment of such recipient’s claim for such portion of the Escrow Fund, subject to applicable abandoned property, escheat and similar Laws.

Section 2.9             Exchange of Closing Consideration at Closing.

(a)           Subject to Section 2.9(b), at the Closing, upon the surrender by each Eligible Company Holder of his or her Certificates and delivery of such other documents as may reasonably be required by Parent (such as a lost share certificate affidavit, where applicable), the Certificate(s) so surrendered shall be canceled and the In-the-Money Option(s) at issue shall be deemed exercised and the holder of such Certificate(s) or In-the-Money Option(s) shall be entitled to receive in exchange therefor (collectively, the “Closing Consideration”):

(i)            Ceridian Corporation.  Ceridian Corporation shall receive from Parent the following:  (x) a check or, if requested, a wire transfer of immediately available funds, in the amount of the Ceridian Cash Payment minus Ceridian’s pro rata share of the Cash Escrow, being an amount equal to the Cash Escrow multiplied by the quotient of (A) the total amount of cash Merger Consideration which Ceridian is entitled to receive under Section 2.7, divided by (B) the total amount of cash Merger Consideration which all Eligible Company Holders are entitled to receive under Section 2.7; (y) a stock certificate representing the number of shares of Parent Company Stock equal to the Ceridian Stock Payment, minus Ceridian’s pro rata share of the Escrow Stock, being an amount equal to the Escrow Stock multiplied by the quotient of (A) the number of shares of Parent Common Stock which Ceridian is entitled to receive under Section 2.7, divided by (B) the total number of shares of Parent Common Stock which all Eligible Company Holders are entitled to receive under Section 2.7 (with such number of shares being rounded to the next lowest whole number so as to eliminate any fractional shares); and (z) a check or, if requested, a wire transfer of immediately available funds, representing the amount of cash payable in lieu of any fractional shares pursuant to Section 2.7(d);

(ii)           Global Accelerator.  Global Accelerator shall receive from Parent the following:  (x) a stock certificate representing the number of shares of Parent Company Stock equal to the Global Accelerator Stock Payment, minus Global Accelerator’s pro rata share of the Escrow Stock, being an amount equal to the Escrow Stock multiplied by the quotient of (A) the number of shares of Parent Common Stock which Global Accelerator is entitled to receive under Section 2.7, divided by (B) the total number of shares of Parent Common Stock which all Eligible Company Holders are entitled to receive under Section 2.7 (with such number of shares being rounded to the next lowest whole number so as to eliminate any fractional shares); and (y) a check or, if requested, a wire transfer of immediately available funds, representing the amount of cash payable in lieu of any fractional shares pursuant to Section 2.7(d);

(iii)          Non-Participating Holders.  Each Non-Participating Holder shall receive from Parent a check or, if requested, a wire transfer of immediately available funds, in an amount equal to the amount of cash Merger Consideration which he is entitled to receive under Section 2.7(a)(iii) minus his pro rata share of the Cash Escrow, being an amount equal to the Cash Escrow multiplied by the quotient of (A) the total amount of cash Merger Consideration which such Non-Participating Holder is entitled to receive under Section 2.7, divided by (B) the total amount of cash Merger Consideration which all Eligible Company Holders are entitled to receive under Section 2.7;

(iv)          Participating Holders.  Each Participating Holder shall receive from Parent the following: (x) a check or, if requested, a wire transfer of immediately available funds, in an amount equal to the amount of cash Merger Consideration which he is entitled to receive under Section 2.7(a)(iv) minus his pro rata share of the Cash Escrow, being an amount equal to the Cash Escrow multiplied by the quotient of (A) the total amount of cash Merger Consideration which such Participating Holder is entitled to receive under Section 2.7, divided by (B) the total amount of cash Merger Consideration which all Eligible Company Holders are entitled to receive under Section 2.7; (y) a stock certificate representing the number of shares of Parent Common Stock which he is entitled to receive under Section 2.7(a)(iv) minus his pro rata share of the Escrow Stock, being an amount equal to the Escrow Stock multiplied by the quotient of (A) the number of shares of Parent Common Stock which such Participating Holder is entitled to receive under Section 2.7, divided by (B) the total number of shares of Parent Common Stock which all Eligible Company Holders are entitled to receive under Section 2.7, (with such number of shares being rounded to the next lowest whole number so as to eliminate any fractional shares); and (z) a check or, if requested, a wire transfer of immediately available funds, representing the amount of cash payable in lieu of any fractional shares pursuant to Section 2.7(d); and

(v)           In-the-Money Option Holders.  Each holder of an In-the-Money Option shall receive the following (upon payment of the applicable exercise price for such In-the-Money Option, which in all instances shall be deducted from the aggregate amount of the In-the-Money Option Consideration otherwise payable to such holder, such that the right of each holder of an In-the-Money Option to receive such holder’s portion of the In-the-Money Option Consideration will be “cashless” to such holder): (x) a check or, if requested, a wire transfer of immediately available funds, in an amount equal to the amount of cash Merger Consideration which he is entitled to receive under Section 2.7(c)(i) minus his pro rata share of the Cash Escrow, being an amount equal to the Cash Escrow multiplied by the quotient of (A) the total amount of cash Merger Consideration which such In-the-Money Option Holder is entitled to receive under Section 2.7 (assuming for this purpose, full acceleration of vesting as of immediately prior to the Effective Time), divided by (B) the total amount of cash Merger Consideration which all Eligible Company Holders are entitled to receive under Section 2.7; (y) a stock certificate representing the number of shares of Parent Common Stock which he is entitled to receive under Section 2.7(c)(i) minus his pro rata share of the Escrow Stock, being an amount equal to the Escrow Stock multiplied by the quotient of (A) the number of shares of Parent Common Stock which such In-the-Money Option Holder is entitled to receive under Section 2.7, divided by (B) the total number of shares of Parent Common Stock which all Eligible Company Holders are entitled to receive under Section 2.7 (with such number of shares being rounded to the next lowest whole number so as to eliminate any fractional shares); and (z) a check or, if requested, a wire transfer of immediately available funds, representing the amount of cash otherwise payable in lieu of any fractional shares pursuant to Section 2.7(d).

(b)           Adjustment of Merger Consideration.  Notwithstanding anything herein to the contrary and in addition to the rights set forth in Section 7.1(e):

(i)            With respect to any Eligible Company Holder (other than Ceridian Corporation and Global Accelerator) that is not an “accredited investor” (as defined in the Securities Act) (each, a “Non-Participating Holder”), Parent shall have the right in its sole and absolute discretion to pay such Non-Participating Holder all of such Non-Participating Holder’s applicable portion of the Merger Consideration (with respect to any consideration otherwise payable at Closing and with respect to any consideration to be placed in escrow) in cash.

(ii)           If the Average Closing Price of the Parent Common Stock as of the Closing Date drops to a price that, as otherwise contemplated by this Agreement, would require the Company to solicit the approval of its stockholders pursuant to Section 4350(i) of the NASDAQ Rules, Parent shall have the right in its sole and absolute discretion to pay some or all of the value of the Stock Consideration in cash (the “Elective Cash Payment”).  In the event that Parent elects to pay some or all of the value of the Stock Consideration in cash, then the definition of Total Stock Payment Amount shall be modified such that the number $5,100,000 shall be reduced by the amount of the Elective Cash Payment and the definition of Net

Cash Payment Amount shall be modified such that the number $5,600,000 shall be increased by the amount of the Elective Cash Payment.

(c)           Limited Right; Dividends after the Effective Time.  Each In-the-Money Option and, until surrendered as contemplated by this Section 2.9, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration that the holder thereof has the right to receive pursuant to the provisions of this Article II.  Except with respect to amounts that may be released from the Escrow Fund to Eligible Company Holders, no interest shall be paid or will accrue on any cash payable to Eligible Company Holders pursuant to the provisions of this Article II.  In the event that any dividends accrue or become payable from and after the Effective Time with respect to any shares of Parent Common Stock to be issued as part of the Merger Consideration, then any recipient of such shares as contemplated by this Article II shall be entitled thereto as though such recipient had been the holder of record of such shares as of the Effective Time.  No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock that such holder has the right to receive in the Merger until such holder surrenders such Certificate in accordance with this Section 2.9, at which time such holder shall be entitled, subject to the effect of applicable escheat or similar Laws, to receive all such dividends and distributions, without interest.

(d)           No Further Ownership Rights in Company Capital Stock.  The Merger Consideration shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates, subject, however, to Parent’s obligation to pay the Merger Consideration pursuant to the terms of this Article II (and, as applicable with respect to Company Common Stock, a portion of any Working Capital Surplus as set forth in Section 2.13), and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company capital stock which were outstanding immediately prior to the Effective Time.  If, after the Effective Time, Certificates are presented to the Surviving Corporation or Parent for any reason, they shall be canceled and exchanged as provided in this Article II, except as otherwise provided by Applicable Law.

(e)           Termination of Rights as Stockholders.  Any Eligible Company Holders who fail to comply with this Article II at or prior to the Closing shall thereafter look only to Parent, and only as a general creditor, for payment of their claim for their portion of the Merger Consideration without interest (except such interest actually accrued on such delivered amount through the date delivered to Parent).

(f)            No Liability.  None of the Parties shall be liable to any Person in respect of any Merger Consideration (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g)           Lost Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon (i) the delivery of a letter of transmittal, in form and substance reasonably acceptable to Parent and the Surviving Corporation, stating such fact, (ii) the making of an affidavit, in form and substance reasonably acceptable to Parent and the Surviving Corporation, of such fact by the Person claiming such Certificate to be lost, stolen or destroyed, (iii) evidence, in form and substance reasonably acceptable to Parent and the Surviving Corporation, that such Person is the beneficial owner of the Certificate claimed to be lost, stolen or destroyed, and, (iv) if required by Parent or the Surviving Corporation following the Effective Time, the making of an indemnity by such Person against any claim, or posting of a customary bond in such reasonable amount as Parent or the Surviving Corporation may require as indemnity against any claim, that may be made against the Parent or the Surviving Corporation with respect to such Certificate, Parent shall, pursuant to the terms and conditions of this Agreement, issue in exchange for such lost, stolen or destroyed Certificate the portion of the Merger Consideration into which such Certificate has been converted.

(h)           Certificate Legends.  The shares of Parent Common Stock to be issued pursuant to Section 2.7 shall not have been registered and shall be characterized as “restricted securities” under the federal securities Laws, and under such Laws such shares may be resold without registration under the Securities Act only in certain limited circumstances.  Each certificate evidencing shares of Parent Common Stock to be issued pursuant to Section 2.7 shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN OPINION OF LEGAL COUNSEL OR OTHER EVIDENCE REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

and any legends required by applicable state securities Laws.

Section 2.10           Withholding Rights.  Parent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any Eligible Company Holder such amounts as the Surviving Corporation or Parent is required to deduct and withhold with respect to the making of such payment under the Code, or any Applicable Law.  To the extent that amounts are so withheld by the Surviving Corporation or Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder in respect of which such deduction and withholding was made.

Section 2.11           Appraisal Rights.

(a)           The Company shall timely notify all eligible stockholders of the Company of their appraisal rights in accordance with Section 262 of the DGCL.

(b)           Notwithstanding any provision of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who have exercised and perfected appraisal rights for such shares of Company capital stock in accordance with the DGCL (collectively, the “Dissenting Shares”) shall not be converted into or represent the right to receive the Per Share Merger Consideration attributable to such Dissenting Shares.  Such stockholders shall be entitled to receive payment of the appraised value of such shares of Company Common Stock held by them in accordance with the DGCL, unless and until such stockholders fail to perfect or effectively withdraw or otherwise lose their appraisal rights under the DGCL.  All Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their right to appraisal of such shares of Company Common Stock under the DGCL shall thereupon be deemed to be converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Merger Consideration attributable to such Dissenting Shares upon their surrender in the manner provided in Section 2.9.

(c)           The Company or the Surviving Corporation shall give Parent prompt written notice of any demands by dissenting stockholders received by the Surviving Corporation or the Company, withdrawals of such demands and any other instruments served on the Company or the Surviving Corporation and any material correspondence received by the Surviving Corporation or the Company in connection with such demands, and Parent shall have the right to direct all negotiations and proceedings with respect to such demands.  Neither the Company nor the Surviving Corporation shall, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

(d)           Notwithstanding any provision of this Agreement, including Section 2.7 or Article VIII, to the contrary, in the event that any payment is made to a holder of Dissenting Shares by the Surviving Corporation or Parent in respect of appraisal rights as contemplated by this Section 2.11(d), then (i) such holder’s former shares of Company Common Stock shall be removed from any calculation to determine the pro rata right of such holder to participate in any distribution of the Escrow Fund, and (ii) the portion of the Escrow Fund which would otherwise have represented the potential distribution to such holder shall instead be distributed to Parent.

Section 2.12           Further Assurances.  At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized (i) to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances, and (ii) to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 2.13           Arrangements Relating to Closing Date Working Capital Calculation.

(a)           No later than five (5) days before the Closing Date, the Company shall deliver to Parent a calculation of the Net Working Capital as of a date no more than one

(1) month prior to the Closing Date (the “Pre-Closing Net Working Capital”), together with a balance sheet of the Company as of such date (the “Pre-Closing Balance Sheet”), which Pre-Closing Balance Sheet shall be in the same form as, and shall reflect the same accounting conventions as, the Company Balance Sheet.

(b)           If the Pre-Closing Net Working Capital is greater than $0, then notwithstanding anything herein to the contrary the Company shall be permitted to distribute to the Company’s stockholders entitled thereto prior to the Closing cash equal to the difference between the Pre-Closing Net Working Capital and $0 (the “Pre-Closing Distribution”).  If the Pre-Closing Net Working Capital is less than $0, the difference between $0 and the Pre-Closing Net Working Capital shall be the “Working Capital Purchase Price Reduction” and the Net Cash Payment Amount shall be reduced by such amount.

(c)           Within sixty (60) days following the Closing Date, the Stockholder Representative will prepare and deliver to Parent a calculation of the Closing Net Working Capital (the “Proposed Closing Net Working Capital Statement”), together with a balance sheet of the Company as of the Closing Date (the “Proposed Closing Balance Sheet”), which Proposed Closing Balance Sheet shall be in the same form as, and shall reflect the same accounting conventions as, the Company Balance Sheet.  The Stockholder Representative will make the work papers and back-up materials used in preparing the Proposed Closing Net Working Capital Statement, as well as the personnel with knowledge regarding any underlying matters, available to Parent and its advisors at reasonable times and upon reasonable notice.  For purposes hereof, both the Proposed Closing Net Working Capital Statement and the Proposed Closing Balance Sheet shall reflect any distributions made by the Company pursuant to Section 2.13(b) on a post-distribution basis.

(d)           If Parent shall fail to deliver to the Stockholder Representative a statement describing any objections to the Proposed Closing Net Working Capital Statement within ten (10) Business Days after receipt, then such Proposed Closing Net Working Capital Statement shall be deemed to be the “Stipulated Closing Net Working Capital Statement”.  However, if Parent shall deliver to the Stockholder Representative a statement describing any objections to the Proposed Closing Net Working Capital Statement within such ten (10) Business Day period, then the Stockholder Representative and the Company shall use commercially reasonable efforts to resolve, in good faith, any such objections with each other.  If Parent and the Stockholder Representative reach a resolution of all such objections, then the Proposed Closing Net Working Capital Statement as modified by such resolution shall be deemed to be the “Stipulated Closing Net Working Capital Statement”.  If such a resolution is not reached within ten (10) Business Days after the Stockholder Representative has received a statement describing Parent’s objections to the Proposed Closing Net Working Capital Statement, then any disputes regarding any accounting-related aspects of the calculation or computation of such Proposed Closing Net Working Capital Statement will be submitted promptly to a mutually acceptable independent accounting firm for resolution.  Parent, on the one hand, and the Stockholder Representative, on the other hand, may provide the accounting firm, within five (5) Business Days of its selection, with a definitive statement of their respective positions with respect to each unresolved objection.  The accounting firm will be provided with access to the books and records of the Stockholder Representative and the Company germane to the Proposed Closing Date Working Capital Statement.  The accounting firm will be asked to resolve any objections on an expedited basis, and shall in any event have no more than twenty (20) Business Days to carry out a review of the unresolved objections.  The accounting firm will be asked to prepare a written statement of its determination regarding each unresolved objection, and the Proposed Closing Date Working Capital Statement as modified by the accounting firm’s determination of Parent’s unresolved objections shall be deemed to be the “Stipulated Closing Net Working Capital Statement.”  The determination of the accounting firm will be conclusive and binding, absent manifest error.  If objections are submitted to the accounting firm for resolution as provided in this Section 2.13 and the Stockholder Representative prevails, by dollar amount, as to a majority of the objections asserted, then Parent shall pay all of the fees and expenses of the accounting firm.  If the Stockholder Representative does not prevail, by dollar amount, as to a majority of the objections asserted, then the fees and expenses of the accounting firm shall, for purposes of the Stipulated Closing Net Working Capital Statement, be treated as a current liability of the Company accrued and actually payable as of the Closing Date, and the Stipulated Closing Net Working Capital Statement shall be determined accordingly.

(e)           In the event that the Stipulated Closing Net Working Capital Statement reflects a Net Working Capital as of the Closing Date (the “Closing Net Working Capital”) that is greater than $0, then an amount equal to (i) the difference  between the Closing Net Working Capital and $0 (but in no event greater than $250,000), plus (ii) the amount of any Working Capital Purchase Price Reduction made pursuant to Section 2.13(b), if any (collectively, the “Working Capital Surplus”) shall be immediately distributed by Parent among all former holders of Company Common Stock entitled thereto as of the record date for the Pre-Closing Distribution, pro-rata based upon their respective holdings of Company Common Stock on such record date.  For the avoidance of doubt, the distribution of the Working Capital Surplus shall occur so as to replicate, in terms of the distribution among the former holders of Company Common Stock, the result that would otherwise have occurred had the Working Capital Surplus been included in the Pre-Closing Distribution.  In the event that the Stipulated Closing Net Working Capital Statement indicates a Closing Net Working Capital that is less than $0, then an amount equal to (i) the positive difference between $0 and such Closing Net Working Capital (the “Working Capital Deficit”), minus (ii) the amount of any Working Capital Purchase Price Reduction pursuant to Section 2.13(b), shall be immediately paid out of the Escrow Fund to Parent on a dollar-for-dollar basis, the amount of which payment shall be deemed to be a further reduction of the Merger Consideration.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF THE COMPANY AND PRINCIPAL STOCKHOLDERS

The Company and each of the Principal Stockholders represents and warrants to Parent and Merger Sub that as of the date of this Agreement (or, if made as of a specified date, as of such date) each of the statements contained in this Article III are true and correct, except as disclosed in a document of even date herewith and delivered by the Company to Parent on the date hereof referring to the representations and warranties in this Agreement (the “Company Disclosure Schedule”).  The Company Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III, and the disclosure in any such numbered and lettered section of the Company Disclosure Schedule shall qualify other sections in the Company Disclosure Schedule and other Schedules to this Agreement to the extent it is reasonably clear from a reading of the disclosure that such disclosure is applicable to such other sections or Schedules.  Any reference to or listing, description, disclosure or other inclusion of any item or other matter in the Company Disclosure Schedule shall not be construed to mean that such item or other matter is required to be referred to, listed, described, disclosed or otherwise so included in the Company Disclosure Schedule.  The reference to or listing, description, disclosure or other inclusion of any item or other matter, including any change, violation, breach, debt, obligation or liability, in the Company Disclosure Schedule shall not be construed to mean that such item or matter is material to the Company, has or would have a Material Adverse Effect, and shall not be construed to be an admission or suggestion that such item or matter constitutes a violation of or breach or default under, any contract, agreement, note, lease or otherwise.  Anything herein to the contrary notwithstanding, the Parties acknowledge and agree that no Party shall waive, or be deemed to have waived, any rights that it may have with respect to any third party by virtue of any disclosure by such Party that is contained in the Company Disclosure Schedule.

Section 3.1             Organization, Standing and Power.  The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of the activities or business conducted by it makes such qualification necessary.  The Company has delivered a true and correct copy of the Organizational Documents of the Company, each as amended to date, to Parent.  The Company is not in violation of any of the provisions of its Organizational Documents.

Section 3.2             Authority.  The Company and each Principal Stockholder that is an entity has all requisite corporate or company power and authority to enter into this Agreement and to consummate the Contemplated Transactions.  The execution and delivery of this Agreement, the consummation of the Contemplated Transactions, and the performance by the Company and each Principal Stockholder that is an entity of its obligations hereunder have been duly authorized by all necessary corporate or company action on the part of the Company and each Principal Stockholder that is an entity subject (in the case of the Company) only to the approval of the Merger by the Company’s stockholders.  The affirmative vote of the holders of a majority of the shares of the Company Common Stock, outstanding on the record date relating to this Agreement and the Contemplated Transactions is the only vote of the holders of any of the Company’s capital stock necessary under Applicable Law to approve this Agreement and the Contemplated Transactions.  The Board of Directors of the Company has unanimously (a) approved this Agreement, the Merger and the other Contemplated Transactions; (b) determined that in its opinion the Contemplated Transactions are in the best interests of the stockholders of the Company and are on terms that are fair to such stockholders; and (c) recommended that the stockholders of the Company approve this Agreement and the Contemplated Transactions.  This Agreement has been duly executed and delivered by the Company and each of the Principal Stockholders and constitutes the valid and binding obligation of the Company and each of the Principal Stockholders enforceable against the Company and each of the Principal Stockholders in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to creditors’ rights generally, and is subject to general principles of equity.  The execution and delivery of this Agreement by the Company does not, and the consummation of the Contemplated Transactions will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under (a) any provision of the Organizational Documents of the Company, as amended; or (b) any material Contract or material Permit or material Order, or any Law applicable to any Company Party or any of their respective properties or assets.  No Consent or Order of, or registration, declaration or filing with, any Governmental Body is required by or with respect to any Company Party in connection with the execution and delivery of this Agreement or the consummation of the Contemplated Transactions, except for (a) the filing of the Agreement of Merger, together with the required officers’ certificates, and the filing of the Certificate of Merger; (b) any filings required under Regulation D of the Securities Act; and (c) such Consents, Orders, registrations, declarations and filings as may be required under applicable state securities Laws and the securities Laws of any foreign country.

Section 3.3             Intentionally Omitted.

Section 3.4             Financial Statements.

(a)           The Company has delivered to Parent its audited financial statements (balance sheet, statement of operations and statement of cash flows) for the fiscal year ended December 31, 2006, its compiled financial statements for the fiscal year ended December 31, 2005, its reviewed financial statements for the fiscal year ended December 31, 2004, and its unaudited financial statements (balance sheet, statement of operations and statement of cash flows) on a consolidated basis as at and for the six (6) month period ended June 30, 2007 (collectively, the “Company Financial Statements”).  The Company Financial Statements have been prepared in accordance with GAAP (except that the unaudited financial statements do not contain footnotes and are subject to normal recurring year-end audit adjustments, the effect of which will not, individually or in the aggregate, be materially adverse) applied on a consistent basis throughout the periods presented and consistent with each other.  The Company Financial Statements fairly present the consolidated financial condition, operating results and cash flow of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments and the absence of footnotes in the case of unaudited Company Financial Statements, all in accordance with GAAP.

(b)           The Company maintains and will continue to maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements of the Company and to maintain accountability for assets; (iii) access to the Company’s assets is permitted only in accordance with management’s authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company is not party to or otherwise involved in any “off balance sheet arrangements” (as defined in Item 303 of Regulation S-K under the Exchange Act).

(c)           No Company Party is a party to, or has any commitment to become a party to, any joint venture, partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among any Company Parties, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, any Company Party in the published financial statements of any Company Party.

Section 3.5             Capital Structure.  The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock, of which there were issued and outstanding as of the close of business on the date hereof, 41,494,852 shares.  All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and, to the Knowledge of the Company and the Principal Stockholders, are free of any Encumbrances, and are not subject to preemptive rights or rights of first refusal created by Applicable Law, the Organizational Documents of the Company or any Contract to which the Company is a party or by which it is bound.  As of that same date, there were 4,240,829 shares of Company Common Stock reserved for issuance under the Company Stock Plan, of which 2,415,404 shares were subject to outstanding options and 1,825,425 shares were reserved for future option grants.  The Company has delivered to Parent true, correct and complete copies of each form of agreement or stock option plan evidencing each Company Stock Option.  Except for the rights created pursuant to this Agreement and the rights disclosed in this Section 3.5, there are no other options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound, obligating the Company to issue, deliver, sell, repurchase or redeem or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.  All shares of Company Common Stock issuable upon exercise of the options described in this Section 3.5 will be, when issued pursuant to the respective terms of such options, duly authorized, validly issued, fully paid and nonassessable.  There are no other Contracts relating to voting, purchase or sale of the capital stock of the Company (a) between or among the Company and any of its stockholders; and (b) to the Company’s Knowledge, between or among any of the Company’s stockholders.  All shares of outstanding Company Common

Stock and rights to acquire capital stock of the Company were issued in compliance with all applicable federal and state securities Laws.  There are no accrued but unpaid dividends on shares of the Company’s capital stock as of the date of this Agreement and, except as contemplated by Section 2.13(e), there will be no accrued by unpaid dividends on shares of the Company’s capital stock as of the Effective Time.

Section 3.6             Subsidiaries.

(a)           Section 3.6 of the Company Disclosure Schedule sets forth the name, jurisdiction of incorporation, capitalization, and the record holders of the capital stock of each Subsidiary of the Company.  Except as set forth in Section 3.6 of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other equity securities in any other Person other than publicly traded securities constituting less than five percent (5%) of the outstanding equity of the issuing entity.

(b)           Each Subsidiary of the Company is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, and has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted.  Each Subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities or the business conducted makes such qualification necessary.  The Company has heretofore delivered to Parent true, correct and complete copies of the Organizational Documents of each of its Subsidiaries.  No Subsidiary is in default or in violation of any provision of its Organizational Documents.

(c)           All shares of capital stock of, or other ownership interests in, Subsidiaries of the Company owned, directly or indirectly, by the Company are owned free and clear of any Encumbrance and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except for limitations or restrictions under Applicable Laws.  There are no outstanding options, warrants or other rights to acquire from any Company Party, and no preemptive or similar rights, subscriptions or other rights, convertible or exchangeable securities or Contracts of any character, relating to any equity interest in any Subsidiary of the Company, obligating any Company Party to issue, transfer or sell, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Subsidiary of the Company or obligating any Company Party to grant, extend or enter into any such option, warrant, subscription or other right, convertible or exchangeable security or Contract.  There are no outstanding obligations of any Company Party to repurchase, redeem or otherwise acquire from any Person (other than the Company or a wholly-owned Subsidiary of the Company) any outstanding shares of capital stock of any Subsidiary of the Company.

Section 3.7             Absence of Certain Changes.  Since December 31, 2006 (the “Company Balance Sheet Date”), the Company has conducted its business in the ordinary course consistent with past practice and there has not occurred (a) any change, event or condition (whether or not covered by insurance) that has resulted in, or could reasonably be expected to result in, a

Company Material Adverse Effect; (b) any acquisition, sale or transfer of any asset of any Company Party other than in the ordinary course of business and consistent with past practice; (c) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by any Company Party or any revaluation by any Company Party of any of its assets; (d) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of capital stock or other ownership interests of any Company Party or any direct or indirect redemption, purchase or other acquisition by any Company Party of any of its shares of capital stock or other ownership interests; (e) the execution of any Material Contract by any Company Party, or any material amendment or termination of, or default under, any Material Contract to which any Company Party is a party or by which it is bound; (f) any amendment or change to the Organizational Documents of any Company Party; (g) any increase in or modification of the compensation or benefits payable or to become payable by any Company Party to any of its directors or employees; (h) any split, combination or reclassification of any of the Company’s capital stock; (i) any changes or events (including the incurrence of any liabilities of any nature, whether or not accrued, contingent, absolute, determined, determinable, asserted, unasserted or otherwise) which, individually or in the aggregate, would have a Company Material Adverse Effect; or (j) any agreement by any Company Party to do any of the things described in the preceding clauses (a) through (i).

Section 3.8             Absence of Undisclosed Liabilities.  There are no liabilities of any Company Party of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable, asserted, unasserted or otherwise, other than (a) liabilities disclosed in or provided for in the Company Financial Statements or in the notes thereto, (b) liabilities incurred in the ordinary course of business that are not required by GAAP to be reflected on a balance sheet or to be disclosed in the footnotes thereof, and (c) any liability in excess of $25,000 that was incurred in the ordinary course of business since June 30, 2007.

Section 3.9             Litigation.  There are no Proceedings (or, to the Knowledge of any Company Party, any basis therefor), whether at law or equity or otherwise, by or before any Governmental Body or arbitrator, foreign or domestic, or, to the Knowledge of any Company Party, threatened against or involving any Company Party or any of their respective properties or officers or directors (in their capacities as such).  There is no Order involving the Company or any of its Subsidiaries, or, to the Knowledge of any Company Party, any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter, delay or encumber any of the Contemplated Transactions, or that would have a Material Adverse Effect on any Company Party.

Section 3.10           Restrictions on Business Activities.  There is no Contract or Order binding upon any Company Party that has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of any Company Party, any acquisition of property by any Company Party or the conduct of business by any Company Party as currently conducted or as proposed to be conducted by any Company Party.

Section 3.11           Intellectual Property.

(a)           For purposes of this Agreement, “Intellectual Property” means all rights in:

(i)            all issued patents, reissued or reexamined patents, revivals of patents, utility models, certificates of invention, registrations of patents and extensions thereof, regardless of country or formal name (collectively, “Issued Patents”);

(ii)           all published or unpublished nonprovisional and provisional patent applications, reexamination proceedings, invention disclosures and records of invention (collectively “Patent Applications” and, with the Issued Patents, the “Patents”);

(iii)          all industrial design registrations or applications (including any continuations, divisionals, continuations-in-part, renewals, issues and applications for any of the foregoing), and rights to apply for any of the foregoing;

(iv)          all copyrights, copyrightable works, semiconductor topography and mask work rights, including all rights of authorship, use, publication, reproduction, distribution, performance transformation, moral rights and rights of ownership of copyrightable works, semiconductor topography works and mask works, and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright, semiconductor topography and mask work conventions (collectively, “Copyrights”);

(v)           trademarks, registered trademarks, applications for registration of trademarks, service marks, registered service marks, applications for registration of service marks, trade names, registered trade names and applications for registrations of trade names, logos, slogans (collectively, “Trademarks”) and domain name registrations;

(vi)          all ideas, inventions, designs, manufacturing and operating specifications, and technical data;

(vii)         all computer programs, hardware, software programs or applications (in both source and object code form and including firmware), including any related technical documentation, user or operator manuals, software libraries, compilers, configurations, databases, schematics, diagrams, components, processes and methodologies related to any of the foregoing (“Software Programs”);

(viii)        technology, trade secrets and proprietary or other confidential information, know-how, proprietary processes, formulae, algorithms, models and methodologies, whether or not protectable as a matter of law (collectively, “Trade Secrets”);

(ix)           all other intellectual or other proprietary rights protectable as a matter of law;

(x)            licenses, immunities, covenants not to sue and the like relating to any of the foregoing;

(xi)           any claims or causes of action arising out of or related to any infringement, misuse or misappropriation of any of the foregoing;

(xii)          all other intangible assets, goodwill, properties and rights (whether or not appropriate steps have been taken to protect, under Applicable Law, such other intangible assets, properties or rights);

(xiii)         all moral rights, including any rights of paternity or integrity, and right of restraint, any right to claim authorship of any of the foregoing, to object to any distortion, mutilation or other modification of, or other derogatory action in relation to, any of the foregoing, whether or not such would be prejudicial to honor or reputation, and any similar right, existing under judicial or statutory Law of any country in the world, or under any treaty, regardless whether or not such right is denominated or generally referred to as a “moral” right (“Moral Rights”); and

(xiv)        rights of publicity and privacy related to the use of the names, likenesses, voices, signatures and biographical information of real persons.

(b)           No product liability claims have been communicated in writing to or, to the Knowledge of any Company Party, threatened against, any Company Party.

(c)           A true and complete list of each of the Company Software Programs, together with a brief description of each important feature, part and/or component thereof, is set forth in Section 3.11(c) of the Company Disclosure Schedule.  Section 3.11(c) of the Company Disclosure Schedule sets forth a true and complete list of each license, sublicense and other Contract as to which any Company Party is a party and pursuant to which any Company Party owns or is authorized to use any Company Software Programs, or any feature or part or component thereof, and includes the identity of all parties thereto, a description of the nature and subject matter thereof and the term thereof.  The Company Software Programs conform in all material respects with any specification, documentation, performance standard, representation or statement provided with respect thereto by or on behalf of any Company Party.

(d)           Section 3.11(d) of the Company Disclosure Schedule contains a true, correct and complete list of all of each Company Party’s U.S. and foreign (i) Patents and Patent Applications, (ii) Trademark registrations and applications therefor and material unregistered Trademarks; (iii) Copyright registrations and applications therefor; and

(iv) other filings and formal actions made or taken pursuant to federal, state, local and foreign Laws by any Company Party to protect its or their interests in the Company Intellectual Property.  The Company or the applicable Subsidiary is listed in the records of the appropriate U.S., state or foreign registry as the sole current owner of record for each listed application or registration, and no third party has any ownership interest, or right to claim any ownership interest in any listed application or registration.  With respect to the listed applications and registrations, each such application or registration has been prosecuted or maintained, as the case may be, in compliance in all material respects with all applicable rules, policies and procedures of the appropriate U.S., state or foreign registry.

(e)           The Company Intellectual Property consists solely of items and rights that are: (i) owned by a Company Party; (ii) in the public domain; or (iii) rightfully used by the Company Parties pursuant to a valid license or similar agreement (the “Company Licensed Intellectual Property”).  The Company Parties have (whether by virtue of ownership, license or otherwise) all rights in the Company Intellectual Property necessary to carry out the business of the Company Parties as currently conducted or contemplated to be conducted, including, to the extent required to carry out such activities, rights to make, have made, sell, offer for sale, import, export, use, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, escrow, maintain, license, rent, lease, assign and sell the Company Intellectual Property in all geographic locations where currently sold or used, and to sublicense any or all of the foregoing rights to third parties, including the right to grant further sublicenses.

(f)            To the Knowledge of the Company Parties, the conduct of the business of the Company Parties as conducted in the past did not infringe (when conducted) and as currently conducted or contemplated to be conducted does not infringe (either directly or indirectly, such as through contributory infringement) any Intellectual Property right owned or controlled by any third party.  There is no pending or, to the Knowledge of the Company, threatened, Proceeding (or any basis therefor) before any Governmental Body in any jurisdiction, whether against any Company Party or any third party, (i) involving any Company Intellectual Property owned by any Company Party, or, to the Knowledge of the Company, any Company Licensed Intellectual Property; (ii) alleging that the activities or the conduct of the business of any Company Party, or the use of any Company Intellectual Property by any customer or other licensee of any Company Party, does or will infringe upon, violate or constitute the unauthorized use of the Intellectual Property rights of any third party; or (iii) challenging the ownership, use, validity, enforceability or registrability of any Company Intellectual Property, nor, to the Knowledge of the Company, is there any reasonable basis for any such Proceeding.  Other than license agreements entered into by the Company Parties in the ordinary course of business and identified on Section 3.11(f) of the Company Disclosure Schedule, there are no settlements, forbearances to sue, consent judgments or Orders or similar obligations binding upon any Company Party or, to the Knowledge of the Company Parties, upon any third party, which (a) restrict the Company’s or any of its Subsidiaries’ rights to use any Company Intellectual Property, (b) restrict the Company’s or its Subsidiaries’ business in order to accommodate a third party’s Intellectual Property rights or (c) permit a third party to use any Company Intellectual Property owned by any Company Party.  To the Knowledge of the Company (x) all registered, granted or issued Patents, mask works, Trademarks and Copyrights registered by or assigned to any Company Party are valid and enforceable and (y) there is no pending denial, refusal or similar action by any Governmental Body with respect to any Patent, Copyright or Trademark application filed by or on behalf of any Company Party.  To the Company’s Knowledge, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property owned by any Company Party by any third party, including any current or former employee or contractor of any Company Party (or their respective predecessors-in-interest).  No Company Party is subject to any Proceeding or Order restricting in any manner the use, transfer or licensing of any Company Intellectual Property by any Company Party, or which may affect the validity, use or enforceability of such Company Intellectual Property.  No Company Party is subject to any Contract that restricts in any material respect the use, transfer, delivery or licensing by any Company Party of the Company Intellectual Property.  No Company Party has entered into any agreement to indemnify any Person against any charge of misappropriation, violation or infringement of any Company Intellectual Property, other than indemnification provisions contained in purchase orders or license agreements of a Company Party arising in the ordinary course of business.

(g)           To the Knowledge of the Company Parties, there are no royalties, fees, honoraria or other payments payable by any Company Party to any Person by reason of the ownership, development, use, license, sale or disposition of any Company Intellectual Property, other than salaries and sales commissions paid to employees and sales agents in the ordinary course of business.

(h)           All current and former directors, officers, employees and agents of any Company Party or any of their predecessors-in-interest, and all current and former consultants, contractors and similar third parties who have performed any activities on behalf of any Company Party or any of their predecessors-in-interest, or who have participated in the development or creation of any Company Intellectual Property; either (i) have been a party to a “work-for-hire” arrangement or agreement with the Company or a Subsidiary that has accorded the Company or such Subsidiary, as the case may be, full, effective, exclusive and original ownership of all Intellectual Property thereby arising, in accordance with Applicable Law, or (ii) have executed appropriate instruments of assignment in favor of the Company or a Subsidiary as assignee that have conveyed to the Company or such Subsidiary, as the case may be, effective and exclusive ownership of all Intellectual Property thereby arising.  The Company Parties have provided to Parent copies of all Contracts referenced or described in this Section 3.11(h).  All current and former directors, officers, employees, consultants, contractors and agents of each Company Party who have participated in the development or creation of any Company Intellectual Property have waived, released or made covenants not to assert against the Company Parties any Moral Rights or other common law or statutory rights in or to any Company Intellectual Property.  No current or former director, officer, employee, contractor, consultant or agent of any Company Party (or their respective predecessors-in-interest), will, after giving effect to the Contemplated Transactions, own or retain any rights in or to any of the Company Intellectual Property.  To the Knowledge of the

Company Parties, no director, officer, employee, contractor, consultant or agent of any Company Party is in breach of any agreement with any former employer or other third party concerning Intellectual Property rights or confidentiality.

(i)            No Company Party is, or as a result of the execution or delivery of this Agreement, or performance of the Company’s obligations hereunder, will be, in violation of any Contract to which any Company Party is a party or otherwise bound, nor will execution or delivery of this Agreement, or performance of the Company’s obligations hereunder, cause the diminution, termination, transfer or forfeiture of any of the rights of any Company Party in any Company Intellectual Property or require the Consent of any Governmental Body or third party in respect of any such Company Intellectual Property.  To the Knowledge of the Company, each such Contract constitutes the valid and binding obligation of all parties thereto, enforceable in accordance with its terms, and, to the Knowledge of the Company, there exists no breach by any party thereto and no event or circumstance which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by any Company Party thereunder.

(j)            To the Knowledge of the Company, there has been no misuse or misappropriation of any Company Intellectual Property by any third party.  The Company Parties have taken reasonable measures to protect the proprietary nature of the Company Intellectual Property that is material to the business of any Company Party as currently conducted.  Without limitation of the foregoing, the source code and technical documentation (excluding end user documentation) relating to all Company Software Programs (i) have at all times been maintained in strict confidence, (ii) have been disclosed by the Company Parties only to employees who have had a “need to know” the contents thereof in connection with the performance of their duties to the applicable Company Party and who have executed appropriate nondisclosure or similar agreements, and (iii) except pursuant to an agreement listed in Section 3.11(o) of the Company Disclosure Schedule, have not been licensed or disclosed to or escrowed for the benefit of or to be made available to any third party.  No third party has made any claim or delivered any notice that any third party is entitled to access or receive the source code for any Company Software Program pursuant to any source code escrow agreement identified or required to be identified on Section 3.11(c) of the Company Disclosure Schedule.  The Company Parties have possession or control of a true and complete gold master copy of the source code for each of the Company Software Programs, including each feature, part and/or component thereof.

(k)           Section 3.11(k) of the Company Disclosure Schedule contains a complete list of (i) all software libraries, compilers and other third-party software sold with, incorporated into or used in the development or operation of the Software Programs, and (ii) all material third-party software systems and applications used in the business of the Company Parties.  Section 3.11(k) of the Company Disclosure Schedule is a true and complete list of all license agreements by which the Company Parties are bound for the use of any Company Software Program and, if any such software is not licensed, the basis of the use of any Company Software Program by the Company Parties.  The use or incorporation, as applicable, of each feature, part or component of the Company Software Programs by the Company Parties has been in material compliance with the respective license agreement or other right of use listed for such item on Section 3.11(k) of the Company Disclosure Schedule.

(l)                                     To the Knowledge of the Company, no portion of any Company Software Program, at the time of delivery of such Software Program (i) contains any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “lock-out,” “virus” or other software routines or hardware components designed to permit unauthorized access; to disable or erase software, hardware, or data; or to perform any other similar unauthorized actions; or (ii) fails to comply with any applicable warranty or other contractual commitment relating to the use, functionality or performance of such Company Software Program or any product or system containing or used in conjunction with such Company Software Program. The Company has made available to Parent a complete and accurate list of all material bugs, defects and errors of which any Company Party has Knowledge in each version and component of each Company Software Program.

(m)                               To the Knowledge of the Company Parties, no Company Software Program or component thereof or any services provided by any Company Party contains any Public Software. With respect to items set forth on Section 3.11(m) of the Company Disclosure Schedule, if any, the applicable license terms do not (i) require, or condition the use of distribution of any Company Software Program on the disclosure, licensing or distribution of any source code for any portion of such Company Software Program or (ii) otherwise impose any limitation, restriction or condition on the right or ability of any Company Party to use or distribute any Company Software Program.

(n)                                 No funding, facilities or personnel of any Governmental Body were used, directly or indirectly, to develop or create, in whole or in part, any Company Intellectual Property (excluding Company Licensed Intellectual Property). No Company Party (including their respective predecessors-in-interest) is now or was ever a member or promoter of, or a contributor to, any industry standards body or similar organization that could require or obligate any Company Party to grant or offer to any third party any license or right to any Company Intellectual Property.

(o)                                 Section 3.11(o) of the Company Disclosure Schedule sets forth a true and complete list of each license, sublicense and other Contract as to which any Company Party is a party and pursuant to which any Company Party owns or is authorized to use any Company Intellectual Property, or feature or part or component thereof, and includes the identity of all parties thereto, a description of the nature and subject matter thereof and the term thereof. The Company Parties have made available to Parent true and correct copies of all Contracts relating to the Company Intellectual Property, including (A) any standard form agreements used by the Company Parties to license software and or services, (B) professional services agreements, (C) third-party non-disclosure agreements, (D) third-party consultant or independent contractor agreements, and (E) employee offer letters and terms of employment or equivalent, and (F) all agreements listed in Sections 3.11(c), (f), (h), (k) and (o) of the Company Disclosure Schedule.

(p)                                 The activities of the Company Parties have at all times been conducted in full compliance with applicable import and export control Laws. Without limitation of the foregoing, the Company Parties have obtained all required licenses, clearances and classifications in connection with the sale and distribution by the Company Parties of any Company Software Program.

Section 3.12                                Interested Party Transactions. No Company Party is indebted to any of its Representatives (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such Person is indebted to any Company Party. There have been no transactions since January 1, 2006 that would require disclosure if the Company were subject to disclosure under Item 404 of Regulation S-K under the Securities Act.

Section 3.13                                Minute Books. The minute books (or similar records) of the Company Parties contain a materially complete and accurate summary of all meetings of directors and stockholders (or other applicable governing bodies and equity owners) or actions by written consent since the time of formation of the Company Parties through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

Section 3.14                                Complete Copies of Materials. The Company has delivered or made available true and complete copies of each document in its possession that has been requested by Parent or its counsel in connection with their due diligence review of the Company Parties.

Section 3.15                                Material Contracts. All of the Material Contracts are listed in Section 3.15 of the Company Disclosure Schedule. With respect to each Material Contract:  (a) the Material Contract is legal, valid, binding and enforceable and in full force and effect with respect to the applicable Company Party, and, to the Knowledge of the Company Parties, is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, in either case subject to the effect of bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and except as the availability of equitable remedies may be limited by general principles of equity; (b) the Material Contract will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Effective Time in accordance with its terms as in effect prior to the Effective Time, subject to the effect of bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and except as the availability of equitable remedies may be limited by general principles of equity; and (c) neither the applicable Company Party nor, to the Knowledge of the Company Parties, any other party is in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default by the applicable Company Party or, to the Knowledge of the Company Parties, by any such other party, or permit termination, modification or acceleration, under such Material Contract. “Material Contract” means all Contracts to which the Company or any Subsidiary of the Company is a party or by which any of them or any of their respective properties or assets may be bound (i)  which contain provisions granting the customer the use of products of the Company other than for the customer’s internal business use or without restricting the number of either CPUs or users or on an “enterprise” or similar basis; (ii) pursuant to which the customer will own any Intellectual Property developed or generated by any Company Party; (iii) pursuant to which source code is either provided to the customer or placed in escrow; (iv) which permit the customer to transfer, assign or sublicense Company Intellectual Property rights without the Company’s consent, other than rights transferred by operation of law; (v) which include provisions containing, or that are otherwise subject to, non-competition, exclusivity, non-solicitation of the employees of the other party thereto, or “most favored nation” or similar pricing arrangements, or other similar restrictions on any Company Party; (vi) which contain provisions for liquidated damages or penalties upon termination in an amount greater than $10,000 or indemnification provisions that materially deviate from the Company’s and the Subsidiaries’ standard practice; (vii) with any Representative or Affiliate of any Company Party; (viii) under which there remains any obligation or liability of any Company Party for the sale or lease of any of the assets of any Company Party other than in the ordinary course of business; (ix) which following the Effective Time will create a restriction on the business or operations of any Affiliate of the Surviving Corporation which is not as of the date hereof an Affiliate of the Company; (x) which provide for the payment by or to any Company Party of an amount greater than $10,000 per annum; (xi) which commit any Company Party to purchase a minimum quantity of goods or services other than de minimus amounts under equipment leases; (xii) which bear on the Company’s ownership or right to exploit the Company Software Programs (other than off-the-shelf, third party Software Programs and not including standard form agreements with the Company’s employees and consultants), including licenses of components or modules (other than any such licenses entered into in the ordinary course of business), service and support agreements (other than such agreements entered into in the ordinary course of business), and third party source code escrows; or (xiii) which are material to any Company Party’s business or operations.

Section 3.16                                Inventory. The inventories shown on the Company Balance Sheet or thereafter acquired by the applicable Company Party were acquired and maintained in the ordinary course of business, are of good and merchantable quality, and consist of items of a quantity and quality usable or salable in the ordinary course of business. Since the Company Balance Sheet Date, the Company Parties have continued to replenish inventories in a normal and customary manner consistent with past practices. The Company Parties have not received notice that any of them will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality and at a reasonable price and upon reasonable terms and conditions, the raw materials, supplies or component products required for the manufacture, assembly or production of their respective products or providing of their respective services. The values at which inventories are carried reflect the inventory valuation policy of the Company Parties, which is consistent with their respective past practice and in accordance with GAAP. No Company Party is under any liability or obligation with respect to the return of any item of inventory in the possession of wholesalers, retailers or other customers.

Section 3.17                                Accounts Receivable. Subject to any reserves set forth therein, the accounts receivable shown on the Company Financial Statements are valid and genuine, have arisen solely out of bona fide sales and deliveries of goods, performance of services, and other business transactions in the ordinary course of business consistent with past practices (and do not include any bill and hold, extended trial or on approval arrangements or end of quarter channel filling incentive sales) in each case with Persons other than Affiliates, are not subject to any prior assignment or Encumbrance, and are not subject to valid defenses, set-offs or counterclaims. The accounts receivable are collectible in accordance with their terms at their recorded amounts, subject only to the reserve for doubtful accounts on the Company Financial Statements.

Section 3.18                                Customers and Suppliers. Section 3.18 of the Company Disclosure Schedule sets forth for 2006 and the first six months of 2007 (i) the twenty-five largest customers of the Company and its Subsidiaries in terms of revenue recognized during the applicable period,

(ii) the ten (10) largest suppliers of the Company and its Subsidiaries in terms of costs recognized for the purchase of products or services during the applicable period, and (iii) all representatives, resellers or distributors of the Company (whether pursuant to commission, royalty or other arrangement), (collectively, the “Customers, Suppliers, Resellers and Partners”). The Company does not know of any plan or intention of any of the Customers, Suppliers, Resellers and Partners, and the Company has not received any written or oral threat from any of the Customers, Suppliers, Resellers and Partners, to terminate, cancel, fail to renew or extend, or otherwise adversely modify its relationship with any Company Party or to decrease materially or limit its products or services to any Company Party or its usage, purchase or distribution of the services or products of any Company Party. To the Knowledge of the Company Parties, no Customer Supplier, Reseller or Partner is insolvent or has filed or is planning to file for bankruptcy relief protection or other similar insolvency Laws.

Section 3.19                                Employees and Consultants. Section 3.19 of the Company Disclosure Schedule contains a list of the names of all employees (including part-time employees and temporary employees), leased employees, independent contractors and consultants of the Company Parties, together with their respective salaries or wages, other compensation, dates of employment and positions.

Section 3.20                                Title to Property.

(a)                                  The Company Parties have good and marketable title to all of their properties, interests in properties and assets, real and personal, reflected in the Company Balance Sheet or acquired after the Company Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Company Balance Sheet Date in the ordinary course of business), or with respect to leased or licensed properties and assets, valid leasehold interests therein or licenses thereto, free and clear of Encumbrances of any kind or character, other than Permitted Encumbrances.

(b)                                 The plants, property and equipment of the Company Parties that are used in the operations of their respective businesses are in all material respects in good operating condition and repair, subject to normal wear and tear. All properties used in the operations of the Company Parties are reflected in the Company Balance Sheet to the extent required by GAAP. All leases and licenses to which any Company Party is a party are in full force and effect and are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to creditors’ rights generally; and general principles of equity, regardless of whether asserted in a proceeding in equity or at law. True and correct copies of all such leases and licenses have been provided to Parent.

(c)                                  Section 3.20(c) of the Company Disclosure Schedule sets forth a complete list and the location of all real property that is used by any Company Party or that is reflected as an asset of the Company on the Company Balance Sheet (the “Real Property”).

(d)                                 No Company Party owns any Real Property.

(e)                                  The Company has previously provided to Parent true, correct and complete copies of all leases related to Real Property (collectively, the “Real Property Leases”). Each Real Property Lease is valid, binding and enforceable against the applicable Company Party, and, to the Knowledge of Company Parties, the other parties thereto in accordance with its terms and is in full force and effect, except, in the case of enforceability against the other parties thereto, as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights, and to general equity principles. The leasehold estate created by each Real Property Lease is free and clear of all Encumbrances. There are no existing defaults by any Company Party under any of the Real Property Leases, nor, to the Knowledge of the Company Parties, has an event occurred that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default under any Real Property Lease.

(f)                                    There are no Proceedings, disputes or conditions affecting any Real Property that could materially curtail or interfere with the use of such property. Neither the whole nor any portion of the Real Property nor any other assets of any Company Party is subject to any Order to be sold or is being condemned, expropriated or otherwise taken by any Governmental Body with or without payment of compensation therefor, nor, to the Knowledge of the Company, has any such condemnation, expropriation or taking been proposed. No Company Party is a party to any lease, assignment or similar arrangement under which the Company is a lessor, assignor or otherwise makes available for use by any third party any portion of the Real Property. There is no equipment located on the premises of the Company or used in the business of the Company that is on loan from another party.

(g)                                 No Company Party has received any notice of, or other writing referring to, any requirements or recommendations by any insurance company that has issued a policy covering any part of the Real Property or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on any part of the Real Property, which repair or work has not been completed.

Section 3.21                                Environmental Matters.

(a)                                  The following terms shall be defined as follows:

(i)                                     “Environmental Laws” shall mean any Applicable Laws, policies, Permits, Orders, directives, or requirements that pertain to the protection of the environment, protection of public health and safety, or protection of worker health and safety, or that pertain to the handling, use, manufacturing, processing, storage, treatment, transportation, discharge, release, emission, disposal, re-use, recycling, or other contact or involvement with Hazardous Materials (as defined in Section 3.21(a)(ii)), including the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as amended (“CERCLA”), the federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended (“RCRA”), and the

Massachusetts Oil and Hazardous Material Release Prevention and Response Act, M.G.L. c. 21E.

(ii)                                  “Hazardous Materials” shall mean any material, chemical, compound, substance, mixture or by product that is identified, defined, designated, listed, restricted or otherwise regulated under Environmental Laws as a “hazardous constituent,” “hazardous substance,” “hazardous material,” “acutely hazardous material,” “extremely hazardous material,” “hazardous waste,” “hazardous waste constituent,” “acutely hazardous waste,” “extremely hazardous waste,” “infectious waste,” “medical waste,” “biomedical waste,” “pollutant,” “toxic pollutant,” “contaminant” or any other formulation or terminology intended to classify or identify substances, constituents, materials or wastes by reason of properties that are deleterious to the environment, natural resources, worker health and safety, or public health and safety, including ignitability, corrosivity, reactivity, carcinogenicity, toxicity and reproductive toxicity. The term “Hazardous Materials” shall include any “hazardous substances” as defined, listed, designated or regulated under CERCLA, any “hazardous wastes” or “solid wastes” as defined, listed, designated or regulated under RCRA, any asbestos or asbestos containing materials, any polychlorinated biphenyls, and any petroleum or hydrocarbonic substance, fraction, distillate or by product.

(b)                                 The Company Parties are and have been in compliance with all Environmental Laws relating to the properties or facilities used, leased or occupied by any of them at any time (collectively, the “Company Party Facilities,” such properties or facilities currently used, leased or occupied by the Company Parties are defined herein as the “Company Party Current Facilities”), and no discharge, emission, release, leak or spill of Hazardous Materials has occurred at any of the Company Party Facilities that may or will give rise to liability of any Company Party under Environmental Laws. To the Knowledge of the Company Parties, there are no Hazardous Materials (including asbestos) present in the surface waters, structures, groundwaters or soils of or beneath any of the Company Party Current Facilities. To the Knowledge of the Company Parties, there neither are nor have been any aboveground or underground storage tanks for Hazardous Materials at the Company Party Current Facilities. To the Knowledge of the Company Parties, no employee of any Company Party or any other Person has claimed that any Company Party is liable for alleged injury or illness resulting from an alleged exposure to a Hazardous Material. No Proceeding is pending against any Company Party, or, to the Knowledge of any Company Party, threatened against any Company Party, with respect to Hazardous Materials or Environmental Laws; and no Company Party is aware of any facts or circumstances that could form the basis for assertion of a claim against any Company Party or that could form the basis for liability of any Company Party, regarding Hazardous Materials or regarding actual or potential noncompliance with Environmental Laws.

Section 3.22                                Taxes.

(a)                                  The Company Parties have timely filed (or caused to be filed) all Tax Returns required to be filed by them, and all such Tax Returns are true, complete and correct. All such Tax Returns have accurately reflected the Tax liability of the Company Parties for the periods covered thereby. The Company has made available to Parent copies of all Tax Returns filed by each Company Party for all periods since the formation of such Company Party, or for all periods commencing on or after January 1, 2003, whichever is less.

(b)                                 The Company Parties have withheld and timely paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other party.

(c)                                  The Company Parties have paid and discharged (or caused to be paid and discharged) all Taxes reflected on the Tax Returns which have become due and payable by them. The Company Parties have made provision for all Taxes payable by the Company Parties for which no Tax Return has yet been filed and the charges, accruals and reserves for Taxes with respect to the Company Parties reflected on the Pre-Closing Company Balance Sheet are adequate under GAAP to cover the Tax liabilities accruing through the date thereof.

(d)                                 No Tax Return of any Company Party is under audit or examination by any taxing authority, and no notice of such an audit or examination has been received by any Company Party. There is no deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by any Company Party. Any deficiency resulting from any completed audit or examination relating to Taxes by any taxing authority has been timely paid, except for such deficiencies being contested in good faith or for which adequate reserves are reflected on the Pre-Closing Company Balance Sheet. The Tax Returns of the Company Parties have been either examined and settled with the relevant taxing authority or closed by virtue of the applicable statute of limitations and no requests for waivers of the time to assess any such Taxes are pending. There are no pending requests for rulings or determinations with respect to any Tax matter. The Company Parties have no Knowledge of threatened actions or proceedings for the assessment or collection of any Tax with respect to the Company Parties, nor have the Company Parties received any notice or inquiry from any jurisdiction in which they do not currently file Tax Returns to the effect that such Party may be subject to Tax by such jurisdiction.

(e)                                  To the Knowledge of the Company Parties, no Encumbrances for Taxes (other than for Taxes not yet due and payable) exist with respect to any assets or properties of any Company Party.

(f)                                    There are no outstanding waivers or agreements extending the statute of limitation or the period for assessment, reassessment or collection of any amount of Taxes to which the Company Parties may be subject or relating to any of their assets, and no power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect the Company Parties or their property or assets.

(g)                                 The Company Parties have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

(h)                                 The Company Parties have not participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(c)(3)(i)(A).

(i)                                     The Company Parties are not doing business in or engaged in a trade or business in any jurisdiction in which they have not filed all required Tax Returns.

(j)                                     No Company Party is or has been a party to any tax sharing agreement, tax allocation agreement, tax indemnity obligation or similar written or unwritten agreement, arrangement or understanding or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other arrangement relating to Taxes). No Company Party has entered into a closing agreement pursuant to Section 7121 of the Code or any equivalent provision of any other Applicable Law.

(k)                                  No Company Party has been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated or consolidated group for Tax purposes under state, local or foreign Law (other than a group the common parent of which is the Company). No Company Party is liable for any Tax imposed on any entity under Treasury Regulation §1.1502-6 (or any similar provision of state, local, or foreign tax Law) as a transferee or successor, by Contract, or otherwise.

(l)                                     No Company Party is the beneficiary of any arrangement described in Treasury Regulation Section 1.6011-4(b)(2)(or any similar arrangement) with respect to any transaction or Tax opinion. No Company Party is a party to any understanding or arrangement, or has otherwise participated in any transaction, described in Section 6111(c) of the Code or Section 6112(b) of the Code (or any similar provision). No Company Party has received any written Tax opinions from outside law or accounting firms with respect to any transaction relating to any Company Party other than a transaction in the ordinary course of business.

(m)                               No Company Party has been a “distributing corporation” or a “controlled corporation” in a distribution of stock to any person qualifying for tax-free treatment under Section 355 of the Code, either in the two (2) years prior to the date of this Agreement, or in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Contemplated Transactions.

(n)                                 No Company Party has participated in or cooperated with an international boycott within the meaning of Section 999 of the Code or has been requested to do so in connection with any transaction or proposed transaction.

(o)                                 No Company Party has agreed to make, nor have they been notified of a requirement to make, any adjustment under Section 481(a) of the Code (or any similar provision of state, local or foreign tax Law) by reason of a change in accounting method or otherwise for any Tax period for which the applicable federal statute of limitations has not yet expired.

(p)                                 None of the property owned by any Company Party is “tax-exempt use property” within the meaning of Section 168(h) of the Code. No Company Party is party to a lease other than a lease that has been treated for U.S. federal income tax purposes as a “true” lease under which such entities own or use the property subject to the lease. No Company Party is party to a lease arrangement involving a defeasance of rent, interest or principal.

(q)                                 No Company Party or any other Person on behalf of any Company Party has entered into any agreement or consent pursuant to Section 341(f) of the Code.

(r)                                    No Company Party has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(s)                                  No Company Party is a party to any Contract, plan or arrangement, including the provisions of this Agreement, covering any employee or former employee of such Company Party that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 464 or 162(m) of the Code by the Company or as an expense under Applicable Law.

Section 3.23                                Employee Benefit Plans.

(a)                                  Section 3.23(a) of the Company Disclosure Schedule contains a complete and accurate list of each plan, program, policy, practice, contract, agreement or other arrangement providing for employment, compensation, retirement, deferred compensation, loans, severance, separation, relocation, repatriation, expatriation, visas, work permits, termination pay, performance awards, bonus, incentive, stock option, stock purchase, stock bonus, phantom stock, stock appreciation right, supplemental retirement, fringe benefits, cafeteria benefits or other benefits, whether written or unwritten, including each “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is or has been sponsored, maintained, contributed to, or required to be contributed to by any Company Party or by any trade or business (whether or not incorporated) that is or at any relevant time was treated as a single employer with any Company Party within the meaning of Section 414(b), (c), (m) or (o) of the Code, (an “ERISA Affiliate”) for the benefit of any person who performs or who has performed services for any Company Party or with respect to which any Company Party or any ERISA Affiliate has or may have any liability (including contingent liability) or obligation (collectively, the “Company Employee Plans”). Section 3.23(a) of the Company Disclosure Schedule separately lists each Company Employee Plan that has been adopted or maintained by any Company Party, whether formally or informally, for the benefit of employees outside the United States (collectively, the “Company International Employee Plans”).

(b)                                 Documents. The Company has made available to Parent true, correct and complete copies of documents embodying each of the Company Employee Plans and related plan documents, including trust documents, group annuity contracts, plan amendments, insurance policies or contracts, participant agreements, employee booklets, administrative service agreements, summary plan descriptions, compliance and nondiscrimination tests for the last three plan years, standard COBRA forms and related notices, registration statements and prospectuses and, to the extent still in the possession of the Company Parties, any material employee communications relating thereto. With respect to each Company Employee Plan that is required to file Form 5500, the Company has provided or made available copies of the Form 5500 reports filed for the last three (3) plan years. The Company has provided or made available to Parent the most recent Internal Revenue Service determination or opinion letter issued with respect to each such Company Employee Plan, and to the Knowledge of the Company Parties nothing has occurred since the issuance of each such letter that could reasonably be expected to cause the loss of the tax qualified status of any Company Employee Plan subject to Code Section 401(a). The Company has also provided or made available to Parent, with respect to each Company Employee Plan, (i) a copy of the two most recent annual reports and actuarial reports, if required under ERISA, and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87; and (ii) if the Employee Plan is funded through a trust or any third party funding vehicle, a copy of the latest financial statements thereof.

(c)                                  Compliance.

(i)                                     Each Company Employee Plan and each related funding arrangement has been established, administered and maintained in accordance with its terms and in compliance with the requirements prescribed by any and all Applicable Law (including ERISA and the Code), and each Company Party and each ERISA Affiliate of any Company Party has performed all material obligations required to be performed by them under, are not in material respect in default under or violation of and have no Knowledge of any material default or violation by any other party to, any of the Company Employee Plans.

(ii)                                  Any Company Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all currently effective amendments to the Code, or has time remaining to apply under applicable Treasury Regulations or Internal Revenue Service pronouncements for a determination or opinion letter and to make any amendments necessary to obtain a favorable determination or opinion letter.

(iii)                               None of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any Person, other than post-employment benefits provided in accordance with Section 4980B of the Code or comparable state law.

(iv)                              None of the Company Employee Plans is a self-insured “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA).

(v)                                 There has been no “prohibited transaction,” as such term is defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Company Employee Plan.

(vi)                              No Company Party or any ERISA Affiliate is subject to any material liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any Company Employee Plan.

(vii)                           All contributions required to be made by any Company Party or any ERISA Affiliate of any Company Party to any Company Employee Plan have been paid or accrued.

(viii)                        With respect to each Company Employee Plan, no “reportable event” within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred.

(ix)                                Each Company Employee Plan has prepared in good faith and timely filed all requisite governmental reports, which were true and correct as of the date filed, and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Company Employee Plan.

(x)                                   No suit, administrative proceeding, action or other litigation has been brought, or to the Knowledge of any Company Party is threatened, against or with respect to any Company Employee Plan (and to the Knowledge of the Company Parties there is no basis therefor), including any audit or inquiry by the IRS or United States Department of Labor.

(xi)                                There has been no amendment to, written interpretation or announcement by any Company Party or any ERISA Affiliate of any Company Party that would materially increase the expense of maintaining any Company Employee Plan above the level of expense incurred with respect to that Company Employee Plan for the most recent fiscal year included in the Company Financial Statements.

(xii)                             Each Company Employee Plan that is a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated in compliance with said Section such that no individual would be liable for interest or additional tax thereunder.

(d)                                 No Title IV or Multiemployer Plan. No Company Party or any ERISA Affiliate of any Company Party has ever maintained, established, sponsored, participated in, contributed to, or is obligated to contribute to, or otherwise incurred any obligation or liability (including any contingent liability) under any “multiemployer plan” (as defined in Section 3(37) of ERISA) or to any “pension plan” (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or Section 412 of the Code. No Company Party or any ERISA Affiliate has any actual or potential withdrawal liability (including any contingent liability) for any complete or partial withdrawal (as defined in Sections 4203 and 4205 of ERISA) from any multiemployer plan.

(e)                                  COBRA; FMLA; HIPAA; Cancer Rights. With respect to each Company Employee Plan, each Company Party has complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and the regulations thereunder, as well as any applicable state Law governing health care coverage extension or continuation; (ii) the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder; (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”); and (iv) the applicable requirements of the Women’s Health and Cancer Rights Act of 1998. No Company Party has any material unsatisfied obligations to any employees, former employees or qualified beneficiaries pursuant to COBRA, HIPAA or any state Law governing health care coverage extension or continuation.

(f)                                    Effect of Transaction. The consummation of the Contemplated Transactions will not (i) entitle any current or former employee or other service provider of any Company Party or any ERISA Affiliate to severance benefits or any other payment (including unemployment compensation, golden parachute, bonus or benefits under any Company Employee Plan), except as expressly provided in this Agreement; or (ii) accelerate the time of payment or vesting of any such benefits or increase the amount of compensation due any such employee or service provider. No benefit payable or that may become payable by any Company Party to any Company Employee Plan or as a result of or arising under this Agreement shall constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) subject to the imposition of an excise Tax under Section 4999 of the Code or the deduction for which would be disallowed by reason of Section 280(G) of the Code. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in the sole discretion of the Company and in accordance with its terms, without material liability to Parent or any Company Party other than ordinary administration expenses typically incurred in a termination event. Neither the execution of this Agreement nor the consummation of the Contemplated Transactions shall constitute an event causing the Company to fund any “rabbi” or similar trust.

(g)                                 International Employee Plans. Each of the Company International Employee Plans has been established, maintained and administered in compliance in all material respects with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory Laws applicable to such International Company Employee Plan. No Company International Employee Plan has unfunded liabilities that as of the Effective Time will not be offset by insurance or fully accrued. No condition exists that would prevent any Company Party or Parent from terminating or amending any International Company Employee Plan at any time for any reason.

(h)                                 Massachusetts Law. The Company Parties are in compliance in all material respects with the applicable provisions of Chapter 58 of the Commonwealth of Massachusetts Acts of 2006, “An Act Providing Access to Affordable, Quality Accountable Health Care” (the “Massachusetts Health Care Act”) and the regulations promulgated thereunder. The Company Parties have properly classified and accounted for all part time personnel (including seasonal and temporary personnel) and independent contractors in a manner that complies with the Massachusetts Health Care Act. The Company Parties make, or make available, a fair share contribution towards the costs of health care for their employees to the extent required by the Massachusetts Health Care Act.

Section 3.24                                Employee Matters. Each Company Party is in compliance with all Applicable Laws respecting terms and conditions of employment, including applicant and employee background checking, immigration Laws, discrimination Laws, verification of employment eligibility, employee leave Laws, classification of workers as employees and independent contractors, wage and hour Laws, and occupational safety and health Laws. There are no Proceedings pending or, to the Knowledge of the Company Parties, reasonably expected or threatened, between the applicable Company Party, on the one hand, and any or all of its current or former employees, on the other hand, including any claims for actual or alleged harassment or discrimination based on race, national origin, age, sex, sexual orientation, religion, disability, or similar tortious conduct, breach of contract, wrongful termination, defamation, intentional or negligent infliction of emotional distress, interference with contract or interference with actual or prospective economic advantage. There are no claims pending, or, to the Knowledge of the Company Parties, reasonably expected or threatened, against the applicable Company Party under any workers’ compensation or long term disability plan or policy. No Company Party has any material unsatisfied obligations to any employees, former employees, or qualified beneficiaries pursuant to COBRA, HIPAA, or any state Law governing health care coverage extension or continuation. No Company Party is a party to any collective bargaining agreement or other labor union contract, and the Company does not know of any activities or proceedings of any labor union to organize the employees of any Company Party. Each Company Party has provided or shall as of the Closing Date have provided all employees with all wages, benefits, relocation benefits, stock options, bonuses and incentives, and all other compensation that became due and payable through the date of this Agreement and that shall become due and payable through the Closing Date.

Section 3.25                                Insurance. Section 3.25 of the Company Disclosure Schedule sets forth a list of all material policies or binders of fire, liability, product liability, workmen’s compensation, vehicular, directors’ and officers’ and other insurance held by or on behalf of the Company Parties. Such policies and binders are in full force and effect, are reasonably believed by the Company to be adequate for the businesses engaged in by the Company Parties and are in conformity in all material respects with the requirements of all Contracts to which each Company Party is a party and are valid and enforceable in accordance with their terms. No Company Party is in default with respect to any provision contained in any such policy or binder nor has any Company Party failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no outstanding unpaid claims under any such policy or binder. No Company Party has received notice of cancellation or non-renewal of any such policy or binder.

Section 3.26                                Compliance with Laws.

(a)                                  Each Company Party has complied with, is not in violation of and has not received any notices of violation with respect to, any Applicable Law with respect to the conduct of its business, or the ownership or operation of its business.

(b)                                 The Company Parties have conducted their business and operations in compliance in all material respects with all Applicable Laws, including import and export compliance Laws and Laws relating to data privacy.

(c)                                  Each Company Party has obtained and, where applicable renewed, each Permit necessary to the ownership of its properties or to the conduct of its business, and, after giving effect to the Contemplated Transactions, all such Permits will continue to be valid and in full force. The Company Parties are in compliance with the terms of all Permits applicable to the Company Parties in all material respects.

(d)                                 Section 3.26 of the Company Disclosure Schedule sets forth each Contract that materially deviates from the standard procedures or standard provisions of the Company Parties with respect to import or export compliance or data privacy.

Section 3.27                                Absence of Questionable Payments. No Company Party or any director, officer, agent, employee or other Person acting on behalf of any Company Party has used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds that would result in a violation of Section 30A of the Exchange Act if such provision were applicable to such Company Party. No Company Party or any current director, officer, agent, employee or other person acting on behalf of any Company Party, has accepted or received any unlawful contributions, payments, gifts or expenditures. The Company Parties are in compliance with the provisions of Section 13(b) of the Exchange Act.

Section 3.28                                Brokers’ and Finders’ Fee. No broker, finder or investment banker is entitled to brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with the Merger, this Agreement or any of the Contemplated Transactions.

Section 3.29                                Privacy Policies and Web Site Terms and Conditions.

(a)                                  For purposes of this Section 3.29:

(i)                                     “Company Sites” means all public sites of the Company Parties on the World Wide Web.

(ii)                                  “Privacy Statements” means, collectively, any and all privacy policies of the Company Parties published on the Company Sites or otherwise made available by the Company Parties regarding the collection, retention, use and distribution of the personal information of individuals, including from visitors of any of the Company Sites (“Individuals”); and

(iii)                               “Terms and Conditions” means any and all of the visitor terms and conditions published on the Company Sites governing Individuals’ use of and access to the Company Sites.

(b)                                 A Privacy Statement is posted and is accessible to Individuals at all times on each Company Site. The Company maintains a hypertext link to a Privacy Statement from the homepage of each Company Site, and the Company uses its best efforts to include a hypertext link to a Privacy Statement from every page of the Company Sites on which personal information is collected from Individuals.

(c)                                  The Privacy Statements include, at a minimum, notice to Individuals about the Company Parties’ collection, retention, use and disclosure policies and practices with respect to Individuals’ personal information. The Privacy Statements are, in all material respects, accurate and consistent with the Terms and Conditions and the Company Parties’ actual practices (subject to reinforcement by the Company upon any identified lapses) with respect to the collection, retention, use and disclosure of Individuals’ personal information.

(d)                                 The Company Parties employ reasonable and prudent measures designed to insure that the Company Parties (i) comply with the Privacy Statements as applicable to any given set of personal information collected by the Company Parties from Individuals; (ii) comply with all applicable privacy Laws regarding the collection, retention, use and disclosure of personal information; and (iii) take all appropriate and industry standard measures to protect and maintain the confidential nature of the personal information provided to the Company Parties by Individuals. The Company Parties have adequate technological and procedural measures in place to protect personal information collected from Individuals against loss, theft and unauthorized access or disclosure. The Company Parties do not knowingly collect information from or target children under the age of thirteen. The Company Parties do not sell, rent or otherwise make available to third parties any personal information submitted by Individuals.

(e)                                  The collection, retention, use and distribution by the Company Parties of all personal information collected by the Company Parties from Individuals is governed by the Privacy Statement pursuant to which the data was collected. Each Privacy Statement contains rules for the review, modification and deletion of personal information by the applicable Individual, and the Company Parties are and have been at all times in compliance with such rules in all material respects. All versions of the Privacy Statements are attached hereto in Section 3.29(e) of the Company Disclosure Schedule. Other than as constrained by the Privacy Statements and by Applicable Laws, the Company Parties are not restricted in their use and/or distribution of personal information collected by them.

(f)                                    The Company Parties have the full power and authority to transfer all rights the Company Parties have in all Individuals’ personal information in the Company Parties’ possession and/or control to Parent. The Privacy Statements expressly permit the transfer of all personal information collected from Individuals by the Company Parties in accordance with the acquisition or sale of all or substantially all of the assets of the Company. The Company Parties are not a party to any Material Contract, or subject to any other obligation that, following the Effective Time, would prevent Parent and/or its Affiliates from using the information governed by the Privacy Statements in a manner consistent with applicable privacy Laws regarding the disclosure and use of information. No claims or controversies have arisen regarding the Privacy Statements or the implementation thereof or of any of the foregoing.

(g)                                 The Terms and Conditions are posted and are accessible to Individuals at all times on the Company Site. The Terms and Conditions expressly permit the transfer of personal information collected from Individuals by the Company Parties in accordance with the acquisition or sale of all or substantially all of the assets of the Company Parties. No claims or controversies have arisen regarding the Terms and Conditions or the implementation thereof or of any of the foregoing.

Section 3.30                                International Trade Matters. The Company Parties are, and at all times have been, in compliance with and have not been and are not in material violation of any International Trade Law, including all Laws related to the import and export of commodities, software, and technology from and into the United States, and the payment of required duties and tariffs in connection with same. The Company Parties have no basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or threatened Order, notice, or other communication from any Governmental Body of any actual or potential violation or failure to comply with any International Trade Law. “International Trade Law” shall mean Laws applicable to international transactions, including the Export Administration Act, the Export Administration Regulations, the Foreign Corrupt Practices Act, the Arms Export Control Act, the International Traffic in Arms Regulations, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the U.S. Customs Laws, the Foreign Asset Control Regulations, and any regulations or orders issued thereunder.

Section 3.31                                Representations Complete. None of the representations or warranties made by any Company Party herein or in any Schedule or Exhibit hereto, including the Company Disclosure Schedule, or certificate furnished by any Company Party pursuant to this Agreement or any written statement furnished to Parent pursuant hereto or in connection with the Contemplated Transactions, when all such documents are read together in their entirety, contain any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

Section 3.32                                Commission Filings. No Company Party is required to file any forms, reports, schedules, statements or other documents with the SEC.

Section 3.33                                Takeover Statutes. The Board of Directors of the Company has taken the necessary action to render Section 203 of the DGCL and any other potentially applicable anti-takeover statute or regulation inapplicable to this Agreement and the Contemplated Transactions.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

Parent and Merger Sub represent and warrant to the Company that the statements contained in this Article IV are true and correct, except as disclosed in a document of even date herewith and delivered by Parent to the Company on the date hereof referring to the representations and warranties in this Agreement (the “Parent Disclosure Schedule”). The Parent Disclosure Schedule will be arranged in sections corresponding to the lettered and numbered paragraphs contained in this Article IV, and the disclosure in any such numbered and lettered section of the Parent Disclosure Schedule shall qualify only the corresponding section in this Article V (except to the extent disclosure in any numbered and lettered section of the Parent Disclosure Schedule is specifically cross-referenced in another numbered and lettered section of the Parent Disclosure Schedule).

Section 4.1                                      Organization, Standing and Power. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of the activities or business conducted by it makes such qualification necessary. Parent has delivered a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of Parent and Merger Sub, each as amended to date, to the Company. Neither Parent nor Merger Sub is in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

Section 4.2                                      Authority. Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the Contemplated Transactions. The execution and delivery of this Agreement and the consummation of the Contemplated Transactions have been, or will have been by the Closing, duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligation of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to creditors’ rights generally, and subject to general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the Contemplated Transactions will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of a material benefit under (a) any provision of the Certificate of Incorporation or Bylaws of Parent or any of its Subsidiaries; or (b) any material Contract, Permit, Order or Law applicable to Parent or any of its Subsidiaries or their respective properties or assets. No Consent or Order of or registration, declaration or filing with any Governmental Body is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the Contemplated Transactions, except for (a) the filing of the Agreement of Merger, together with the required officers’ certificates, and the filing of the Certificate of Merger; (b) any filings required under Regulation D of the Securities Act following the Effective Time; (c) the filing of a Form 8-K with the SEC within fifteen (15) days after the Closing Date; and (d) such Consents, Orders, registrations, declarations and filings as may be required under applicable state securities Laws and the securities Laws of any foreign country.

Section 4.3                                      Issuance of Shares. The issuance and delivery of the Parent Common Stock as Merger Consideration in accordance with this Agreement shall be, at or prior to the Effective Time, duly authorized by all necessary corporate action on the part of Parent, and, when issued at the Effective Time as contemplated hereby, such shares of Parent Common Stock will be duly and validly issued, fully paid and nonassessable. Such Parent Common Stock, when so issued and delivered in accordance with the provisions of this Agreement, shall be free and clear of all liens and encumbrances and adverse claims, other than restrictions on transfer created by applicable securities Laws and will not have been issued in violation of their respective properties or any preemptive rights or rights of first refusal or similar rights.

Section 4.4                                      Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Contemplated Transactions, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

Section 4.5                                      Finders’ or Advisors’ Fees. Except for Software Equity Group, LLC, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Parent and Merger Sub who might be entitled to any fee or commission in connection with the Contemplated Transactions.

Section 4.6                                      SEC Filings; Financial Statements.

(a)                                  Parent has timely filed all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules and documents required to be filed by it under the Securities Act or the Exchange Act, as the case may be, since January 1, 2005 (collectively, the “Parent SEC Filings”). Each Parent SEC Filing, (i) as of its date, complied in all material respects with the requirements of the Securities Act or Exchange Act, as the case may be, and (ii) did not, at the time it was filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b)                                 Each of the consolidated financial statements (including in each case, any notes thereto) contained in any Parent SEC Filings was prepared in accordance with GAAP (except as may be indicated in the notes thereto and, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), and each presented fairly the consolidated financial position, results of operations and cash flows of Parent as of the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which did not and would not, individually or in the aggregate, reasonably be expected to have a material and adverse effect to the business, condition (financial or other), results of operations, performance or properties of Parent, taken as a whole).

Section 4.7                                      Absence of Certain Changes or Events. Except as disclosed in Parent SEC Filings filed with the SEC prior to the date hereof, since December 31, 2006, Parent has conducted its business only in the ordinary course and there has not been: (i) any change in or effect on the assets, liabilities, financial condition, operating results or business of Parent, except changes or effects which (x) have not been, in the aggregate, materially adverse, (y) relate, in general, to the economy or securities markets of the United States or any other region, or (z) relate to the industry in which Parent operates generally; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Parent’s capital stock; (iii) any split, combination or reclassification of any of Parent’s capital stock or any issuance (or the authorization of any issuance) of any other securities in respect of, in lieu of or in substitution for shares of Parent’s capital stock; (iv) any damage, destruction or loss, whether or not covered by insurance, which would have a material adverse effect on the assets, liabilities, financial condition, operating results or prospects of Parent; or (v) any change in accounting methods, principles or practices by Parent materially affecting its assets, liabilities, financial condition or operating results, except insofar as may have been required by a change in GAAP.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.1                                      Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by Parent) to (and to cause each other Company Party to):  (a) carry on its business in the usual regular and ordinary course in substantially the same manner as heretofore conducted; (b) pay its debts and Taxes when due subject (i) to good faith disputes over such debts or Taxes; and (ii) to Parent’s consent to the filing of material Tax Returns, if applicable; (c) pay or perform other obligations when due; and (d) use all reasonable efforts to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. The Company agrees to promptly notify Parent of (a) any event or occurrence not in the ordinary course of the business of any Company Party, and of any event which could reasonably be expected to have a Material Adverse Effect on any Company Party; and (b) any change in its capitalization as set forth in Section 3.5. Without limiting the foregoing, except as expressly contemplated by this Agreement or the Company Disclosure Schedule, the Company shall not do, cause or permit (or cause or permit any other Company Party to do, cause or permit) any of the following, without the prior written consent of Parent:

(a)                                  Charter Documents. Cause or permit any amendments to its Organizational Documents;

(b)                                 Dividends, Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock (except such dividends as may be permitted pursuant to Section 2.13(b)), or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it;

(c)                                  Stock Option Plans, Etc. Accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

(d)                                 Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities other than the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefore outstanding as of the date of this Agreement;

(e)                                  Intellectual Property. Transfer to any person or entity any rights to its Intellectual Property other than in the ordinary course of business consistent with past practice;

(f)                                    Exclusive Rights. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of the Company Software Programs or Company Intellectual Property;

(g)                                 Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets that are material, individually or in the aggregate, to its business, taken as a whole;

(h)                                 Pledges, Etc. Sell or pledge or agree to sell or pledge any stock or other equity interest owned by it in any other entity;

(i)                                     Indebtedness. Incur any indebtedness for borrowed money, or guarantee any such indebtedness, or issue or sell any debt securities or guaranty any debt securities of others, in excess of $10,000 in the aggregate;

(j)                                     Agreements. Other than Contracts in the Company’s standard form with customers entered into in the ordinary course of business, enter into, terminate or amend, in a manner that will adversely affect the business of any Company Party, (i) any Contract involving the obligation to pay or the right to receive $10,000 or more, (ii) any

Contract relating to the license, transfer or other disposition or acquisition of Intellectual Property rights or rights to market or sell the Company Software Programs or (iii) any other Contract material to the business or prospects of the Company or that is or would be a Material Contract;

(k)                                  Payment of Obligations. Pay, discharge or satisfy, in an amount in excess of $10,000 in the aggregate, any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Company Financial Statements;

(l)                                     Accounts Payable. Delay or postpone the payment of accounts payable or other liabilities, other than in the ordinary course of business consistent with past practice;

(m)                               Capital Expenditures. Make any capital expenditures, capital additions or capital improvements, in excess of $10,000 in the aggregate;

(n)                                 Insurance. Materially reduce the amount of any material insurance coverage provided by existing insurance policies;

(o)                                 Termination or Waiver. Terminate or waive any right of substantial value, other than in the ordinary course of business;

(p)                                 Employee Benefit Plans, New Hires, Pay Increases. Amend any Company Employee Plan or adopt any plan that would constitute a Company Employee Plan except in order to comply with applicable Laws, or hire any new officer-level employee, pay any special bonus, special remuneration or special noncash benefit (except payments and benefits made pursuant to written agreements outstanding on the date hereof), or increase the benefits, salaries or wage rates of its employees;

(q)                                 Acceleration of Payments. Except as required by Article II, accelerate the payment, right to payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option, insurance or other compensation or benefits;

(r)                                    Severance Arrangements. Grant or pay any severance or termination pay or benefits (i) to any director or officer or (ii) except for payments made pursuant to written agreements outstanding on the date hereof and disclosed on the Company Disclosure Schedule, to any other employee;

(s)                                  Lawsuits. Commence or settle a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where the Company in good faith determines that failure to commence suit or settle would result in the material impairment of a valuable aspect of the Company’s business, provided that it consults with Parent prior to the filing or settling of such a suit or (iii) for a breach of this Agreement;

(t)                                    Acquisitions. Acquire or agree to acquire by merging with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any Person or division thereof or otherwise acquire or agree to acquire any assets that are material individually or in the aggregate, to its business, taken as a whole;

(u)                                 Dispositions. Transfer or agree to transfer by merging into or consolidating with, or by selling a substantial portion of the stock or assets of, or by any other manner, any business or any Person or division thereof or otherwise transfer or agree to transfer any assets that are material individually or in the aggregate, to the business of any Company Party, taken as a whole;

(v)                                 Anti-takeover Statutes. Take any action to exempt or make any Person (other than Parent) not subject to the provisions of Section 203 of the DGCL or any other potentially applicable anti-takeover or similar Law;

(w)                               Other Actions. Take any action (including encouraging any other Person to take such action), engage in any transaction or enter into any Contract which would reasonably be likely to cause (A) any of the representations or warranties of the Company or the Principal Stockholders in this Agreement to be untrue at, or as of any time prior to, the Effective Time; (B) any of the conditions set forth in Article VI to not be satisfied; (C) a Material Adverse Effect on the Company or (D) any impairment of the ability of the Company, Parent or Merger Sub to consummate the Merger in accordance with the terms hereof or materially delay such consummation;

(x)                                   Taxes. Make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any Tax Return or any amendment to a Tax Return, enter into any closing agreement, settle any material claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(y)                                 Revaluation. Revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business or as required by changes in GAAP, or make any change in its accounting principles, practices or methods, except as required by Applicable Law or GAAP; or

(z)                                   Other. Take or agree in writing or otherwise to take, any of the actions described in subsections (a) through (y) above, or any action that would cause a material breach of its representations or warranties contained in this Agreement or prevent it from materially performing or cause it not to materially perform its covenants hereunder.

Section 5.2                                      No Solicitation of Other Offers. Except as otherwise required by Applicable Law:

(a)                                  From and after the date of this Agreement until the Effective Time, the Company shall not, directly or indirectly through any Representative of any Company Party or otherwise:  (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, share exchange, business combination, sale of all or substantially all of the assets, sale of shares of capital stock or similar transactions involving any Company Party other than the Contemplated Transactions (any of the foregoing inquiries or proposals an “Acquisition Proposal”); (ii) engage or participate in negotiations or discussions concerning, or provide any nonpublic information to any Person relating to, any Acquisition Proposal; or (iii) agree to, enter into, accept, approve or recommend any Acquisition Proposal. The Company represents and warrants that it has the legal right to terminate any pending discussions or negotiations relating to an Acquisition Proposal without payment of any fee or other penalty.

(b)                                 The Company shall notify Parent immediately (and no later than twenty-four (24) hours) after receipt by any Company Party (or its Representatives) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of any Company Party by any Person that informs any Company Party that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

Section 5.3                                      Access to Information Concerning Properties and Records. During the period commencing on the date hereof and ending on the earlier of (i) the Effective Time or (ii) the date on which this Agreement is terminated, the Company shall, and shall cause each Subsidiary of the Company to, upon reasonable notice, afford Parent and Merger Sub, and their respective counsel, accountants, consultants, financing sources and other authorized representatives, reasonable access to the officers, directors and employees, properties, books and records of the Company and each Subsidiary of the Company and promptly furnish all requested information concerning their business, properties, Contracts, assets, liabilities, and personnel and facilitate access to any of their lessors, lessees, suppliers, customers and business partners as is reasonably requested by Parent; provided, however, that such investigation shall not affect the representations and warranties made by the Company or the Principal Stockholders in this Agreement.

Section 5.4                                      Reasonable Best Efforts. Subject to the terms and conditions provided herein, each of the Company, Parent and Merger Sub shall, and the Company shall cause each of its Subsidiaries to, cooperate and use their reasonable best efforts to take, or cause to be taken, all appropriate action, to adopt, or cause to be adopted, all appropriate resolutions and approvals and to make, or cause to be made, all filings necessary, proper or advisable under Applicable Laws to consummate and make effective the Contemplated Transactions, including their reasonable best efforts to obtain prior to the Closing Date, all Permits, Consents, qualifications and Orders as are necessary for consummation of the Contemplated Transactions for the operation of the business of the Company by the Surviving Corporation as presently conducted by the Company and contemplated to be conducted by the Surviving Corporation and to fulfill the conditions to the Merger.

Section 5.5                                      Sale of Shares Pursuant to Regulation D. The Parties hereto acknowledge and agree that the shares of Parent Common Stock issuable to the Company stockholders pursuant to Section 2.7 hereof shall constitute “restricted securities” within the Securities Act. The certificates of Parent Common Stock shall bear the legends set forth in Section 2.9. The Company will use its best efforts to cause each Eligible Company Holder who will receive

Parent Common Stock to execute and deliver to Parent an Accredited Investor Certificate in the form attached hereto as Exhibit B. It is acknowledged and understood that Parent is relying on the written representations made by each stockholder of the Company in the Accredited Investor Certificates.

Section 5.6                                      Registration of Parent Common Stock. The Parties acknowledge that the shares of Parent Common Stock, if any, to be issued as part of the Merger Consideration will not be registered with the SEC or any other Governmental Body at the time of issuance and are being issued in reliance on an exemption from registration under the Securities Act and applicable blue sky Laws. Simultaneous with the execution hereof, Parent shall enter into a registration rights agreement (the “Registration Rights Agreement”) in substantially the form attached hereto as Exhibit C. The Registration Rights Agreement shall, among other things, identify each Eligible Company Holder who shall receive shares of Parent Common Stock pursuant to the Merger as an intended third party beneficiary of the provisions of such agreement.

Section 5.7                                      Notification of Certain Matters. The Company and the Principal Stockholders shall promptly after becoming aware thereof advise Parent of (a) any representation or warranty made by the Company or the Principal Stockholders contained in this Agreement becoming untrue or inaccurate in any respect, (b) the failure by the Company or the Principal Stockholders to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by such Parties under this Agreement or (c) any change or event (i) having, or which could, individually or in the aggregate, have a Material Adverse Effect on any Company Party or (ii) which has resulted, or which, insofar as can reasonably be foreseen, would result, in any of the conditions set forth in Article VI not being satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the Company or the other conditions to the obligations of Parent or Merger Sub under this Agreement.

Section 5.8                                      Public Announcements. The Parties shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Contemplated Transactions and shall not issue any such press release or make any such public statement prior to such consultation and review by the other Parties of such release or statement or without the prior consent of the other Parties, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that a Party may, without the prior consent of the other Parties, issue such press release or make such public statement if it is advised by counsel such statement is required by Law or any listing agreement with a national securities exchange or automated quotation system which Parent or the Company is a party to, if it has used all reasonable best efforts to consult with the other Parties and to obtain such Parties’ consent but has been unable to do so in a timely manner.

Section 5.9                                      Resignation of Directors and Officers. Prior to the Effective Time, the Company shall cause each member of its Board of Directors and every member of the Board of Directors of each Subsidiary of the Company, to execute and deliver a letter effectuating his or her resignation as a director of the Board of Directors of the applicable Company Party effective immediately prior to the Effective Time. Prior to the Effective Time the Company shall cause each officer of the Company and of each Subsidiary of the Company, to execute and deliver a letter effectuating his or her resignation as an officer of the applicable Company Party, as the case may be, effective immediately prior to the Effective Time.

Section 5.10                                Regulatory Approval; Further Assurances.

(a)                                  Each Party shall use all reasonable efforts to file, as promptly as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such Party with any Governmental Body with respect to the Merger and the other Contemplated Transactions, and to submit promptly any additional information requested by any such Governmental Body.

(b)                                 Subject to Section 5.10(c) Parent and the Company shall use all reasonable efforts to take, or cause to be taken, all actions necessary to effectuate the Merger and make effective the other Contemplated Transactions. Without limiting the generality of the foregoing, but subject to Section 5.10(c) each Party to this Agreement shall:  (i) make any filings and give any notices required to be made and given by such Party in connection with the Merger and the other Contemplated Transactions; (ii) use all reasonable efforts to obtain any Consent required to be obtained (pursuant to any Applicable Law or applicable Contract, or otherwise) by such Party in connection with the Merger or any of the other Contemplated Transactions; and (iii) use all reasonable efforts to lift any restraint, injunction or other legal bar to the Merger. Each Party shall promptly deliver to the other a copy of each such filing made, each such notice given and each such Consent obtained by such Party during the period prior to the Effective Time. Each Party, at the reasonable request of the other Party, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the Contemplated Transactions.

(c)                                  Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement to: (i) dispose or transfer or cause any of its Subsidiaries to dispose of or transfer any assets, or to commit to cause any Company Party or the Surviving Corporation to dispose of any assets; (ii) discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or commit to cause any Company Party or the Surviving Corporation to discontinue offering any product or service; (iii) license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available, to any Person, any technology, software or other Intellectual Property, or commit to cause any Company Party or the Surviving Corporation to license or otherwise make available to any Person any technology, software or other Intellectual Property; (iv) hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing Date), or commit to cause any Company Party or the Surviving Corporation to hold separate any assets or operations; or (v) make or cause any of its Subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of any Company Party or the Surviving Corporation.

Section 5.11                                Blue Sky Laws. Parent shall take such steps as may be necessary to comply with the securities and blue sky Laws of all jurisdictions applicable to the issuance of the

Parent Common Stock in connection with the Merger. The Company shall use its commercially reasonable efforts to assist Parent to comply with the securities and blue sky Laws of all jurisdictions applicable to the issuance of Parent Common Stock in connection with the Merger.

Section 5.12                                Employees. The Company will use commercially reasonable efforts in consultation with Parent to retain certain employees of the Company Parties through the Effective Time and following the Merger.

Section 5.13                                Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the party incurring such expense.

Section 5.14                                Special Indemnity Insurance. The Parent shall apply for and obtain the Special Indemnity Insurance, provided that the Company shall pay all fees and expenses associated therewith, including all premiums and any and all loss mitigation and due diligence fees. For purposes of this Agreement, “Special Indemnity Insurance” shall mean a representations and warranties insurance policy in substantially the form of Exhibit F attached hereto.

ARTICLE VI

CONDITIONS TO THE MERGER

Section 6.1                                      Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of each Party to consummate the Contemplated Transactions are subject to the satisfaction or waiver (subject to Applicable Law), at or prior to the Effective Time, of each of the following conditions:

(a)                                  Stockholder Approval. This Agreement, the Merger and the other Contemplated Transactions shall be approved by the stockholders of the Company by the requisite vote under Delaware Law and the Company’s Certificate of Incorporation and Bylaws.

(b)                                 No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be and remain in effect, nor shall any Proceeding brought by an administrative agency or commission or other Governmental Body seeking any of the foregoing be pending, which could reasonably be expected to have a Material Adverse Effect on Parent, either individually or combined with the Surviving Corporation after the Effective Time, nor shall there be any action taken, or any Law or Order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

(c)                                  Governmental Approval. Parent, the Company and Merger Sub shall have timely obtained from each Governmental Body all Consents necessary for consummation of or in connection with the Merger and the other Contemplated Transactions, including such Consents as may be required under the Securities Act and under state blue sky Laws.

Section 6.2                                      Conditions to Parent’s and Merger Sub’s Obligations to Effect the Merger. The respective obligations of Parent and Merger Sub to consummate the Contemplated Transactions are subject to the satisfaction or waiver (subject to Applicable Law), at or prior to the Effective Time, of each of the following conditions:

(a)                                  Representations and Warranties. The representations and warranties of the Company and the Principal Stockholders in this Agreement shall be true and correct at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date, except (i) to the extent the failure of such representations and warranties to be true and correct shall not have a Company Material Adverse Effect (disregarding, for this purpose, qualifiers as to materiality contained in any such representations and warranties), and (ii) for those representations and warranties which address matters only as of a particular date (which shall be true and correct as of such date).

(b)                                 Compliance with Obligations. The Company and the Principal Stockholders shall have performed and complied in all material respects with each obligation, agreement or covenant of the Company and the Principal Stockholders to be performed or complied with by them as of the Closing Date under this Agreement.

(c)                                  Certificate of Officers. Parent and Merger Sub shall have received a certificate executed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company, dated as of the Closing Date, certifying the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

(d)                                 Secretary’s Certificate. Parent and Merger Sub shall have received a certificate executed on behalf of the Company by the Secretary of the Company, dated as of the Closing Date certifying that the attached copies of the resolutions or actions of the Company’s board of directors and the stockholders approving the execution and delivery of this Agreement and the performance of the Company’s and the Principal Stockholders’ obligations hereunder and the consummation of the Contemplated Transactions are true, correct and complete, were duly adopted and are in full force and effect.

(e)                                  Good Standing. Parent and Merger Sub shall have received (i) a certificate as to the good standing of the Company issued by the Secretary of State for the State of Delaware, dated within thirty (30) days of the Closing, (ii) a good standing certificate as to the good standing of each Subsidiary of the Company issued by the applicable Government Body of the jurisdiction of organization of each Subsidiary, dated within thirty (30) days of the Closing, (iii) a certificate from the Massachusetts Secretary of State as to the due qualification of the Company and, if applicable, each other Company Party, to do business in Massachusetts, dated within thirty (30) days of the Closing, (iv) a certificate from the Massachusetts Department of Revenue as to the tax good standing of the Company and, if applicable, each other Company Party, in the Commonwealth of Massachusetts, dated within thirty (30) days of the Closing, (v)

certificates as to the good standing and qualification to do business as a foreign entity for each Company Party in each other jurisdiction where such Company Party is qualified to do business as a foreign entity, dated within thirty (30) days of the Closing, and (vi) certificates of no Tax due in each jurisdiction where any Company Party is qualified to do business.

(f)                                    Third Party Consents. All Consents required to be obtained in connection with the Merger and the other Contemplated Transactions shall have been obtained and shall be in full force and effect.

(g)                                 No Governmental Litigation. There shall not be pending or threatened any Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved, and neither Parent nor any Company Party shall have received any communication from any Governmental Body in which such Governmental Body indicates the probability of commencing any Proceeding or taking any other action:  (i) challenging or seeking to restrain or prohibit the consummation of the Merger; (ii) relating to the Merger and seeking to obtain from Parent or any of its Subsidiaries, or any Company Party, any damages or other relief that would be material to Parent; (iii) seeking to prohibit or limit in any material respect Parent’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock (or other ownership interest) of the Company Parties; or (iv) that would materially and adversely affect the right of Parent, Merger Sub, the Surviving Corporation or any Company Party to own the assets or operate the business of the Company Parties.

(h)                                 Opinion of the Company’s Counsel. Parent and Merger Sub shall have received a written opinion from the Company’s legal counsel in form and substance reasonably satisfactory to Parent.

(i)                                     No Other Litigation. There shall not be pending any other Proceeding:  (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other Contemplated Transactions; (ii) relating to the Merger and seeking to obtain from Parent or any of its Subsidiaries, or any Company Party, any damages or other relief that would be material to Parent; (iii) seeking to prohibit or limit in any material respect Parent’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to any capital stock (or other ownership interest) of any Company Party; or (iv) which would affect adversely the right of Parent, Merger Sub, the Surviving Corporation or any Company Party to own the assets or operate the business of any Company Party.

(j)                                     Employees. As of the Closing, there shall be sufficient employees of the applicable Company Parties, in Parent’s reasonable good faith determination, to permit Parent to continue to operate the business of the Company Parties in the ordinary course of business following the Closing.

(k)                                  Escrow Agreement. Parent, Merger Sub, the Company, Escrow Agent and the Stockholder Representative shall have entered into an Escrow Agreement substantially in the form attached hereto as Exhibit A.

(l)                                     Voting Agreement. The Principal Stockholders shall have entered into and performed their respective obligations under the Voting Agreement.

(m)                               No Material Adverse Change. There shall not have occurred any change in the financial condition, properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of the Company Parties, taken as a whole, that, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

(n)                                 Accredited Investor Certificate; Number of Shareholders. Each of the Company’s stockholders that will receive Parent Common Stock shall have delivered to Parent a signed Accredited Investor Certificate in substantially the form attached hereto as Exhibit B and each such Accredited Investor Certificate shall be in full force and effect.

(o)                                 Employment Agreements. Each of the key employees of the Company Parties shall have executed and delivered the Employment Agreements, which shall include non-competition provisions, in form and substance mutually acceptable to Parent and the applicable employees.

(p)                                 Transmittal Letter. Each Eligible Company Holder other than Eligible Company Holders whose shares constitute Dissenting Shares shall have completed and delivered to Parent a signed transmittal letter in substantially the form attached hereto as Exhibit E.

(q)                                 Dissenters’ Rights. Not more than five percent (5%) of the capital stock of the Company outstanding immediately prior to the Effective Time shall be Dissenting Shares.

(r)                                    Accredited Investors. At least sixty-five percent (65%) of the capital stock of the Company outstanding immediately prior to the Effective Time (assuming the exercise of all In-the-Money Options), shall be owned by “accredited investors” (as defined in the Securities Act of 1933).

(s)                                  Special Indemnity Insurance. The Special Indemnity Insurance policy shall have been issued and delivered to the Parent.

(t)                                    Transfer and Registration of Subsidiary Stock. All actions required under Applicable Law to effect the transfer of all of the outstanding shares of capital stock of the Subsidiaries to, or the registration of all of the outstanding shares of capital stock of the Subsidiaries in the name of, the Parent or its designee shall have been fully performed in accordance with Applicable Law.

(u)                                 Repayment of Certain Loans. Parent shall have received evidence reasonably satisfactory to it that all loans from the Company to the employees of the Company and to the Principal Stockholders outstanding immediately prior to the Closing shall have been repaid in full.

Section 6.3                                      Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the Contemplated Transactions shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

(a)                                  Representations and Warranties. The representations and warranties of Parent and Merger Sub in this Agreement shall be true and correct at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date, except (i) to the extent the failure of such representations and warranties to be true and correct shall not have a Parent Material Adverse Effect (disregarding, for this purpose, qualifiers as to materiality contained in any such representations and warranties), and (ii) for those representations and warranties which address matters only as of a particular date (which shall be true and correct as of such date).

(b)                                 Compliance with Obligations. Parent and Merger Sub shall have performed and complied in all material respects with each obligation, agreement or covenant of Parent and Merger Sub to be performed or complied with by them as of the Closing Date under this Agreement.

(c)                                  Certificate of Officers. The Company shall have received a certificate executed on behalf of Parent by the Chief Executive Officer and Chief Financial Officer of Parent, dated as of the Closing Date, certifying the conditions set forth in Sections  6.3(a) and 6.3(b) have been satisfied.

(d)                                 Escrow Consideration. The Escrow Consideration shall have been deposited with the Escrow Agent as contemplated hereby and by the Escrow Agreement.

(e)                                  Secretary’s Certificate. The Company shall have received a certificate executed on behalf of Parent and Merger Sub by the Secretary of each of Parent and Merger Sub, dated as of the Closing Date certifying that the attached copies of the resolutions or actions of the board of directors and the stockholders of each of Parent and Merger Sub approving the execution and delivery of this Agreement and the performance of the obligations of Parent and Merger Sub hereunder and the consummation of the Contemplated Transactions are true, correct and complete, were duly adopted and are in full force and effect.

(f)                                    Good Standing. The Company shall have received a good standing certificate of each of Parent and Merger Sub issued by the Secretary of State for the State of Delaware, dated within thirty (30) days of the Closing.

(g)                                 Registration Rights Agreement. Parent shall have executed the Registration Rights Agreement (which agreement shall identify each Eligible Company Holder who receives shares of Parent Common Stock pursuant to the Merger as an intended third party beneficiary of the provisions of such agreement), and such agreement shall be in full force and effect.

(h)                                 Opinion of  Counsel for Parent and Merger Sub. The Company and the Eligible Company Holders shall have received a written opinion from legal counsel for the Parent and the Merger Sub in form and substance reasonably satisfactory to the Company.

ARTICLE VII

TERMINATION; FEES AND EXPENSES

Section 7.1                                      Termination. This Agreement may be terminated and the Contemplated Transactions may be abandoned, at any time prior to the Effective Time, whether before or after approval of the Merger by the stockholders of the Company:

(a)                                  by mutual written consent of the Company, Parent, Merger Sub and the Principal Stockholders;

(b)                                 by either Parent or the Company if the Merger shall not have been consummated by September 30, 2007; provided, however, that the right to terminate this Agreement under Section 7.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

(c)                                  by either Parent or the Company if any Law shall have been promulgated which prohibits the consummation of the Merger or if any Governmental Body shall have issued an Order or taken any other action permanently restricting, enjoining, restraining or otherwise prohibiting the consummation of the Merger and such Order or other action shall have become final and nonappealable; provided, that the Party seeking to terminate pursuant to this Section 7.1(b) shall have complied with its obligations under Section 5.4 to use its reasonable best efforts to have any such Order or other action vacated or lifted;

(d)                                 by either Parent or the Company if this Agreement and the Merger are not approved by the requisite vote of the holders of Company Common Stock entitled to vote thereon in accordance with Applicable Law, the Company’s Certificate of Incorporation and the Company’s Bylaws, if required by Applicable Law;

(e)                                  by Parent (i) if a Triggering Event shall have occurred, or (ii) if the Average Closing Price shall be less than $.80; or (iii) if the Company or its Representatives participate in discussions or negotiations with, or furnish or disclose nonpublic information to, any Person in response to an Acquisition Proposal; or (iv) if the Company or the Principal Stockholders shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach cannot be or has not been cured within fifteen (15) days after giving of written notice by Parent to the Company and the Principal Stockholders; or (v) if there shall have occurred a Company Material Adverse Effect; and

(f)                                    by the Company if (i) Parent or Merger Sub shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach cannot be or has not been cured within fifteen (15) days after giving of written notice by the Company to Parent or

Merger Sub, as applicable; (ii) if the Average Closing Price shall be less than $.80; or (iii) if there shall have occurred a Material Adverse Effect with respect to Parent.

Section 7.2                                      Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1 hereof by Parent or the Company, written notice thereof shall forthwith be given to the other Parties hereto specifying the provision hereof pursuant to which such termination is made, unless such termination is made pursuant to Section 7.1(a) in which case no such notice shall be necessary, and this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of the Parties, except (a) that Article IX to the extent applicable and this Section 7.2 shall survive any termination of this Agreement and (b) nothing in this Section 7.2 shall relieve any Party to this Agreement of liability for breach of this Agreement.

ARTICLE VIII

ESCROW AND INDEMNIFICATION

Section 8.1                                      Survival. Other than the representations and warranties contained in Sections 3.1, 3.2, 3.5, 3.6, 3.20, 3.21, 3.22, 3.23, 3.32, 4.1 and 4.2, which shall survive perpetually, and the representations and warranties contained in Section 3.11, which shall survive for a period of thirty (30) months from the Closing Date, all representations and warranties of the Parties contained in this Agreement and the other agreements, documents, certificates, schedules or exhibits contemplated hereby or delivered in connection herewith (collectively, the “Related Documents”) shall survive the Effective Time and remain operative and in full force and effect, regardless of any investigation or disclosure made by or on behalf of any other Party, through the Final Escrow Release Date; provided, however, that if notice of any claim for indemnification is given pursuant to Sections 8.2 or 8.3 prior to such time, the related representations and warranties, together with such indemnification claim, shall survive until such time as such claim is finally resolved. All covenants of the Parties shall survive according to their respective terms.

Section 8.2                                      Indemnification by the Company and the Eligible Company Holders.

(a)                                  Subject to the provisions of this Article VIII, the Company and each of the Eligible Company Holders shall jointly and severally indemnify, defend and hold harmless Parent and the Surviving Corporation and their respective Representatives, stockholders and each Person, if any, who controls or may control Parent or the Surviving Corporation within the meaning of the Securities Act or the Exchange Act (collectively the “Parent Indemnified Parties”), from and against any and all claims, demands, suits, actions, causes of action, losses, reductions in value, costs, damages (including consequential damages), liabilities and expenses, including reasonable attorneys’ fees, other professionals’ and experts’ fees and court or arbitration costs, amounts paid in settlement and sanctions (hereinafter collectively referred to as “Damages”) (whether or not such Damages are fully identified, quantified, and/or incurred or suffered prior to the issuance and delivery of the Parent Claim Notice with respect thereto) arising out of or related to:

(i)                                     Any misrepresentation or breach of or default or inaccuracy in any of the representations or warranties of the Company and the Eligible Company Holders contained in this Agreement and/or any of the Related Documents;

(ii)                                  Any breach or failure by the Company or by the Eligible Company Holders to comply with any of their respective covenants contained in this Agreement and/or any of the Related Documents; and/or

(iii)                               any third party claim, or threatened third party claim, asserted against any Parent Indemnified Party arising out of the actions or inactions of the Company or any Eligible Company Holders prior to the Effective Time.

(b)                                 Any claim for indemnification made by any Parent Indemnified Party under this Section 8.2 must be made in writing delivered to the Stockholder Representative no later than the Final Escrow Release Date (a “Parent Claim Notice”). If delivered to the Stockholder Representative no later than the Final Escrow Release Date, a claim for indemnification set forth in a Parent Claim Notice as provided herein shall survive the Final Escrow Release Date until final resolution thereof as provided in this Article VIII.

(c)                                  Notwithstanding the foregoing provisions of this Article VIII (or any other provision of this Agreement), the Parties agree that:

(i)                                     in no event may any Parent Indemnified Party make a claim for indemnification under Section 8.2(a)(i) unless the amount of the Damages incurred by the Parent Indemnified Parties with respect to such claim exceeds $500;

(ii)                                  the indemnification provided for in Section 8.2(a)(i) shall not apply unless and until the aggregate Damages for which the Parent Indemnified Parties seek or have sought indemnification hereunder, as stated in one or more Parent Claim Notices, exceed a cumulative aggregate of $125,000 (the “Basket”) (except for any such Parent Claim Notices pertaining to Damages allegedly suffered or incurred based upon a misrepresentation or breach of or default or inaccuracy in or in connection with the representations or warranties in Sections 3.8 and/or 3.11, which shall be subject to the Special Basket), in which case the right to recover Damages shall apply to the full amount of the claim; provided, however, that (A) the Basket shall not apply to any such indemnification claim (x) involving fraud, gross negligence or willful misconduct on the part of the Company or the Eligible Company Holders, or (y) based upon a misrepresentation or breach of or default or inaccuracy in or in connection with the representations or warranties in Sections 3.1, 3.2, 3.5, 3.6,  3.9, 3.20, 3.21, 3.22, 3.23 and 3.32, and (B) the Special Basket shall not apply to any such indemnification claim involving fraud, gross negligence or willful misconduct on the part of the Company or the Eligible Company Holders; and

(iii)                               nothing in this Agreement shall (w) limit the right of any Parent Indemnified Party to seek specific performance of, or equitable relief with respect to, the Company or the Eligible Company Holders with respect to a breach by the Company or by the Eligible Company Holders of any covenant or agreement set forth in this Agreement, (x) be deemed a waiver by any Parent Indemnified Party of any right or remedy which such Party may have at law or in equity based on any claim of fraud, (y) limit the liability in amount or otherwise of the Company or the Principal Stockholders for any breach of any representation, warranty or covenant if the Merger does not close; or (z) limit the liability in amount or otherwise of the Company or the Eligible Company Holders with respect to their respective fraud, criminal activity, gross negligence or willful misconduct.

Section 8.3                                      Indemnification by Parent.

(a)                                  Subject to the provisions of this Article VIII, Parent shall indemnify, defend and hold harmless the Eligible Company Holders and their respective Representatives, equity owners and each Person, if any, who controls or may control such Eligible Company Holders within the meaning of the Securities Act or the Exchange Act (collectively the “Eligible Holder Indemnified Parties”), from and against any and all Damages arising out of or related to:

(i)                                     Any misrepresentation or breach of or default or inaccuracy in any of the representations or warranties of Parent contained in Article IV; or

(ii)                                  Any breach or failure to comply with any of the covenants of Parent set forth in this Agreement; and/or

(iii)                               any third party claim, or threatened third party claim, asserted against any Eligible Holder Indemnified Party arising out of Parent’s or Merger Sub’s actions or inactions prior to the Effective Time.

(b)                                 Any claim for indemnification made by any Eligible Holder Indemnified Party under this Section 8.3 must be made in writing delivered to Parent no later than the Final Escrow Release Date (an “Eligible Holder Claim Notice”). If delivered to Parent no later than the Final Escrow Release Date, a claim for indemnification set forth in an Eligible Holder Claim Notice as provided herein shall survive the Final Escrow Release Date until final resolution thereof as provided in this Article VIII.

(c)                                  Notwithstanding the foregoing provisions of this Article VIII (or any other provision of this Agreement), the Parties agree that:

(i)                                     the indemnification provided for in Section 8.3(a)(i) shall not apply unless and until the aggregate Damages for which the Eligible Holder Indemnified Parties seek or have sought indemnification hereunder, as stated in one or more Eligible Holder Claim Notices, exceed the Basket, in which case the right to recover Damages shall apply to the full amount of the claim; provided, however, that the Basket shall not apply to any such indemnification claim

(x) involving fraud, gross negligence or willful misconduct on the part of Parent or Merger Sub or (y) based upon a misrepresentation or breach of or default or inaccuracy in or in connection with the representations or warranties in Sections 4.1 or 4.2; and

(ii)                                  nothing in this Agreement shall (w) limit the right of any Eligible Holder Indemnified Party to seek specific performance of, or equitable relief with respect to, Parent with respect to a breach of any covenant or agreement set forth in this Agreement, (x) be deemed a waiver by any Eligible Holder Indemnified Party of any right or remedy which such Party may have at law or in equity based on any claim of fraud, (y) limit the liability in amount or otherwise of Parent or Merger Sub for any breach of any representation, warranty or covenant if the Merger does not close; or (z) limit the liability in amount or otherwise of Parent or Merger Sub with respect to their respective fraud, criminal activity, gross negligence or willful misconduct.

Section 8.4                                      Effect on Merger Consideration; Stockholder Representatives.

(a)                                  The entitlement of any Eligible Company Holder to receive such Eligible Company Holder’s pro rata share of the amount of the Merger Consideration represented as of any given time by the Escrow Fund is expressly subject to the applicable provisions of this Article VIII (including the ability of the Parent Indemnified Parties to seek recourse against the Escrow Fund for Damages as provided in Section 8.5).

(b)                                 By virtue of their approval of this Agreement and the Merger, each Eligible Company Holder (other than any holder of Dissenting Shares) shall be deemed to have approved, effective as of such vote and without any further action by the Eligible Company Holders, the appointment of Fenil Shah as the Stockholder Representative (the “Stockholder Representative”); provided, however, that a successor to any Stockholder Representative may be chosen by Eligible Company Holders holding more than fifty percent (50%) of the then-present percentage interests in the Escrow Fund (assuming, for this purpose, a distribution of the entire amount of the Escrow Fund on the date of determination).

(c)                                  The Stockholder Representative shall be deemed to be appointed and constituted agent and attorney-in-fact by each Eligible Company Holder, for and on behalf of such Eligible Company Holder, to do the following:  (i) to give and receive notices and communications; (ii) to authorize recovery by any Parent Indemnified Party against the Escrow Fund in satisfaction of claims as contemplated by this Article VIII; (iii) to object to such recovery; (iv) to agree to, negotiate and enter into settlements and compromises of, and comply with court judgments and awards of arbitrators with respect to, claims against the Escrow Fund; (v) to waive or settle any and all rights of Eligible Company Holders with respect to the delivery of any portion of the Escrow Fund; (vi) to participate in the resolution of any disputed claim; (vii) to resolve, with full authority to settle in any manner, any such disputed claim; (viii) to resolve, with full authority, any matters relating to the Stipulated Closing Net Working Capital Calculation; (ix) to take all actions necessary or appropriate in the judgment of the Stockholder Representative for the accomplishment of any of the foregoing; and (x) to receive any portion of the Escrow Fund otherwise to be distributed to the Eligible Company Holders and to use an appropriate portion thereof for purposes of paying the costs associated with any of the foregoing.

(d)                                 The Stockholder Representative may resign upon thirty (30) days’ notice to Parent and each Eligible Company Holder. The Stockholder Representative may be replaced by the Eligible Company Holders from time to time upon not less than five (5) Business Days’ prior written notice to Parent; provided, however, that the Stockholder Representative may not be replaced unless Eligible Company Holders holding more than fifty percent (50%) of the then-present percentage interests in the Escrow Fund (assuming, for this purpose, a distribution of the entire amount of the Escrow Fund on the date of determination) agree to such replacement. No bond shall be required of the Stockholder Representative, and the Stockholder Representative shall receive no compensation for his services.

(e)                                  The Stockholder Representative shall: (i) not be liable to Parent, the Surviving Corporation or any Eligible Company Holders for any act done or omitted as a Stockholder Representative unless acting in bad faith; (ii) be entitled to treat as genuine any letter or other document furnished by Parent, the Surviving Corporation, any Eligible Company Holder or the Escrow Agent and believed to be genuine and to have been signed and presented by the proper party or parties; and (iii) be reimbursed from any portion of the Escrow Fund otherwise to be distributed to the Eligible Company Holders for any loss, liability or expense incurred without bad faith on the part of the Stockholder Representative and arising out of or in connection with the acceptance or administration of the Stockholder Representative’s duties hereunder (including counsel fees and other out-of-pocket expenses), such reimbursement to be made directly from the Escrow Fund by the Escrow Agent, who shall be entitled to rely upon the instruction of the Stockholder Representative in this regard. To the extent that there is not a sufficient amount of the Escrow Fund otherwise to be distributed to any Eligible Company Holders available, the Eligible Company Holders shall severally, and not jointly, in proportion to each Eligible Company Holder’s pro rata entitlement to a share of the Escrow Fund, indemnify the Stockholder Representative and hold the Stockholder Representative harmless against any loss, liability or expense incurred without bad faith on the part of the Stockholder Representative and arising out of or in connection with the acceptance or administration of the Stockholder Representative’s duties hereunder.

(f)                                    Parent and Merger Sub shall have no liability to any Eligible Company Holder or otherwise arising out of the acts or omissions of the Stockholder Representative or any disputes among the Eligible Company Holders or with the Stockholder Representative.

Section 8.5                                      Handling Claims. Subject to the limitations set forth in Article VIII:

(a)                                  With respect to any Parent Claim Notice:

(i)                                     The Stockholder Representative may notify the Parent Indemnified Party in writing prior to the expiration of a period of thirty (30) days following the delivery of such Parent Claim Notice to the Stockholder Representative that some or all of the subject claim(s) of the Parent Indemnified Party are disputed. In the absence of any such notice within such thirty (30) day period, or upon an earlier notice from the Stockholder Representative to the Parent Indemnified Party  and the Escrow Agent confirming that the subject claim(s) of the Parent Indemnified Party are not disputed, then promptly following such thirtieth (30th) day or such earlier confirming notice, the Damages in the amount specified in such Parent Claim Notice will be (x) conclusively deemed a claim against the then-current amount in the Escrow Fund after adjusting for any deductions or distributions which should have been made therefrom as provided herein and (y) paid by the Escrow Agent to the Parent Indemnified Party from such current amount in the Escrow Fund after adjusting for any deductions or distributions which should have been made therefrom as provided herein (to the extent such funds are available).

(ii)                                  If the Stockholder Representative notifies the Parent Indemnified Party in writing prior to the expiration of the thirty (30) day period following the delivery of such Parent Claim Notice to the Stockholder Representative that some or all of the subject claim(s) of the Parent Indemnified Party are disputed, then (except in those instances where the Parent Indemnified Party has also submitted a claim under the Special Indemnity Insurance) the Stockholder Representative and the Parent Indemnified Party  shall attempt in good faith to agree upon the rights of the Parent Indemnified Party with respect to each of such claims within thirty (30) days after such objection. If the Stockholder Representative and the Parent Indemnified Party should so agree on a claim, then a memorandum setting forth such agreement shall be prepared and delivered to the Escrow Agent, with a statement of the portion of the then-current amount in the Escrow Fund (after adjusting for any deductions or distributions which should have been made therefrom as provided herein), if any, to be distributed to the Parent Indemnified Party (and, if applicable, such amount shall be promptly paid by the Escrow Agent to the Parent Indemnified Party to the extent such funds are available). If the Stockholder Representative and the Parent Indemnified Party are unable to resolve any such claim, then, unless the parties mutually agree to a different course of action for resolving the matter, either the Parent Indemnified Party or the Stockholder Representative may file suit to resolve the matter unless the amount of the Damages is at issue in pending litigation with a third party, in which event no suit shall be commenced until such amount is ascertained or the Stockholder Representative and the Parent Indemnified Party consent to the filing of such suit. To the extent that the Parent Indemnified Party has also submitted a claim under the Special Indemnity Insurance, the Stockholder Representative shall be under no obligation to make any attempt to agree upon the rights of the

Parent Indemnified Party until 30 days after the Parent Indemnified Party shall have exhausted its remedies against the Special Indemnity Insurance, during the pendency of which, a Parent Claim Notice otherwise properly submitted to the Escrow Agent shall be deemed to be a Pending Claim.

(b)                                 With respect to the claim of any third party as to which a Parent Claim Notice may be tendered, Parent shall have the right to conduct and control the defense, settlement, adjustment or compromise of any such claim; provided, however, that Parent shall (i) diligently pursue such defense, (ii) provide notice to, and an opportunity for participation in and comment from, the Stockholder Representative with respect to such defense, and (iii) not effect the settlement, adjustment or compromise of any such claim without the written consent of the Stockholder Representative (which consent shall not be unreasonably withheld or delayed).

(c)                                  With respect to any Eligible Holder Claim Notice:

(i)                                     If Parent shall fail to notify the tendering Eligible Company Holder(s) in writing prior to the expiration of a period of thirty (30) days following delivery to Parent of an Eligible Holder Claim Notice that some or all of the subject claim(s) of the tendering Eligible Company Holder(s) are disputed, or upon an earlier notice from Parent to the tendering Eligible Company Holder(s) confirming that the subject claim(s) of the tendering Eligible Company Holder(s) are not disputed, then promptly following such thirtieth (30th) day or such earlier confirming notice, the Damages in the amount specified in such Eligible Holder Claim Notice will be (i) conclusively deemed a liability of Parent and (ii) promptly paid by Parent to the tendering Eligible Company Holder(s).

(ii)                                  If Parent shall notify the tendering Eligible Company Holder(s) in writing prior to the expiration of such period of thirty (30) days following delivery of the subject Eligible Holder Claim Notice to Parent that some or all of the subject claim(s) of the tendering Eligible Company Holder(s) are disputed, then Parent and the tendering Eligible Company Holder(s) shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims within thirty (30) days after objection by Parent. To the extent that the parties are able to so agree, then any claims which are the subject of such an agreement shall be handled as agreed. To the extent that the parties are not able to so agree, then either Parent or the tendering Eligible Company Holder(s) may file suit to resolve the matter unless the amount of the Damages is at issue in pending litigation with a third party, in which event no suit shall be commenced until such amount is ascertained or Parent and the tendering Eligible Company Holder(s) consent to the filing of such suit.

Section 8.6                                      Limits on Indemnification.

(a)                                  Notwithstanding any provision of this Agreement to the contrary, except as otherwise expressly provided in this Section 8.6, the Eligible Company Holders shall have no liability to the Parent Indemnified Parties under the provisions of this Article

VIII except with respect to, and to the extent of, their interests in the Escrow Fund. The limitation of liability set forth in the preceding sentence shall not apply to the liability of the Principal Stockholders for indemnification under Section 8.2 for Damages resulting from (i) fraud, gross negligence or willful misconduct by one or more of the Principal Stockholders, or of any Eligible Company Holders as to which fraud, gross negligence or willful misconduct the Principal Stockholders had Knowledge prior to the date of this Agreement, as to which there shall be no limit on indemnification, or (ii) a misrepresentation or breach of or default or inaccuracy in the representations or warranties in Sections 3.1, 3.2, 3.5, 3.6,  3.9, 3.20, 3.21, 3.22 and 3.23, as to which the aggregate liability of the Principal Stockholders shall be limited to that amount which is equal to the cash portion of the final Merger Consideration.

(b)                                 With respect to any and all Damages as may be suffered or incurred by a Parent Indemnified Party at any time arising out of or related to any misrepresentation or breach of or default or inaccuracy in any of the representations or warranties of the Company or the Principal Stockholders contained in Section 3.8 or Section 3.11 of this Agreement, such Parent Indemnified Party shall submit a claim for recovery under the Special Indemnity Insurance (a “Special Insurance Claim”) and use commercially reasonable efforts to recover fully for such Damages from the insurer under the Special Indemnity Insurance in accordance with the terms thereof.. Such Parent Indemnified Party shall also submit a Parent Claim Notice with respect to such Damages. To the extent, having made such efforts, such Damages shall not be recovered fully from the insurer, and in the event that the Damages subject to such Special Insurance Claim and the Parent Claim Notice exceed the sum of $225,000 (the “Special Basket”), then all such unrecovered amounts shall be recoverable against the Escrow Fund, to the extent thereof, subject to and in accordance with this Article VIII.

Section 8.7                                      Release and Waiver. Each Eligible Company Holder hereby waives any and all right that it might otherwise have to make any claim against the Company or the Surviving Corporation or any Affiliate of either for contribution or otherwise if such Eligible Company Holder suffers an indemnity claim under this Agreement. In addition, each Eligible Company Holder hereby releases and forever discharges the Company, each Affiliate of the Company and the Surviving Corporation, contingent upon the Closing, from any and all claims arising out of or otherwise relating to pre-Closing actions, omissions, facts, events or circumstances. For the avoidance of doubt, as used in this Section 8.7, references to Affiliates of the Surviving Corporation shall be deemed not to include Parent or any Person that was an Affiliate of Parent immediately prior to the Effective Time.

Section 8.8                                      Treatment of Indemnification Payments. Any indemnification payments made pursuant to this Article VIII shall be treated as an adjustment to the Merger Consideration for Tax purposes.

Section 8.9                                      Insurance Set-Off. The Eligible Company Holders shall be entitled to a credit against any amount otherwise due under this Article VIII to the extent of any amounts actually recovered by the Parent Indemnified Parties under any insurance policy maintained by or on behalf of  Parent or the Company or any other contractual indemnification benefiting the Parent or the Company that directly relate to the Damages suffered by the Parent Indemnified

Parties, less the costs associated with obtaining such insurance recovery or contractual indemnification, including but not limited to reasonable attorneys’ fees. Parent shall cause the Company to continue to maintain general liability and product liability insurance coverage on a basis and with limits consistent with the past practices of the Company, for so long as the Eligible Company Holders’ indemnity obligation remains in effect.

Section 8.10                                Exclusive Remedies. The indemnification provisions of this Article VIII shall be the exclusive remedy available to the Parties following the Closing for any claims that are within the subject matter of the indemnities set out in Sections 8.2, and 8.3. Each of the Parties agrees not to, and to cause its Affiliates not to, bring any action or proceeding, at law, equity or otherwise, against any other Party or its Affiliates seeking redress for any such claim except pursuant to the express provisions of this Article VIII. The foregoing shall not apply in the case of fraud, gross negligence or intentional misconduct.

ARTICLE IX

MISCELLANEOUS

Section 9.1                                      Representations and Warranties. The respective representations and warranties of the Company and the Principal Stockholders, on the one hand, and Parent and Merger Sub, on the other hand, contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by or on behalf of any Party.

Section 9.2                                      Extension; Waiver. At any time prior to the Effective Time, the Parties hereto, may (a) extend the time for the performance of any of the obligations or other acts of the other Parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein by any other applicable Party or in any document, certificate or writing delivered pursuant hereto by any other applicable Party or (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

Section 9.3                                      Notices. Any notice, request, instruction or other document to be given hereunder by any Party to another Party shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation (with a confirming copy sent by overnight courier) if sent by facsimile or like transmission, and on the next business day when sent by Federal Express, United Parcel Service, Express Mail, or other reputable overnight courier, to the Party at the following addresses (or such other addresses for a Party as shall be specified by like notice):

(a)                                  if to the Company (prior to Closing) or the Principal Stockholders, to them at:

iSarla, Inc.
699 Fall River Avenue
Seekonk, MA 02771
Attention:  Fenil Shah, CEO
Facsimile:  508-336-5894

with a copy (which shall not constitute notice) to:

Nutter, McClennen & Fish, LLP
World Trade Center West
155 Seaport Boulevard
Boston, Massachusetts 02210-2604
Attention:  Stephen M. Andress, Esq.
Facsimile:  617-310-9293

(b)                                 if to either Company (after Closing), Parent or Merger Sub, to them at:

Forgent Networks, Inc.
108 Wild Basin Road South
Austin, TX. 78746
Attention:  Jay Peterson, CFO and Vice President - Finance

with a copy (which shall not constitute notice) to:

Winstead PC
5400 Renaissance Tower
1201 Elm Street
Dallas, Texas  75270
Attention:  Mark G. Johnson, Esq.
Facsimile:  (214) 745-5390

Section 9.4                                      Entire Agreement. This Agreement, the Schedules, Exhibits and other documents referred to herein or delivered pursuant hereto, collectively contain the entire understanding of the Parties hereto and thereto with respect to the subject matter contained herein and therein and supersede all prior agreements and understandings, oral and written, with respect thereto.

Section 9.5                                      Binding Effect; Benefit; Assignment.

(a)                                  This Agreement shall inure to the benefit of and be binding upon the Parties hereto and nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(b)                                 Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto without the prior written consent of the other Parties.

Section 9.6                                      Amendment and Modification. Subject to Applicable Law, this Agreement may be amended, modified and supplemented in writing by the Parties hereto in any and all respects before the Effective Time (notwithstanding any stockholder approval), by action taken by the respective boards of directors of Parent, Merger Sub and the Company and the Principal Stockholders or by the respective officers authorized by such Boards of Directors and the Principal Stockholders; provided, however, that after any such stockholder approval, no amendment shall be made which by Law requires further approval by such stockholders without such further approval.

Section 9.7                                      Headings; Construction. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. The Parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

Section 9.8                                      Fees and Expenses. Except for damages of one Party to this Agreement resulting from a breach of the terms of this Agreement by another Party hereto, all costs and expenses incurred in connection with this Agreement and the consummation of the Contemplated Transactions shall be paid by the party incurring such costs and expenses.

Section 9.9                                      Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

Section 9.10                                Applicable Law. This Agreement and the legal relations between the Parties hereto shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to principles of conflicts of law that would require application of any other Law.

Section 9.11                                Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

Section 9.12                                Remedies Cumulative. Except as otherwise expressly provided herein (e.g., Section 8.10), any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of Parent, Merger Sub and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date first above written.

FORGENT NETWORKS, INC.

By:	/s/
	Name:	Richard Snyder
	Title:	Chairman and CEO

CHEETAH ACQUISITION COMPANY, INC.

By:	/s/
	Name:	Richard Snyder
	Title:	Chairman and CEO

iSARLA, INC.

By:		/s/
	Name:	Fenil Shah
	Title:	Co-CEO

Signature Page

The Principal Stockholders, by their signatures below, hereby accept and agree to perform their obligations set forth in Article VIII of this Agreement.

SNEHAL SHAH

/s/

FENIL SHAH

/s/

CHIMANLAL SHAH

/s/

SARLA SOFTWARE LLC

/s/

SARLA INFOTECH

/s/

Signature Page

EXHIBIT A

FORM OF ESCROW AGREEMENT

This Escrow Agreement (this “Escrow Agreement”) is made and entered into as of this          day of October, 2007, by and among iSarla, Inc., a Delaware corporation (“iSarla” or the “Company”), Forgent Networks, Inc., a Delaware corporation (“Parent”), Fenil Shah (the “Stockholder Representative”) and Wells Fargo Bank, National Association, a national banking association, as escrow agent, with reference to the following:

RECITALS:

WHEREAS, Parent, the Company and Cheetah Acquisition Company, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), have entered into that certain Agreement and Plan of Merger, dated as of September 11, 2007  (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”);

WHEREAS, pursuant to the Merger Agreement, a portion of the Merger Consideration will be placed in escrow;

WHEREAS, Parent and the Company desire that Wells Fargo Bank, National Association act as the initial escrow agent for the portion of the Merger Consideration to be placed in escrow;

WHEREAS, Wells Fargo Bank, National Association is willing to act as such initial escrow agent; and

WHEREAS, the Parties desire to set forth the duties and obligations of the Escrow Agent.

NOW, THEREFORE, in consideration of the recitals and of the respective agreements and covenants contained herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

1.1                                 Definitions. For purposes of this Escrow Agreement, capitalized terms not otherwise defined herein shall have the meaning given or referenced in Appendix 1 attached hereto and incorporated herein by this reference. Any capitalized terms for which no definition is given or referenced in this Escrow Agreement or in Appendix 1 shall have the meaning given such terms in the Merger Agreement.

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1.2                                 Interpretation.

(a)                                  Unless otherwise stated, the terms “Article,” “Section,” “Exhibit” and “Appendix” refer to the specified Article, Section, Exhibit or Appendix of this Escrow Agreement.

(b)                                 Whenever the words “include”, “includes” or “including” (or any variation thereof) are used in this Escrow Agreement, they shall be deemed to be followed by the words “without limitation,” and shall not be construed to limit any general statement which any such word follows to the specific or similar items or matters immediately following such word, unless otherwise expressly stated.

(c)                                  The words “hereof”, “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Escrow Agreement as a whole and not to any particular provision of this Escrow Agreement.

(d)                                 The plural of any defined term shall have a meaning correlative to such defined term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(e)                                  A reference to any party to this Escrow Agreement or any other agreement or document shall include such party’s permitted successors, assigns and transferees.

(f)                                    The Parties have participated jointly in the negotiation and drafting of this Escrow Agreement. In the event an ambiguity or question of intent or interpretation arises, this Escrow Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Escrow Agreement.

ARTICLE II

2.1                                 Escrow Fund.

(a)                                  Prior to the Closing, Parent shall deposit the Cash Escrow and the Escrow Stock (together, the “Initial Escrow Consideration”) with Escrow Agent. The Cash Escrow will be held in a segregated escrow account (the “Escrow Account”). The Escrow Stock will be registered in the name of the Escrow Agent, as agent for the Eligible Company Holders, and shall be deposited with the Escrow Agent. The amounts in the Escrow Account and the number of shares of Escrow Stock shall be known collectively as the “Escrow Fund”.

The Escrow Agent’s sole obligation with respect to the Escrow Stock shall be to deliver such Escrow Stock and associated stock powers to the appropriate party (if the entire amount of such Escrow Stock is being released) or to deliver such Escrow Stock and associated stock powers to the stock transfer agent for the Escrow Stock along with appropriate instructions to (a) issue new certificates in the name of the person or party in the amount of shares such person or party is entitled to receive and (b) issue new certificates in the name of the Escrow Agent for the balance

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of such Escrow Stock. The Escrow Agent shall have no liability in the event of any mistake, delay or failure to act on the part of the stock transfer agent for the Escrow Stock.

(b)                                 The Escrow Account shall be maintained by the Escrow Agent as a separate account for the benefit of Parent and the Eligible Company Holders as provided in this Escrow Agreement.

2.2                                 Acceptance of Appointment as Escrow Agent. The Escrow Agent, by signing this Escrow Agreement, accepts the appointment as Escrow Agent and agrees to hold and distribute the Escrow Fund in accordance with the terms of this Escrow Agreement.

2.3                                 Investment; Taxes.

(a)                              Pending disbursement of the Escrow Fund, the Escrow Agent shall invest the cash portion of the Escrow Fund in (i) a money market fund invested in short-term marketable securities issued or guaranteed by the federal government of the United States, a Wells Fargo Bank Money Market Deposit Account (the “MMDA”) or (iii) such other forms of investment as shall be jointly directed in writing by Parent and the Stockholder Representative (“Permitted Investments”). All interest and other income earned or otherwise distributed on the Escrow Fund shall, until disbursed, also constitute a part of the Escrow Fund and shall, pending disbursement, be invested in Permitted Investments. Unless the Escrow Agent received other investment directions, moneys on deposit in the Escrow Fund will be invested in the MMDA. The undersigned parties understand that amounts on deposit in the MMDA are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (FDIC), in the basic FDIC insurance amount of $100,000 per depositor, per insured bank. This includes principal and accrued interest up to a total of $100,000.  The undersigned parties understand that deposits in the MMDA are not secured.

(b)                                 As and when any amount of the Permitted Investments (if applicable) is needed for a payment under this Escrow Agreement, the Escrow Agent shall cause a sufficient amount of the Permitted Investments to be converted into cash, if and to the extent there are Permitted Investments. The Escrow Agent shall not be responsible for any costs or fees incurred in selling or converting any Permitted Investments and any such amounts shall be payable from the cash received upon conversion of such Permitted Investments.

(c)                                  For tax purposes, the Escrow Fund shall be property of the Eligible Company Holders and all interest and other income earned on the Escrow Fund shall be income of the Eligible Company Holders determined on a basis consistent with the pro rata distribution described in Section 2.4(b) of this Escrow Agreement and all Parties hereto (other than Escrow Agent) shall file all tax returns consistent with such treatment. Prior to Closing, iSarla, Parent, the Stockholder Representative and the Eligible Company Holders shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Escrow Agent may request.  The parties understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the

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Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Escrow Agreement.

2.4                                 Distribution of Escrow Fund.

(a)                                  In the event Parent has made, prior to the Final Escrow Release Date, a claim for indemnification in a Parent Claim Notice (in substantially the form attached hereto as Exhibit A) delivered to the Stockholder Representative and the Escrow Agent, and such claim has not been finally determined or has otherwise been objected to as provided herein (a “Pending Claim”), the Escrow Agent shall withhold from distribution to the Eligible Company Holders a portion of the Escrow Fund equal to the Damages set forth in such Parent Claim Notice (such amount being a “Pending Claim Holdback”) until such time as either the Pending Claim has been finally determined or the objection resolved, as applicable, in which case the appropriate amounts will be either distributed to Parent or returned to the Escrow Fund (for distribution to the Eligible Company Holders as provided in Section 2.4(c) below), or both, as the case may be, all as more fully set forth herein. In addition, in the event Parent and the Stockholder Representative provide written notice to the Escrow Agent that the Stipulated Closing Net Working Capital Statement indicates a Working Capital Deficit, then the amount specified in such notice as the difference between $0 and the Working Capital Deficit shall be as soon as practical thereafter paid to Parent from the Escrow Fund.

(b)                                 Any amounts to be distributed from the Escrow Fund to the Eligible Company Holders shall be distributable to such Eligible Company Holders on a pro rata basis based upon their relative entitlement or assumed entitlement to receive Merger Consideration as specifically set forth in the spreadsheet attached hereto as Exhibit B (the “Spreadsheet”), upon which the Escrow Agent shall be entitled to conclusively rely.

(c)                                  Subject to any claim for reimbursement by the Stockholder Representative as contemplated by Section 2.4(d) hereof, the Available Escrow Amount shall be distributed as follows:

(i)                                     the amount by which the Available Escrow Amount (immediately prior to such distribution) exceeds seven and one-half percent (7.5%) of the Merger Consideration shall be distributed to the Eligible Company Holders on the date which is twelve (12) months after the Closing Date (the “First Escrow Release Date”);

(ii)                                  all remaining Available Escrow Amount and any other amounts which shall have been delivered into the Escrow Account shall be distributed to the Eligible Company Holders on the date which is eighteen (18) months after the Closing Date (the “Final Escrow Release Date”); and

(iii)                               any further amounts which, following the Final Escrow Release Date, shall be delivered into the Escrow Account or otherwise become available for distribution

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to the Eligible Company Holders (including amounts which may previously have been withheld due to a Pending Claim Holdback where final resolution of the related Pending Claim yields less than a full payment of the amount at issue to Parent), together with all interest and other income which has accrued thereon, shall be distributed to the Eligible Company Holders immediately following the date any such amount shall be so delivered or otherwise become so available.

(d)                                 The Stockholder Representative shall be entitled to be reimbursed from any portion of the Escrow Fund otherwise to be distributed to the Eligible Company Holders pursuant to the foregoing Section 2.4(c) for any loss, liability or expense incurred without bad faith on the part of the Stockholder Representative and arising out of or in connection with the acceptance or administration of the Stockholder Representative duties under the Merger Agreement (including counsel fees and other out-of-pocket expenses), such reimbursement to be made directly from the Escrow Fund by the Escrow Agent. The Escrow Agent may rely on the written instruction of the Stockholder Representative in this regard.

(e)                                  If the Escrow Agent is not able to deliver any portion of the Escrow Fund to the proper recipient within one (1) year of the date that final distribution of any remaining amount of the Escrow Fund should otherwise have been made pursuant to the foregoing Section 2.4(c) (or immediately prior to such earlier date on which any payment in respect thereof would otherwise escheat to or become the property of any Governmental Body), such portion of the Escrow Fund shall be delivered to Parent and the proper recipient shall thereafter look only to Parent, and only as a general creditor, for payment of such recipient’s claim for such portion of the Escrow Fund, subject to applicable abandoned property, escheat and similar laws.

(f)                                    Notwithstanding any provision of this Escrow Agreement to the contrary, in the event that any payment is made to a holder of Dissenting Shares by the Surviving Corporation or Parent in respect of appraisal rights as contemplated by the Merger Agreement, then (i) the portion of the Escrow Fund which would have represented the potential distribution to such holder shall instead be distributed to Parent and (ii) such holder’s former shares of Company Common Stock shall be removed from any calculation to determine the pro rata right of such holder to participate in any distribution of the Escrow Fund. The Escrow Agent may rely on the written instruction of the Surviving Corporation or the Parent in this regard. The Surviving Corporation or the Parent shall have the obligation to recalculate the pro rata right of holders to participate in any distribution of the Escrow Fund referred to in clause (ii) of the second preceding sentence, and in the absence of delivery to the Escrow Agent of such recalculation the Escrow Agent shall be entitled to rely on the existing calculation.

ARTICLE III

3.1                                 Rights and Responsibilities of Escrow Agent.

(a)                                  The duties, responsibilities and obligations of the Escrow Agent shall be limited to those set forth herein and no duties, responsibilities or obligations shall be inferred or implied. The Escrow Agent shall not be subject to, nor be required to comply with, any other

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agreement between the Company or Parent or to which the Company or Parent is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Escrow Agreement) from the Company, Parent, the Stockholder Representative or any entity or person acting on the respective behalf of any of them. The Escrow Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

(b)                                 If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Fund (including orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Fund), the Escrow Agent is authorized to comply therewith in any manner as it deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to any of the Parties or any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(c)                                  The Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document delivered in accordance with this Escrow Agreement by Parent or the Stockholder Representative, (ii) DIRECTLY, OR INDIRECTLY, FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT SHALL BE ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION, or (iii) for an amount in excess of the value of the Escrow Fund, valued as of the applicable date.

(d)                                 The Escrow Agent may consult with legal counsel of its own selection as to any matter relating to this Escrow Agreement, and the Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

(e)                                  The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

(f)                                    Unless otherwise specifically set forth herein, the Escrow Agent shall proceed as soon as practicable to collect any checks or other collection items at any time deposited hereunder. All such collections shall be subject to the Escrow Agent’s usual collection practices or terms regarding items received by the Escrow Agent for deposit or collection. The

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Escrow Agent shall not be required, nor have any duty, to notify anyone of any payment or maturity under the terms of any instrument deposited hereunder, to take any legal action to enforce payment of any check, note or security deposited hereunder or to exercise any right or privilege which may be afforded to the holder of any such security.

(g)                                 The Escrow Agent shall provide to Parent and the Stockholder Representative monthly statements identifying transactions, transfers from, deposits into and holdings of the Escrow Fund.

(h)                                 Notices, instructions or communications shall be in writing and shall be given to the addresses set forth in Section 4.1 below (or to such other addresses as may be substituted therefor by written notification as provided in such Section 4.1). The Escrow Agent is authorized to comply with and rely upon any notices, instructions or other communications believed by it to have been sent or given by Parent or by the Stockholder Representative or by a person or persons authorized by any of them. Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday or banking holiday, such time shall be extended to the next day on which the Escrow Agent is open for business.

(i)                                     iSarla, Parent and the Eligible Company Holders hereby jointly and severally agree (but, in the case of the Eligible Company Holders, solely to the extent of their respective pro-rata amounts at the time held in the Escrow Fund) to reimburse the Escrow Agent for, and to indemnify and hold the Escrow Agent harmless from and against, any and all claims, losses, liabilities, costs, damages or expenses (including reasonable attorneys’ fees and expenses) of the Escrow Agent (collectively, “Losses”) arising from or in connection with or related to this Escrow Agreement or being the Escrow Agent hereunder (including Losses incurred by the Escrow Agent in connection with its successful defense, in whole or in part, of any claim of gross negligence or willful misconduct on its part); provided, however, that nothing contained herein shall require Escrow Agent to be indemnified for Losses finally determined to have been primarily caused by the Escrow Agent’s own gross negligence or willful misconduct. The obligations of iSarla, the Parent and the Stockholder Representative hereunder shall survive the termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.

(j)                                     Parent and the Stockholder Representative may, acting jointly, remove the Escrow Agent at any time by giving to the Escrow Agent ten (10) calendar days’ prior notice in writing signed by Parent and the Stockholder Representative. The Escrow Agent may resign at any time by giving Parent and the Stockholder Representative thirty (30) calendar days prior written notice thereof. Within ten (10) calendar days after giving the foregoing notice of removal to the Escrow Agent or receiving the foregoing notice of resignation from the Escrow Agent, Parent and the Stockholder Representative shall appoint a successor Escrow Agent. If a successor Escrow Agent has not accepted such appointment by the end of such ten (10)-day period, the Escrow Agent may, in its sole discretion, apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief. Upon receipt of the identity of the successor Escrow Agent, the Escrow Agent shall deliver the Escrow Fund then held hereunder to the successor Escrow Agent. Upon delivery of the Escrow Fund to the

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successor Escrow Agent, the Escrow Agent shall have no further duties, responsibilities or obligations hereunder.

(k)                                  In the event of any ambiguity or uncertainty hereunder or in any notice, instruction of other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than retaining possession of the Escrow Fund, unless the Escrow Agent receives written instructions, signed by Parent and the Stockholder Representative, which eliminates such ambiguity or uncertainty. In the event of any dispute between or conflicting claims by or among Parent, the Stockholder Representative and/or any other person or entity with respect to any Escrow Fund, the Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Fund so long as such dispute or conflict shall continue, and the Escrow Agent shall not be nor become liable in any way to Parent or the Eligible Company Holders for failure or refusal to comply with such conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent, or (ii) the Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all Losses which it may incur by reason of so acting. The Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary.

3.2                                 Fees and Expenses of the Escrow Agent. The Escrow Agent shall (a) be paid fees for its services under this Escrow Agreement as provided in the fee letter attached hereto as Exhibit C and (b) be entitled to reimbursement for expenses (including the reasonable fees and disbursements of its counsel) actually incurred by the Escrow Agent in connection with its duties under, or as otherwise contemplated by, this Escrow Agreement (collectively, the “Escrow Agent Fees and Expenses”). All Escrow Agent Fees and Expenses shall be paid by Parent. The Escrow Agent shall have, and is hereby granted, a prior lien upon any property, cash, or assets of the Escrow Fund, with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities. The Escrow Agent shall be entitled and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from amounts on deposit in the Escrow Fund.

ARTICLE IV

4.1                                 Notices. All notices, requests, claims, demands and other communications under this Escrow Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the following parties at the following addresses (or at such other address(es) as shall be specified by like notice):

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(a)                                  If to the Company, to:

iEmployee, Inc.
c/o Forgent Networks, Inc.
108 Wild Basin Road South
Austin, Texas 78746
Attention:  Richard M. Snyder, President
Facsimile:  (512) 437-2365

with a copy (which shall not constitute notice) to:

Winstead PC
5400 Renaissance Tower
1201 Elm Street
Dallas, Texas  75270
Attention:  Mark G. Johnson, Esq.
Facsimile:  (214) 745-5390

(b)                                 If to Parent or Merger Sub, to:

Forgent Networks, Inc.
108 Wild Basin Road South
Austin, Texas 78746
Attention:  Richard M. Snyder, President
Facsimile:  (512) 437-2365

with a copy (which shall not constitute notice) to:

Winstead PC
5400 Renaissance Tower
1201 Elm Street
Dallas, Texas  75270
Attention:  Mark G. Johnson, Esq.
Facsimile:  (214) 745-5390

(c)                                  If to the Stockholder Representative:

Fenil Shah
699 Fall River Avenue
Seekonk, MA  02771
Facsimile:  (928) 447-4539

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with a copy (which shall not constitute notice) to:

Nutter, McClennen & Fish, LLP
World Trade Center West
155 Seaport Boulevard
Boston, Massachusetts 02210-2604
Attention:  Stephen M. Andress, Esq.
Facsimile:  (617) 310-9293

(d)                                 If to the Escrow Agent, to:

Well Fargo Bank, N. A.
MAC T5303-022
1445 Ross Avenue, 2nd Floor
Dallas, TX 75202
Attention:   Nancye Patterson
Facsimile:  214-777-4086

The Escrow Agent, Parent, the Company and the Stockholder Representative may change their address or the person to whom notices or copies thereof shall be directed by notice to the others as provided in this Section 4.2.

4.2                                 Stockholder Representative. The Stockholder Representative may resign upon thirty (30) days’ notice to Parent, each Eligible Company Holder and the Escrow Agent. The Stockholder Representative may be replaced by the Eligible Company Holders from time to time upon not less than five (5) days’ prior written notice to Parent; provided, however, that the Stockholder Representative may not be replaced unless Eligible Company Holders holding more than fifty percent (50%) of the then present percentage interests in the Escrow Fund (assuming, for this purpose, a distribution of the entire amount of the Escrow Fund on the date of determination) agree to such replacement. No bond shall be required of the Stockholder Representative, and the Stockholder Representative shall receive no compensation for its services.

4.3                                 Assignment. This Escrow Agreement and the rights and duties hereunder shall be binding upon and inure to the benefit of the Parties and the successors and assigns of each of the Parties. Except as expressly provided herein, no rights, obligations or liabilities hereunder shall be assignable by any Party without the prior written consent of the other Parties. The interests of an Eligible Company Holder are not assignable or transferable unless and until released pursuant to the terms of this Escrow Agreement. The forgoing notwithstanding, no assignment of the interests of any of the Parties shall be binding on the Escrow Agent unless and until written notice of such assignment shall be delivered to and acknowledged by the Escrow Agent.

4.4                                 Amendment. This Escrow Agreement may be amended, modified or waived only by an instrument in writing duly executed by Parent, the Company, the Escrow Agent and the Stockholder Representative.

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4.5                                 Governing Law. This Escrow Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws thereof.

4.6                                 Construction. The headings in this Escrow Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Escrow Agreement.

4.7                                 Termination. This Agreement shall terminate upon the distribution in full of the Escrow Fund.

4.8                                 Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute a single instrument.

4.9                                 Severability. The invalidity, illegality or unenforceability of any provision of this Escrow Agreement shall in no way affect the validity, legality or enforceability of any other provision, and if any provision is held to be enforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

4.10                           Merger Agreement. Nothing in this Escrow Agreement is intended, or shall be deemed, to modify in any way the agreements between Parent, Merger Sub and the Company set forth in, and the other provisions of, the Merger Agreement. As between the parties to, and the intended third party beneficiaries of, the Merger Agreement, the provisions of the Merger Agreement shall control in the event of any inconsistency between the provisions of this Escrow Agreement and the provisions of the Merger Agreement. Notwithstanding the foregoing, the Escrow Agent shall not be construed or deemed, for any purpose, to be a party to the Merger Agreement, and its rights and obligations shall be governed solely by this Escrow Agreement.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the Parties hereto have caused this Escrow Agreement to be executed by their duly authorized officers as of the day and year first above written.

ESCROW AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Escrow Agent

By:
Name:
Title:

PARENT:

FORGENT NETWORKS, INC.

By:
Name:
Title:

iSARLA:

iSARLA, INC.

By:
Name:
Title:

STOCKHOLDER REPRESENTATIVE:

FENIL SHAH

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EXHIBIT A

Form of Parent Claim Notice

[Date]

[Stockholder Representative]

[Address]

[City, State, Zip]

This notice is delivered to you by Forgent Networks, Inc., a Delaware corporation (“Parent”) and/or iSarla, Inc., a Delaware corporation (the “Surviving Corporation”) pursuant to Section 8.2 of that certain Agreement and Plan of Merger, dated as of September 11, 2007, by and among Parent, Cheetah Acquisition Company, Inc., a Delaware corporation, and the Surviving Corporation (the “Merger Agreement”). Capitalized terms not defined herein have the meaning set forth in the Merger Agreement.

[Specify the claim.]

The Damages set forth above have actually been incurred or suffered by a Parent Indemnified Party.

This Parent Claim Notice shall serve as Parent’s formal notice, claim and demand for indemnification. Nothing in this Parent Claim Notice shall be deemed to be a waiver of any other claim which an Parent Indemnified Party may be entitled to assert pursuant to the provisions of the Merger Agreement.

FORGENT NETWORKS, INC.

By:
Name:
Title:

EXHIBIT B

Spreadsheet

[attached]

EXHIBIT C

Fee Letter

[attached]

APPENDIX 1

Definitions

For purposes of this Escrow Agreement:

“Additional Escrow Stock” means dividends paid in stock declared with respect to the Escrow Stock.

“Adjusted Company Value” shall mean the Company Value minus the sum of (i) $2,000,000, being the combined value of the Ceridian Cash Payment and the Ceridian Stock Payment, and (ii) the product of the Global Accelerator Stock Payment multiplied by the Average Closing Price.

“Adjusted Fully Diluted Share Amount” shall mean the Fully Diluted Share Amount minus the sum of (i) the Ceridian Company Shares, and (ii) the Global Accelerator Company Shares.

“Adjusted Net Cash Payment Amount” shall mean the Net Cash Payment Amount minus the sum of (i) the Ceridian Cash Payment, and (ii) the Aggregate Non-Participating Holder Cash Payments.

“Adjusted Stock Payment Amount” shall mean the Total Stock Payment Amount minus the sum of (i) the Ceridian Stock Payment, and (ii) the Global Accelerator Stock Payment.

“Adjusted Stock Payment Value” means the Initial Stock Payment Value minus the amount of any Elective Cash Payment made by Parent pursuant to Section 2.9(b)(ii) of the Merger Agreement.

“Aggregate Non-Participating Holder Cash Payments” shall mean the aggregate amount of the cash payments made to the Non-Participating Holders pursuant to Section 2.7(a)(iii) of the Merger Agreement.

“Available Escrow Amount” means an amount equal to the Initial Escrow Consideration, plus any accrued interest on the Cash Escrow, plus any Additional Escrow Stock, less the amount of any Working Capital Deficit (if applicable), less the aggregate amount of any Pending Claim Holdbacks (but only for so long as, and to the extent that, they remain pending), less the aggregate amount distributed to Parent pursuant to the indemnification provisions benefiting Parent in Article VIII of the Merger Agreement, less the aggregate amount distributable or previously distributed from the Escrow Consideration to Eligible Company Holders as contemplated pursuant to the provisions of the Merger Agreement pertaining to the Escrow Consideration and the Escrow Agreement.

“Average Closing Price” means the average of the closing prices for the Parent Common Stock for the twenty (20) trading days preceding the Closing, but excluding the three (3) highest and three (3) lowest closing prices during such period.

“Cash Escrow” means cash in the amount of fifteen percent (15%) of the Net Cash Payment Amount.

“Ceridian Cash Payment” shall mean $1,000,000.

“Ceridian Company Shares” means the 5,720,934 shares of Company Common Stock held by Ceridian Corporation immediately prior to the Effective Time.

“Ceridian Stock Payment” shall mean the number of shares of Parent Company Stock equal to $1,000,000 divided by the Average Closing Price.

“Certificate of Merger” means a certificate of merger with respect to the Merger in such form as is required by and executed in accordance with the relevant provisions of the Delaware General Corporation Law.

“Certificates” means certificates representing shares of Company Common Stock.

“Closing” means the consummation of the Merger.

“Closing Consideration” means:

(i)                                     With respect to Ceridian Corporation:  (x) a check or, if requested, a wire transfer of immediately available funds, in the amount of the Ceridian Cash Payment minus Ceridian’s pro rata share of the Cash Escrow, being an amount equal to the Cash Escrow multiplied by the quotient of (I) the Ceridian Cash Payment, divided by (II) the total amount of cash Merger Consideration which all Eligible Company Holders are entitled to receive under Section 2.7 of the Merger Agreement; (y) a stock certificate representing the number of shares of Parent Company Stock equal to the Ceridian Stock Payment, minus Ceridian’s pro rata share of the Escrow Stock, being an amount equal to the Escrow Stock multiplied by the quotient of (I) the Ceridian Stock Payment, divided by (II) the total number of shares of Parent Common Stock which all Eligible Company Holders are entitled to receive under Section 2.7 of the Merger Agreement (with such number of shares being rounded to the next lowest whole number so as to eliminate any fractional shares); and (z) a check or, if requested, a wire transfer of immediately available funds, representing the amount of cash payable in lieu of any fractional shares;

(ii)                                  With respect to Global Accelerator:  (x) a stock certificate representing the number of shares of Parent Company Stock equal to the Global Accelerator Stock Payment, minus Global Accelerator’s pro rata share of the Escrow Stock, being an amount equal to the Escrow Stock multiplied by the quotient of (I) the Global Accelerator Stock Payment, divided by (II) the total number of shares of Parent Common Stock which all Eligible Company Holders are entitled to receive under Section 2.7 of the Merger Agreement (with such number of shares being rounded to the next lowest whole number so as to eliminate any fractional shares); and (y) a check or, if requested, a wire transfer of immediately available funds, representing the amount of cash payable in lieu of any fractional shares;

(iii)                               With respect to each Non-Participating Holder:  a check or, if requested, a wire transfer of immediately available funds, in an amount equal to (x) the product of (I) the quotient of (A) the number of shares of Company Common Stock held by such Non-Participating Holder and that is outstanding immediately prior to the Effective Time, divided by (B) the Adjusted Fully Diluted Share Amount, multiplied by (II) the Adjusted Company Value, minus (y) his pro rata share of the Cash Escrow, being an amount equal to the Cash Escrow multiplied by the quotient of (I) the total amount of cash Merger Consideration which such Non-Participating Holder is entitled to receive as described by subsection (x) of this subsection (iii), divided by (II) the total amount of cash Merger Consideration which all Eligible Company Holders are entitled to receive under Section 2.7 of the Merger Agreement;

(iv)                              With respect to each Participating Holder:  (x) a check or, if requested, a wire transfer of immediately available funds, in an amount equal to  (I) the product of (A) the quotient of (1) the number of shares of Company Common Stock held by such Participating Holder and that are outstanding immediately prior to the Effective Time, divided by (2) the Adjusted Fully Diluted Share Amount, multiplied by (B) the Adjusted Net Cash Payment Amount, minus (II) his pro rata share of the Cash Escrow, being an amount equal to the product of (A) Cash Escrow multiplied by (B) the quotient of (1) the total amount of cash Merger Consideration which such Participating Holder is entitled to receive as described by subsection (x)(I) of this subsection (iv), divided by (2) the total amount of cash Merger Consideration which all Eligible Company Holders are entitled to receive under Section 2.7 of the Merger Agreement; (y) a stock certificate representing the number of shares of Parent Common Stock equal to the product of (I) the quotient of (A) the number of shares of Company Common Stock held by such Participating Holder and that are outstanding immediately prior to the Effective Time, divided by (B) the Adjusted Fully Diluted Share Amount, multiplied by (II) the Adjusted Stock Payment Amount minus his pro rata share of the Escrow Stock, being an amount equal to the product of (A) the Escrow Stock multiplied by (B) the quotient of (1) the number of shares of Parent Common Stock which such Participating Holder is entitled to receive as described by subsection (y)(I) of this subsection (iv), divided by (2) the total number of shares of Parent Common Stock which all Eligible Company Holders are entitled to receive under Section 2.7 of the Merger Agreement, (with such number of shares being rounded to the next lowest whole number so as to eliminate any fractional shares); and (z) a check or, if requested, a wire transfer of immediately available funds, representing the amount of cash payable in lieu of any fractional shares pursuant to Section 2.7 of the Merger Agreement;

(v)                                 With respect to each holder of an In-the-Money Option (upon payment of the applicable exercise price for such In-the-Money Option, which in all instances shall be deducted from the aggregate amount of the In-the-Money Option Consideration otherwise payable to such holder, such that the right of each holder of an In-the-Money Option to receive such holder’s portion of the In-the-Money Option Consideration will be “cashless” to such holder): (x) a check or, if requested, a wire transfer of immediately available funds, (I) in the amount otherwise payable in respect of all shares of Company Common Stock subject to such In-the-Money Option (assuming for this purpose full acceleration of vesting as of immediately prior to the Effective Time) minus (II) his pro rata share of the Cash Escrow, being an amount equal to the product of (A) the Cash Escrow multiplied by (B) the quotient of (1) the total amount of cash Merger Consideration which such In-the-Money Option Holder is entitled to receive as described in subsection (x)(I) of this subsection (v), divided by (2) the total amount of cash Merger Consideration which all Eligible Company Holders are entitled to receive under Section 2.7 of the Merger Agreement; (y) a stock certificate representing (I) the number of shares of Parent Common Stock otherwise payable in respect of all shares of Company Common Stock subject to such In-the-Money Option (assuming for this purpose, full acceleration of vesting as of immediately prior to the Effective Time), minus (II) his pro rata share of the Escrow Stock, being an amount equal to the product of (A) the Escrow Stock multiplied by the (B) quotient of (1) the number of shares of Parent Common Stock which such In-the-Money Option Holder is entitled to receive as described in subsection (y)(1) of this subsection (v), divided by (2) the total number of shares of Parent Common Stock which all Eligible Company Holders are entitled to receive under Section 2.7 of the Merger Agreement (with such number of shares being rounded to the next lowest whole number so as to eliminate any fractional shares); and (z) a check or, if requested, a wire transfer of immediately available funds, representing the amount of cash otherwise payable in lieu of any fractional shares pursuant to Section 2.7 of the Merger Agreement.

“Closing Date” means the date upon which the Closing shall actually occur pursuant to the Merger Agreement.

“Closing Net Working Capital” means the Net Working Capital as of the Closing Date.

“Company Common Stock” means shares of the Company’s common stock, par value $.0001 per share.

“Company Stock Option” means an option issued pursuant to the Company Stock Plan and exercisable for shares of Company Common Stock.

“Company Stock Plan” means the iSarla Inc. 2000 Long-Term Stock Incentive Plan.

“Company Value” shall mean the sum of the Net Cash Payment Amount plus the Adjusted Stock Payment Value.

“Contemplated Transactions” means the transactions contemplated by the Merger Agreement.

“Damages” means any and all claims, demands, suits, actions, causes of action, losses, reductions in value, costs, damages (including consequential damages), liabilities and expenses, including reasonable attorneys’ fees, other professionals’ and experts’ fees and court or arbitration costs, amounts paid in settlement and sanctions.

“Dissenting Shares” means shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who have exercised and perfected appraisal rights for such shares of Company capital stock in accordance with the Delaware General Corporation Law.

“Effective Time” means the time of filing and acceptance by the Delaware Secretary of State of the Certificate of Merger, or such later time as may be agreed in writing by Parent and the Company and specified in the Certificate of Merger.

“Elective Cash Payment” means the amount of any portion of the Stock Consideration that Parent elects to pay in cash pursuant to Section 2.9(b)(ii) of the Merger Agreement.

“Eligible Company Holders” means (a) all registered holders of Company Common Stock as of the Effective Time, and (b) all registered holders of In-the-Money Options as of the Effective Time.

“Escrow Agent” means Wells Fargo Bank, National Association or its successor, serving as escrow agent pursuant to this Escrow Agreement.

“Escrow Consideration” means the Cash Escrow and the Escrow Stock.

“Escrow Stock” means the number of shares of Parent Common Stock equal to fifteen percent (15%) of the Total Stock Payment Amount, plus any Additional Escrow Stock.

“Final Escrow Release Date” means the date which is eighteen (18) months after the Closing Date.

“Fully Diluted Share Amount” means the sum of (a) total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, plus (b) the total number of shares of Company Common Stock issuable upon exercise of all of the In-the-Money Options outstanding immediately prior to the Effective Time.

“GAAP” means generally accepted accounting principles consistently applied in the U.S.

“Global Accelerator Company Shares” means the 2,899,979 shares of Company Common Stock held by Global Accelerator immediately prior to the Effective Time.

“Global Accelerator Stock Payment” shall mean the number of shares of Parent Company Stock equal to:

A x	B+C
D

where

A = the quotient of 2,899,979 divided by the Fully Diluted Share Amount;

B = the Net Cash Payment Amount;

C = the Adjusted Stock Payment Value; and

D = Average Closing Price.

“Governmental Body” means any domestic or foreign entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental authority, agency, department, board, commission, court, tribunal, judicial body or instrumentality of any union of nations, federation, nation, state, municipality, county, province, locality or other political subdivision.

“Gross Cash Payment Amount” means $5,600,000 plus the Elective Cash Payment.

“In-the-Money Option” means each Company Stock Option with an exercise price per share of underlying Company Common Stock which is less than the Per Share Merger Consideration.

“In-the-Money Option Consideration” means (upon payment of the applicable exercise price for such In-the-Money Option, which in all instances shall be deducted from the aggregate amount of the In-the-Money Option Consideration otherwise payable to such holder, such that the right of each holder of an In-the-Money Option to receive such holder’s portion of the In-the-Money Option Consideration will be “cashless” to such holder):

(i)                                     Cash in the amount otherwise payable in respect of all shares of Company Common Stock subject to such In-the-Money Option (assuming for this purpose, full acceleration of vesting as of immediately prior to the Effective Time);

(ii)                                  The number of shares of Parent Common Stock (rounded to the next lowest whole number so as to eliminate any fractional shares) otherwise payable in respect of all shares of Company Common Stock subject to such In-the-Money Option (assuming for this purpose, full acceleration of vesting as of immediately prior to the Effective Time); and, as applicable

(iii)                               Cash in lieu of any fractional shares.

“Initial Stock Payment Value” means $5,100,000.

“Merger Consideration” means the Closing Consideration and the Escrow Consideration.

“Net Cash Payment Amount” means the Gross Cash Payment Amount minus the sum of (i) the Required Debt Payments, and (ii) the absolute value of the Working Capital Purchase Price Reduction.

“Net Closing Cash Payment” means the Net Cash Payment Amount, less the Cash Escrow.

“Net Closing Stock Payment” means the Total Stock Payment Amount, less the Escrow Stock as of the Closing Date.

“Net Working Capital” means the difference between the Company’s current assets and the Company’s current liabilities, as calculated using financial statements prepared in accordance with GAAP.

“Non-Participating Holder” shall mean any Eligible Company Holder (other than Ceridian Corporation and Global Accelerator) that is not an “accredited investor” (as defined in the Securities Act).

“Parent Claim Notice” means a written claim for indemnification made by any Parent Indemnified Party under Section 8.2 of the Merger Agreement and delivered to the Stockholder Representative no later than the Final Escrow Release Date.

“Parent Common Stock” means shares of Parent’s common stock, par value $.01 per share.

“Parent Indemnified Parties” means Parent and the Surviving Corporation and their respective Representatives, stockholders and each Person, if any, who controls or may control Parent or the Surviving Corporation within the meaning of the Securities Act of 1933 or the Exchange Act of 1934.

“Participating Holders” shall mean the Eligible Company Holders (other than Ceridian Corporation and Global Accelerator) who, at the Effective Time, qualify as “accredited investors” (as defined in the Securities Act) and thus are entitled to receive cash and Parent Company Stock pursuant to Section 2.7(a)(iv) of the Merger Agreement.

“Parties” means the Company, Parent and the Stockholder Representative.

“Per Share Merger Consideration” means the quotient of the Adjusted Company Value divided by the Adjusted Fully Diluted Share Amount.

“Person” means any natural person, corporation, unincorporated organization, partnership, association, joint stock company, joint venture, limited liability company, trust or government, or any other entity or any Governmental Body.

“Pre-Closing Net Working Capital” means the Net Working Capital as of a date no more than one (1) month prior to the Closing Date, as delivered by the Company to Parent no later than five (5) days before the Closing Date.

“Proposed Closing Net Working Capital Statement” means the statement of Closing Net Working Capital prepared by the Stockholder Representative and delivered to Parent within sixty (60) days following the Closing Date.

“Representative” means, with respect to a particular Person, any director, officer, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

“Required Debt Payments” means the sum of (a) all debts of the Company (other than current accounts payable and current accruals, in each case in the ordinary course of business) immediately prior to the Effective Time, (b) all payments owing to holders of options, stock appreciation rights or other similar equity interests, and (c) all severance payments due as of the Closing or as a result of the Contemplated Transactions.

“Stipulated Closing Net Working Capital Statement” means (i) the statement of Closing Net Working Capital agreed upon by Parent and the Stockholder Representative, (ii) the statement deemed by the Merger Agreement to be the Stipulated Closing Net Working Capital Statement, or (iii) the Stipulated Closing Net Working Capital Statement as determined by an independent accounting firm mutually acceptable to Parent and the Stockholder Representative.

“Stock Consideration” means the portion of the Merger Consideration payable in Parent Common Stock.

“Surviving Corporation” means the Company, as the surviving corporation in the Merger.

“Total Stock Payment Amount” shall mean the number of shares of Parent Company Stock equal to the Adjusted Stock Payment Value divided by the Average Closing Price.

“Working Capital Deficit” means the positive difference between $0 and the Closing Net Working Capital, if the Closing Net Working Capital is less than $0.

“Working Capital Purchase Price Reduction” means the difference between $0 and the Pre-Closing Net Working Capital if the Pre-Closing Net Working Capital is less than $0.

EXHIBIT B

FORM OF ACCREDITED INVESTOR CERTIFICATE

To:          Forgent Networks, Inc.

c/o Winstead PC

5400 Renaissance Tower

1201 Elm Street

Dallas, Texas  75270

Attn:  Dale A. Lisonbee

Gentlemen:

The undersigned stockholder (“Stockholder”) of iSarla, Inc., a Delaware corporation (“iSarla”), is submitting this Accredited Investor Certificate (this “Certificate”) to Forgent Networks, Inc., a Delaware corporation (“Forgent”), in connection with the anticipated merger of Cheetah Acquisition Company, Inc., a Delaware corporation (“Merger Sub”), with and into iSarla (the “Merger”).

In connection with the Merger, Stockholder understands that certain stockholders of the Company may be entitled to receive shares of the common stock, par value $.01 per share (the “Forgent Common Stock”) as part of their consideration in respect of the Merger. This Certificate is submitted to Forgent in order to permit Forgent to determine whether Stockholder’s receipt of Forgent Common Stock as part of the Merger and as contemplated by that certain Agreement and Plan of Merger, dated as of September 11, 2007, by and among Forgent, Merger Sub, iSarla and certain of the stockholders of iSarla (the “Merger Agreement”), will qualify for an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Act”).

STOCKHOLDER ACKNOWLEDGES AND AGREES THAT THE COMPLETION AND RETURN OF THIS CERTIFICATE DOES NOT CONSTITUTE AN OFFER, PURCHASE OR SALE OF THE FORGENT COMMON STOCK OR ANY OTHER SECURITIES OF FORGENT.

Stockholder represents that the information contained in this Certificate is true and complete, and Stockholder acknowledges that Forgent and Stockholder’s counsel will rely on such information for the purpose of complying with all applicable securities laws. Stockholder agrees to notify Forgent promptly of any change in the information provided herein. Stockholder agrees to defend, indemnify and hold Forgent harmless from any loss, liability, claim, damage or expense, including reasonable attorneys fees and costs of suit, arising out of any misrepresentation or violation or breach by Stockholder of any representation or warranty contained herein.

Stockholder acknowledges and agrees that this Certificate and the representations, warranties and agreements herein shall be construed in accordance with the laws of the State of Delaware.

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INSTRUCTIONS:

Please complete and execute the following Certificate. Following execution, please send a copy of the completed Certificate by facsimile to Dale Lisonbee, outside counsel to Forgent (fax: 214-745-5390), and return the original to Forgent Networks, Inc., c/o Winstead PC, 5400 Renaissance Tower, 1201 Elm Street, Dallas, Texas  75270, Attn:  Dale Lisonbee, no later than                                         , 2007.

Representations as to Accredited Investor Status

1.             Stockholder has read the definition of an “Accredited Investor” in Rule 501 of Regulation D, which is attached hereto as Exhibit A, and certifies that either (check one):

A.            ☐            Stockholder is an “Accredited Investor” for one or more of the following reasons:

 ☐

1)

Stockholder is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

 ☐

2)

Stockholder is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and the full amount of capital gains and losses, but excluding any income of other family members and any unrealized capital appreciation), and has a reasonable expectation of reaching the same income level in the current year.

 ☐

3)

Stockholder is a director or executive officer of Forgent.

☐	4)

Stockholder is a corporation, partnership, Massachusetts business trust or nonprofit organization within the meaning of section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Forgent Common Stock, with total assets in excess of $5,000,000. Describe entity:

 ☐

5)

Stockholder is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Forgent Common Stock, where the receipt of such shares is directed by a “sophisticated person” as defined in Regulation 506(b)(2)(ii).

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☐	6)

Stockholder is an entity in which all of the equity owners are “Accredited Investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement on his or her own behalf. Describe entity:

☐                            Stockholder does not qualify as an “Accredited Investor” under any of the foregoing options.

2.             Entity Type. Stockholder is:

☐            An individual

☐            A corporation

☐            A partnership

☐            A trust

☐            Other

3.             Tax I.D. Number. The Social Security Number or Federal Tax I.D. Number of Stockholder is:                                                       .

4.             Address. The address of Stockholder is:

                                                                                                                                                                  .

Stockholder’s phone, fax and contact person (if an entity) are as follows:

Phone:

Fax:

Contact:

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5.             Individual. If Stockholder is an individual:

Name of Employer:

Position:

6.             Institution. If Stockholder is an institution:

Name of business:

Date of inception of business:

Additional Representations, Acknowledgments and Agreements.

1.             Stockholder acknowledges (i) receipt and review of the Merger Agreement (including the exhibits and schedules thereto), and (ii) that periodic reports filed by Forgent with the Securities Exchange Commission (the “SEC”), as well as other information regarding Forgent, are available at Forgent’s web site (www.forgent.com) as well as the SEC’s web site (www.sec.gov).

2.             Stockholder represents and warrants that Stockholder (i) has adequate means of providing for Stockholder’s current needs and possible personal contingencies, and Stockholder has no need for liquidity of Stockholder’s investment in the Forgent Common Stock; (ii) can bear the economic risk of losing Stockholder’s entire investment therein; and (iii) has substantial net worth (exclusive of Stockholder’s residence, home furnishings and personal automobiles) in relation to the amount of Stockholder’s proposed investment in the Forgent Common Stock.

3.             Stockholder represents and warrants that the address set forth below is Stockholder’s true and correct residence address, and Stockholder has no present intention of becoming a resident of any other state, country, or jurisdiction.

4.             Stockholder confirms that Forgent has advised Stockholder, within a reasonable time prior to the consummation of the transactions contemplated by the Merger Agreement, that Stockholder has the right (upon Stockholder’s execution and delivery to Forgent of an appropriate confidentiality agreement) to inspect, at the principal offices of Forgent during normal business hours, such other books, records and documents with respect to Forgent and Stockholder’s business, operations and finances as Stockholder has reasonably deemed material to Stockholder’s investment in the Forgent Common Stock; and Stockholder confirms that all such documents, records, and books pertaining to Stockholder’s investment in the Forgent Common Stock as Stockholder has so requested have been made available to Stockholder.

5.             Stockholder acknowledges that certain of the information included within the information that has been previously provided to Stockholder contains, and documents included within other materials which Stockholder may have reviewed pursuant to requests described in the last sentence of the preceding paragraph may also have contained, projections of future operations or

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financial performance by Forgent. Stockholder recognizes and acknowledges that any such projections or predictions of future performance by Forgent or any of Stockholder’s subsidiaries constitute mere predictions of future events based on assumptions which may or may not occur (and as to the occurrence of which Forgent can give no assurance), and such predictions may not be relied upon to indicate actual results which will be obtained. Stockholder further acknowledges and agrees that no representative of Forgent, or any other person, has been authorized to represent or warrant, or give any assurances with respect to, the likelihood of the achievement of the financial or operational results set forth in any such projections.

6.             Stockholder represents and warrants that Stockholder has had an opportunity to ask questions of and receive answers from the executive officers and other designated representatives of Forgent concerning the terms and conditions of and the business and operations of Forgent.

7.             Stockholder acknowledges and agrees that the Forgent Common Stock will be issued (i) pursuant to the applicable exemptions from registration under the securities laws of certain states and (ii) that the Forgent Common Stock has not been registered under the Act, in reliance upon certain exemptions from registration contained therein, including the exemptions from registration provided by Section 4(2) of the Act and SEC Regulation D under the Act, and in connection therewith, Stockholder hereby covenants and agrees that Stockholder will not offer, sell, or otherwise transfer the Forgent Common Stock unless and until such securities are registered pursuant to the Act and the laws of all jurisdictions which in the opinion of Forgent may be applicable, or unless such securities are otherwise exempt from registration thereunder. Forgent shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws.

8.             Stockholder understands that each certificate or other document representing the Forgent Common Stock will bear a legend substantially as follows:

THE SECURITIES EVIDENCED HEREBY WERE ISSUED AND SOLD WITHOUT REGISTRATION UNDER THE FEDERAL SECURITIES ACT OF 1933 (THE “FEDERAL ACT”) OR THE SECURITIES LAWS OF ANY STATE, IN RELIANCE UPON CERTAIN EXEMPTIVE PROVISIONS OF SAID ACTS. SAID SECURITIES CANNOT BE SOLD OR TRANSFERRED EXCEPT IF ANY SUCH SALE OR TRANSFER WOULD BE: (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE FEDERAL ACT OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION; AND (2) IN A TRANSACTION WHICH IS EXEMPT FROM THE APPLICABLE SECURITIES LAWS OF ANY STATE OR IN A TRANSACTION WHICH IS OTHERWISE IN COMPLIANCE WITH THE SAID SECURITIES LAWS.

9.             Stockholder understands that Stockholder is acquiring the Forgent Common Stock without being furnished any offering literature or prospectus other than this Certificate and the Merger Agreement, and the opportunities to inspect books and records and to ask questions as described above.

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10.           Stockholder represents and warrants that Stockholder is acquiring the Forgent Common Stock solely for Stockholder’s own account, for investment purposes only, and not with a view to or for the resale or distribution, subdivision, or fractionalization thereof; and Stockholder has no present plans to enter into any contract, undertaking, agreement, or arrangement for such resale, distribution, subdivision, or fractionalization. In order to induce Forgent to issue and sell the Forgent Common Stock to Stockholder, it is agreed that Forgent will have no obligation to recognize the ownership, beneficial or otherwise, of such securities by anyone but the undersigned, unless any such transfer is accomplished in accordance with all applicable securities laws.

11.           Stockholder acknowledges and agrees that:

a.             There are substantial restrictions on the transferability of the Forgent Common Stock; such securities will not be, and Stockholder will have no rights to require that such securities be, registered under the Act (except to the extent provided in the Merger Agreement and the agreements contemplated thereby); while shares of Forgent Common Stock are currently listed for and trading on NASDAQ, the shares to be issued to the Stockholder have not been registered and are subject to restrictions, and there is no assurance that a market for shares of Forgent Common Stock will exist in the future; and accordingly, Stockholder may have to hold such securities indefinitely and that it may not be possible for Stockholder to liquidate Stockholder’s investment in Forgent.

b.             It has never been represented, guaranteed, or warranted to Stockholder by any representative of Forgent, or any other person on behalf of Forgent or otherwise, expressly or by implication, any of the following:

i.              The approximate or exact length of time that Stockholder will be required to remain as owner of the Forgent Common Stock; or

ii.             The past performance or experience on the part of Forgent or Forgent’s subsidiaries, or Forgent’s executive officers, or of any other person, that will in any way indicate predictable results of the ownership of stock in Forgent or of the overall future of Forgent or Forgent’s subsidiaries.

12.           Stockholder acknowledges and agrees that the representations and warranties in this Certificate are true and accurate as of the date hereof and shall survive the issuance to Stockholder of the Forgent Common Stock.

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Dated: , 2007
[Print Name of Stockholder]

By:

Name:

Title:

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EXHIBIT A

Definition of “Accredited Investor”

Rule 501 of Regulation D

Promulgated under the Securities Act of 1933 (the “Act”)

“Accredited Investor” shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

Any bank as defined in section 3(a)(2) of the Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in Stockholder’s individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a State, Stockholder’s political subdivisions, or any agency or instrumentality of a State or Stockholder’s political subdivisions, for the benefit of Stockholder’s employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit pan has total assets in excess of $5,000,000; or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

Any director, executive officer or general partner of the issuer of the securities being offered or sold, or any director, executive officer or general partner of a general partner of that issuer;

Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

Any natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

Any trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and

Any entity in which all of the equity owners are accredited investors.

EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is entered into as of          October 5, 2007, by and between Forgent Networks, Inc., a Delaware corporation (the “Company”), and the stockholders of the Company listed on Schedule A attached hereto (collectively, the “Stockholders”).

W I T N E S S E T H :

WHEREAS, the Company has agreed to grant certain registration rights to the Stockholders with respect to the shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), issued to or for the benefit of the Stockholders on the date hereof.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Definitions.

“Commission” means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such similar Federal statute.

“Holder” means any Stockholder, and, subject to Section 8(f), any assignee or transferee of a Registrable Security initially held by any Stockholder, which assignee or transferee expressly is granted rights as a Holder under this Agreement by any Stockholder at the time of such transfer.

“Pro Rata Basis” means a pro rata allocation based on the number of Registrable Securities requested to be included in a registered offering pursuant to this Agreement.

“Registrable Securities” means the shares of Common Stock currently held by the Stockholders, and any and all securities of the Company issued or issuable with respect to such shares by way of a dividend, reclassification, stock split, or other distribution or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. Any Registrable Security will cease to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the Commission and the Registrable Security has been disposed of pursuant to such effective registration statement, (ii) the Registrable Security is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act

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are met, (iii) the Registrable Security has been otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for it not bearing a legend restricting further transfer, and it may be resold without subsequent registration under the Securities Act, (iv) the Registrable Security is eligible for sale pursuant to Rule 144(k) (or any successor provision) under the Securities Act, or (vi) the Registrable Security is otherwise transferred by any Stockholder to any transferee who is not entitled to the benefits of this Agreement as contemplated by Section 8(f) hereof.

“Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar or successor Federal statute.

“Underwriter” means a securities dealer which purchases any Registrable Securities as principal and not as part of such dealer’s market-making activities.

2.             Piggy-Back Registration.

(a)           Request for Registration. At any time after the date hereof, if the Company proposes to file a registration statement under the Securities Act (other than a registration statement on Form S-4 or S-8) (or any successor form that may be adopted by the Commission) or a registration statement filed in connection with an exchange offer or offering of securities or debt solely to the Company’s existing security or debt holders) with respect to an offering of securities of the same class as the Registrable Securities by the Company for its own account or for the account of any of its-security holders, then the Company shall give written notice of such proposed filing to each Holder as soon as practicable (but in no event less than twenty (20) days before the anticipated filing date). Such notice shall offer each Holder the opportunity to have all or any of the Registrable Securities held by such Holder included in the registration statement proposed to be filed or, at the Company’s option, in a separate registration statement to be filed concurrently with such registration statement (the “Piggy-Back Registration”). Within ten (10) days after such notice is given (or deemed to have been given), each Holder may make a written request to the Company that any or all of the Holder’s Registrable Securities be included in the Piggy-Back Registration, which notice shall specify the number of shares to be so included. Subject to Section 2(b) hereof, the Company shall include in the Piggy-Back Registration (or in a separate registration statement filed concurrently therewith) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after notice is given (or deemed to have been given) by the Company. The Company may in its discretion withdraw any registration statement filed pursuant to this Section 3(a) subsequent to its filing without liability to the Holders except with respect to expenses. Any Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities requested to be included in a Piggy-Back Registration at any time prior to the effective date of such Piggy-Back Registration.

(b)           Priority on Piggy-Back Registration. If any Piggy-Back Registration is to be an underwritten offering the Company shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters to permit the shares of Registrable Securities requested by the Holders of Registrable Securities (“Selling Piggy-Back Holders”) to be included in the

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Piggy-Back Registration (on the same terms and conditions as similar securities of the Company included therein to the extent appropriate). Notwithstanding the foregoing, if the managing Underwriter or Underwriters of such offering advise the Company in writing that, in their good faith judgment, the number of Registrable Securities and any other securities requested to be included in such offering is sufficiently large to materially and adversely affect the success of such offering (such effect, a “Material Adverse Effect”), then (i) if such Piggy-Back Registration is incident to a primary registration on behalf of the Company, the amount of securities to be included in the Piggy-Back Registration for any persons (other than the Company and the Selling Piggy-Back Holders) shall first be reduced, and thereafter the Registrable Securities to be offered for the account of the Selling Piggy-Back Holders shall be reduced or limited, subject to any written agreement among the Selling Piggy-Back Holders, on a Pro Rata Basis so that the total number of securities to be included in the offering shall be the number recommended by such managing Underwriter or Underwriters, and (ii) if such Piggy-Back Registration is incident to a secondary registration on behalf of holders of securities of the Company, the Company shall include in such registration statement (A) first, the number of securities of such person(s) on whose behalf the registration is being made (allocated among such persons as they may so determine), (B) second, the number of Registrable Securities requested to be included in such registration pursuant to this Section 3 in excess of the securities such persons on whose behalf the registration is being made propose to sell that, in the good faith judgment of such managing Underwriters, can be sold without causing a Material Adverse Effect on such offering, allocated among the Selling Piggy-Back Holders, subject to any written agreement among the Selling Piggy-Back Holders on a Pro Rata Basis as described in clause (i) above, and (C) third, the number of securities requested to be included in such registration by the Company or by other persons pursuant to similar piggy-back registration rights (allocated among the Company and such persons as they may so determine).

(c)           Company Purchase Option. Notwithstanding the terms of this Agreement, if at the time any Holder requests any Registrable Securities to be included in a registration statement pursuant to this Agreement securities of the same class or series as the Registrable Securities are traded on a national securities exchange or authorized to be quoted on the NASDAQ or any other recognized quotation system which regularly provides quotes on such securities (a “Trading Forum”), the Company shall have the right and option, in its sole discretion, to, in lieu of including such Registrable Securities in such registration statement, purchase all or any portion of such Registrable Securities requested to be included in such registration statement at the closing or last sales price of such security reported by such Trading Forum on the date the written notice requesting the inclusion of such Registrable Securities in such registration statement is received by the Company or, if there is no such reported quote for such date by any Trading Forum, the last reported closing or sales price, as applicable of such security by a Trading Forum.

3.             Holdback Agreement. Upon inclusion by the company or any holders of registrable securities in a registration statement filed pursuant to section 2 hereof, the holders agree not to effect any public sale or distribution of the securities being registered or a similar security of the company or any securities convertible into or exchangeable or exercisable for

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such securities, including a sale pursuant to rule 144 or rule 144a under the securities act, during the thirty (30) days prior to, and during the 180 day period beginning on, the effective date of such registration statement (except as part of such registration), if and to the extent requested by the company in the case of a non-underwritten public offering or if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering.

4.             Registration Procedures. Subject to the other provisions and limitations contained in this Agreement, whenever any holder has requested that any Registrable Securities be registered pursuant to Section 2 hereof, the Company will use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request, the Company will as expeditiously as possible:

(a)           prepare and file with the Commission a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its commercially reasonable efforts to cause such filed registration statement to become effective under the Securities Act;

(b)           prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective, for such time period as the Company shall determine in its sole discretion (but not before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition as set forth in such registration statement;

(c)           furnish to each Holder of Registrable Securities covered by such registration statement, prior to filing the registration statement, if requested, copies of such registration statement as proposed to be filed, and thereafter furnish to each such Holder such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated or deemed to be incorporated therein by reference), the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as each such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by each such Holder;

(d)           use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as each Holder of Registrable Securities covered by such registration statement reasonably (in light of each such Holder’s intended plan of distribution) requests and do any and all other acts and things which may be reasonably necessary to enable each such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by each such Holder and keep each such registration or qualification (or exemption therefrom) effective during the period such

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registration statement is effective; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

(e)           use its commercially reasonable efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable each Holder of Registrable Securities covered by the registration statement to consummate the disposition of such Registrable Securities; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

(f)            at any time when a prospectus relating to Registrable Securities is required to be delivered under the Securities Act, (i) notify each Holder of Registrable Securities covered by the registration statement of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus, (ii) prepare and file such supplement, amendment or any other required document so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) promptly make available to each such Holder any such supplement, amendment or other document;

(g)           enter into and perform customary agreements (including an underwriting agreement in customary form with the managing Underwriter or Underwriters, if any), use its commercially reasonable efforts to obtain any necessary consents in connection with any proposed registration and sale of Registrable Securities, and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

(h)           make available for inspection during business hours on reasonable advance notice by each Holder of Registrable Securities covered by the registration statement, any Underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant, or other professional retained by any such Holder or such Underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents, and properties of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, and employees to supply all information reasonably requested by any such Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) in the reasonable judgment of counsel to the Company the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Holder agrees that information obtained by him as a

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result of such inspections shall be deemed confidential and shall not be used by him as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public. Each Holder further agrees that he will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(i)            if requested by the managing Underwriter or Underwriters, if any, or any Holder of Registrable Securities covered by the registration statement in connection with an underwritten offering pursuant to Section 2 hereof, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing Underwriter or Underwriters, if any, and/or any such Holder reasonably requests to be included therein, as may be required by applicable laws and (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any actions pursuant to this Section 4(i) that are not, in the reasonable opinion of counsel for the Company, in compliance with applicable law;

(j)            use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement filed in connection herewith, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction;

(k)           take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

Notwithstanding the provisions of this Section 4, the Company shall be entitled to postpone, for a reasonable period of time, the filing or effectiveness of any registration statement under Section 2 if (A) the Company determines, in the good faith exercise of its reasonable business judgment, that such registration and offering could interfere with or adversely affect bona fide financing, acquisition, or other business plans of the Company (including a proposed primary offering by the Company of its own securities) at the time the right to delay is exercised (whether or not a final decision has been made to undertake such action or plan at such time) or would require disclosure of non-public information, the premature disclosure of which could adversely affect the business, properties, operations or financial results of the Company or that otherwise might not be in the best interest of the Company’s stockholders; provided, however, that the Company shall not be required to disclose to the Holders requesting registration any such transaction, plan or non-public information, or (B) at any time prior to the effectiveness of any Piggy-Back Registration the Company determines that it is unable to comply with the provisions of Article 3 or Article 11 of Regulation S-X under the Securities Act, to the extent then applicable to the Company. If the Company postpones the filing or effectiveness of a registration statement pursuant hereto, it shall promptly notify in writing the Holders of Registrable Securities requesting such registration when the events or circumstances permitting such postponement have ended and at such time shall proceed with the filing of the registration

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statement as requested. If the Company shall postpone the filing of a registration statement pursuant hereto, then the Holders of Registrable Securities demanding such registration shall have the right to withdraw their request for registration by giving written notice to the Company at any time within five (5) days after the date the Company notifies such Holders of Registrable Securities of its willingness to proceed with the filing of the registration statement.

The Company may require each Holder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

Each Holder requesting registration of Registrable Securities pursuant to Section 2 of this Agreement shall cooperate with the Company and, if applicable, the Underwriter or Underwriters in providing such information and executing and delivering such documents as the Company or the Underwriter or Underwriters reasonably shall request in connection with any such registration, and the Company shall not be obligated to include in any such registration any Registrable Securities of any Holder who does not comply with this paragraph.

Each Holder of Registrable Securities covered by a registration statement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(f) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(f) hereof, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 4(b) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 4(f) hereof to the date when the Company shall make available to such Holder a prospectus supplemented or amended to conform with the requirements of Section 4(f) hereof.

5.             Registration Expenses. In connection with any registration statement required to be filed hereunder, the Company shall pay the following registration expenses (the “Registration Expenses”): (a) all registration and filing fees; (b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (c) printing expenses (including expenses of printing certificates for Registrable Securities); (d) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); (e) any fees and expenses incurred in connection with the listing of the Registrable Securities on the national securities exchange or automated quotation system on which the Common Stock is listed; (f) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the company; (g) the reasonable fees and expenses of

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any special experts or other persons retained by the Company in connection with such registration; and (h) messenger, delivery and telephone expenses related to any registration contemplated hereunder. The Company shall not have any obligation to pay any underwriting fees, discounts, or commissions attributable to the sale of Registrable Securities, or any out-of-pocket expenses of any Holder (or the agents who manage his accounts), which amounts shall be the responsibility of the selling Holder or Holders.

6.             Indemnification; Contribution.

(a)           Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder of Registrable Securities and, if applicable, its directors and officers and each person who controls such Holder within the meaning of either Sections 15 of the Securities Act or Section 20 of the Exchange Act, covered by a registration statement filed pursuant to this Agreement from and against any and all losses, claims, damages, liabilities and expenses (including reasonable legal and other costs of investigation and defense) (collectively, “Losses”) arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in any such registration statement or prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished to the Company by such Holder or on such Holder’s behalf expressly for use therein; provided, however, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary or final prospectus, the indemnity agreement contained in this subsection shall not apply to the extent that any such Losses result from the fact that a current copy of the prospectus was not sent or given to the person asserting any such Losses at or prior to the written confirmation of the sale of the Registrable Securities concerned to such person if it is determined that it was the responsibility of such Holder to provide such person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such Losses.

(b)           Indemnification by Holders. Each Holder agrees to indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (other than the Holder), covered by a registration statement filed pursuant to this Agreement from and against any and all Losses arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in any such registration statement or prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only insofar as such Losses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished to the Company by such Holder or on such Holder’s behalf expressly for use therein; provided, however, that with respect to any untrue statement or omission or alleged untrue statement or

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omission made in any preliminary or final prospectus, the indemnity agreement contained in this subsection shall not apply to the extent that any such Losses result from the fact that a current copy of the prospectus was not sent or given to the person asserting any such Losses at or prior to the written confirmation of the sale of the Registrable Securities concerned to such person if it is determined that it was the responsibility of the Company or any other person or entity (other than the Holder) to provide such person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such Losses.

(c)           Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any person entitled to indemnification under subsections (a) or (b) above (an “Indemnified Party”) in respect of which indemnity may be sought from any party who has agreed to provide such indemnification (an “Indemnifying Party”), the Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all expenses. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to promptly assume the defense of such action or proceeding and to employ counsel reasonably satisfactory to the Indemnified Party, (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there is a conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party, or (iv) the Indemnified Party’s counsel shall have advised the Indemnified Party that there may be defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party and that the Indemnifying Party is not able to assert on behalf of or in the name of the Indemnified Party (and in case of either (iii) or (iv), if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party); it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such Indemnified Parties, which firm shall be designated in writing by such Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

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(d)           Contribution. If the indemnification provided for in this Section 6 is unavailable to the Indemnified Parties in respect of any Losses (other than by reason of exceptions provided in Section 6(a) or 6(b)), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and Holders (together with any other selling stockholders that may be obligated thereon pursuant to similar indemnification or contribution provisions as contained herein), on the other hand, with respect to the statements or omissions or alleged statements or alleged omissions which resulted in such Losses, or action in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and Holders (together with any other selling stockholders that may be obligated thereon pursuant to similar indemnification or contribution provisions as contained herein), on the other hand, from the offering of the securities covered by such registration statement. The relative fault of the Company on the one hand and of Holders (together with any other selling stockholders that may be obligated thereon pursuant to similar indemnification or contribution provisions as contained herein) on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and such party’s relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The relative benefits received by the Company on the one hand and Holders (together with any other selling stockholders that may be obligated thereon pursuant to similar indemnification or contribution provisions as contained herein) on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bears to the total proceeds (net of underwriting discounts and commissions but before deducting expenses) received by the Holders (together with any other selling stockholders that may be obligated thereon pursuant to similar indemnification or contribution provisions as contained herein).

The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding subsection. Notwithstanding the provisions of this Section 6(d), no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the securities of such Holder were offered to the public exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)           Survival. The indemnity and contribution agreements contained in this Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or any underwriting agreement, (ii) any investigation made by or on behalf of any

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Indemnified Party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resale of the Registrable Securities.

7.             Participation in Underwritten Registrations. No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell his securities on the basis provided in an underwriting arrangements approved by the persons or entities entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements and this Agreement; provided, however, that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (x) such Holder’s ownership of his or its Registrable Securities to be sold or transferred free and clear of all liens, claims, and encumbrances, (y) such Holder’s power and authority to effect such transfer, and (z) such matters pertaining to compliance with securities laws as may be reasonably requested.

8.             Miscellaneous.

(a)           Remedies. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

(b)           Term. The term of this Agreement shall terminate on the earlier to occur of (i) the fifth (5th) anniversary of the date hereof or (ii) the first date on which there are no longer any Registrable Securities.

(c)           No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to Holders in this Agreement or otherwise conflicts with the provisions hereof.

(d)           Amendments and Waivers. The provisions of this Agreement may not be amended, modified, or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders.

(e)           Notices. Any notice, request, instruction or other document to be given hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by facsimile or like transmission, and on the next business day when sent by Federal Express, United Parcel Service, Express Mail, or other reputable overnight courier, to the party at the address identified or described below:

(i)            if to the Company, at its most current address and thereafter at such other address as may be designated from time to time by notice given in accordance with the provisions of this section, which address initially is:

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Forgent Networks, Inc.

108 Wild Basin Road South

Austin, Texas 78746

Attention:  Richard M. Snyder, President

Facsimile:  (512) 437-2365

(ii)           if to any Holder, at such address set forth on the signature pages hereto or on the Addendum to this Agreement executed and delivered by such Holder pursuant to Section 8(f) hereof or at such other address as may be designated from time to time by notice given in accordance with the provisions of this Section 8(e).

(f)            Successors and Assigns. Holders may assign their respective rights and obligations hereunder to persons to whom they transfer or otherwise assign Registrable Securities. In the event of any such assignment, such assignees shall be entitled to the rights of the assignor only to the extent such rights expressly are assigned to such assignor. Any assignment of rights under this Agreement in violation of the foregoing shall be null and void. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company and each Holder; provided, however, that any assignee or transferee of Registrable Securities that is deemed a Holder under this Agreement shall be entitled to the rights and benefits afforded such person by this Agreement only upon such person’s execution and delivery of an addendum to this Agreement, in form and substance acceptable to the Company, agreeing to be bound by the duties and obligations of a Holder under this Agreement.

(g)           Counterparts. This Agreement may be executed in a number of identical counterparts and it shall not be necessary for the Company and each Holder to execute each of such counterparts, but when both have executed and delivered one or more of such counterparts, the several parts, when taken together, shall be deemed to constitute one and the same instrument, enforceable against each in accordance with its terms. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement of this Agreement is sought.

(h)           Headings; Construction. The headings in this Agreement are for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(i)            Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law that would require application of any other law.

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(j)            Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

(k)           Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior agreements and understandings, oral and written, with respect thereto.

(l)            Attorneys’ Fees. In any proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys’ fees in addition to its costs and expenses and any other available remedy.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

FORGENT NETWORKS, INC.

By:
Name:
Title:

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[Registration Rights Agreement Signature Page]

STOCKHOLDER:

Name:
Title:
Date:

Address:

Fax:

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EXHIBIT D

FORM OF VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into as of September 11, 2007, by and among Forgent Networks, Inc., a Delaware corporation (“Parent”), iSarla, Inc., a Delaware corporation (“Company”), and the stockholders of the Company named on the signature page hereto (each a “Stockholder” and collectively, the “Stockholders”).

RECITALS

A.                                   Concurrently with the execution and delivery hereof, Parent, Cheetah Acquisition Company, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger of even date herewith (as it may be amended from time to time pursuant to the terms thereof, the “Merger Agreement”), which provides for the merger (the “Merger”) of Merger Sub with and into the Company in accordance with its terms.

B.                                     Each Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of such number of shares of each class of capital stock of the Company as is indicated on the signature page of this Agreement signed by such Stockholder.

C.                                     In consideration of the execution and delivery of the Merger Agreement by Parent and Merger Sub, the Stockholders agree to vote the Shares (as defined herein) over which they have voting power so as to facilitate the consummation of the Merger.

NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:

1.                                       Certain Definitions.

(a)                                  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

“Constructive Sale” means, with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership.

“Shares” means (i) all shares of capital stock of the Company owned, beneficially or of record, by a Stockholder as of the date hereof, and (ii) all additional shares of capital stock of the Company acquired by a Stockholder, beneficially or of

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record, during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date (as such term is defined in Section 13 of this Agreement). In case of a stock dividend or distribution, or any change in the capital stock of the Company by reason of any stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction.

“Transfer” means, with respect to the Shares, the direct or indirect assignment, sale, transfer, tender, pledge, hypothecation, or the grant, creation or sufferage of a lien or encumbrance in or upon, or the gift, placement in trust, or the Constructive Sale or other disposition of the Shares (including transfers by testamentary or intestate succession or otherwise by operation of law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

2.                                       Transfer and Voting Restrictions.

(a)                                  At all times during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date, each Stockholder shall not, except in connection with the Merger or as the result of the death of the Stockholder, Transfer any of the Shares, or discuss, negotiate, make an offer or enter into an agreement, commitment or other arrangement with respect thereto and the Company shall not recognize any such attempted Transfer on the stock record books of the Company.

(b)                                 From and after the date hereof, except as otherwise permitted by this Agreement or prohibited by order of a court of competent jurisdiction, each Stockholder will not commit any act that could restrict or otherwise affect its legal power, authority and right to vote all of the Shares then owned of record or beneficially by it. Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, from and after the date hereof, each Stockholder will not enter into any voting agreement with any person or entity with respect to any of the Shares, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any of the Shares in a voting trust or otherwise enter into any agreement or arrangement with any person or entity limiting or affecting the Stockholder’s legal power, authority or right to vote the Shares in favor of the approval of the Proposed Transaction (as such term is defined in Section 3(a) of this Agreement).

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3.                                       Agreement to Vote Shares.

(a)                                  Prior to the Expiration Date, at every meeting of the stockholders of the Company called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, each Stockholder (in its capacity as such) shall appear at the meeting or otherwise cause the Shares to be present thereat for purposes of establishing a quorum and, to the extent not voted by the persons appointed as proxies pursuant to this Agreement, vote (i) in favor of approval of the Merger, the Merger Agreement and the other transactions contemplated thereby (collectively, the “Proposed Transaction”); (ii) against any proposal to rescind or amend in any manner any prior vote or written consent to approve or adopt the Merger or the Merger Agreement; (iii) against the approval or adoption of any proposal made in opposition to, or in competition with, the Proposed Transaction; and (iv) against any of the following (to the extent unrelated to the Proposed Transaction):  (A) any merger, consolidation or business combination involving the Company or any of its subsidiaries other than the Proposed Transaction; (B) any sale, lease or transfer of all or substantially all of the assets of the Company or any of its subsidiaries; (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its subsidiaries; or (D) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Proposed Transaction (each of (iii) and (iv), a “Competing Transaction”).

(b)                                 If a Stockholder is the beneficial owner, but not the record holder, of the Shares, such Stockholder agrees to take all actions necessary to cause the record holder and any nominees to vote all of the Shares in favor of the approval and authorization of the Proposed Transaction.

4.                                       Grant of Irrevocable Proxy.

(a)                                  Each Stockholder hereby irrevocably (to the fullest extent permitted by law) grants to, and appoints, each of Richard Snyder and Jay Peterson and either of them, in their capacities as officers of Parent, such Stockholder’s proxy and attorney-in-fact (with full power of substitution and re-substitution), for and in the name, place and stead of such Stockholder, to vote the Shares, to instruct nominees or record holders to vote the Shares, or grant a consent or approval in respect of such Shares in favor of approval and authorization of the Proposed Transaction.

(b)                                 Each Stockholder represents that any proxies heretofore given in respect of such Stockholder’s Shares that may still be in effect are not irrevocable, and that any such proxies are hereby revoked.

(c)                                  Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of each Stockholder under this Agreement. Each Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Each Stockholder hereby ratifies and

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confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the Delaware General Corporation Law.

(d)                                 The attorneys and proxies named in Section 4(a) may not exercise this irrevocable proxy on any other matter except as provided above. A Stockholder may vote the Shares on all other matters.

5.                                       No Solicitation. No Stockholder, in its capacity as a stockholder, shall directly or indirectly, (i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Competing Transaction or take any action that could reasonably be expected to lead to a Competing Transaction; (ii) furnish any information regarding the Company to any person in connection with or in response to a Competing Transaction or an inquiry or indication of interest that could reasonably be expected to lead to a Competing Transaction; (iii) engage in discussions or negotiations with any person with respect to any Competing Transaction; (iv) approve, endorse or recommend any Competing Transaction; or (v) enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any Competing Transaction.

6.                                       Notification of Certain Acts. While this Agreement is in effect, each Stockholder shall notify Parent promptly (and in any event within one business day) in writing of (i) the number of any additional Shares acquired by such Stockholder, if any, after the date hereof; and (ii) any such inquiries or proposals that are received by, any such information which is requested from, or any such negotiations or discussions that are sought to be initiated or continued with, such Stockholder with respect to any matter described in Section 5 of this agreement.

7.                                       Action in Stockholder Capacity Only. No Stockholder makes any agreement or understanding herein as a director or officer of the Company. Each Stockholder signs solely in his capacity as a record holder and/or beneficial owner of Shares, and nothing herein shall limit or affect any actions taken in his capacity as an officer or director of the Company.

8.                                       Representations and Warranties of the Stockholders.

(a)                                  Each Stockholder hereby represents and warrants, severally and not jointly, to Parent as follows:  (i) such Stockholder is the beneficial or record owner of the shares of capital stock of the Company indicated on the signature page of this Agreement, free and clear of any and all pledges, liens, security interests, claims, charges, restrictions, options or encumbrances; (ii) such Stockholder does not beneficially own any securities of the Company other than the shares of capital stock and rights to purchase shares of capital stock of the Company set forth on the signature page of this Agreement; and (iii) such Stockholder has full power and authority to make, enter into and carry out the terms of this Agreement and to grant the irrevocable proxy as set forth in Section 4; and (iv) this Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder enforceable against it in accordance with its terms.

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(b)                                 As of the date hereof and for so long as this Agreement remains in effect, except for this Agreement or as otherwise permitted by this Agreement, each Stockholder has full legal power, authority and right to vote all of the Shares then owned of record or beneficially by it, in favor of the approval and authorization of the Proposed Transaction without the consent or approval of, or any other action on the part of, any other person or entity. No Stockholder has entered into any voting agreement (other than this Agreement) with any person or entity with respect to any of the Shares, granted any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposited any of the Shares in a voting trust or entered into any arrangement or agreement with any person or entity limiting or affecting its legal power, authority or right to vote the Shares on any matter.

9.                                       Conflicting Instruments. The execution and delivery of this Agreement and the performance by each Stockholder of its agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any agreement, judgment, injunction, order, decree, law, regulation or arrangement to which such Stockholder is a party or by which such Stockholder (or any of its assets) is bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not impair or adversely affect such Stockholder’s ability to perform its obligations under this Agreement or render inaccurate any of the representations made by it herein.

10.                                 Exchange of Shares; Waiver of Rights of Appraisal. If the Merger is consummated, the Shares shall, pursuant to the terms of the Merger Agreement, be exchanged for the consideration provided in the Merger Agreement. Each Stockholder hereby waives any rights of appraisal with respect to the Merger, or rights to dissent from the Merger, that such Stockholder may have.

11.                                 Regulatory Approvals. Each of the provisions of this Agreement is subject to compliance with applicable regulatory conditions and receipt of any required consent or approval from any governmental entity.

12.                                 Confidentiality. Each Stockholder recognizes that successful consummation of the transactions contemplated by the Merger Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, and so that parent may rely on the safe harbor provisions of Rule 100(b)(2)(ii) of Regulation FD, each Stockholder hereby agrees not to disclose or discuss such matters with anyone not a party to this Agreement (other than its counsel and advisors, if any) without the prior written consent of Parent and the Company, except for disclosures such Stockholder’s counsel advises in writing are necessary in order to fulfill any legal requirement, in which event such Stockholder shall give notice of such disclosure to Parent and the Company as promptly as practicable so as to enable Parent and the Company to seek a protective order from a court of competent jurisdiction with respect thereto.

13.                                 Termination. This Agreement shall terminate and be of no further force or effect whatsoever as of the earlier of (i) such date and time as the Merger Agreement shall have been

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validly terminated pursuant to the terms of Article VII of the Merger Agreement or (ii) the Effective Time (the “Expiration Date”).

14.                                 Miscellaneous Provisions.

(a)                                  Amendments, Modifications and Waivers. No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by Parent, Company and each Stockholder.

(b)                                 Entire Agreement. This Agreement and the Merger Agreement and the agreements contemplated thereby, collectively, contain the entire understanding of the parties hereto and thereto with respect to the subject matter contained herein and therein and supersede all prior agreements and understandings, oral and written, with respect thereto.

(c)                                  Governing Law. This Agreement and the legal relations between the Parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law that would require application of any other law.

(d)                                 Consent to Jurisdiction; Venue. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court of applicable jurisdiction, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement; (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Delaware or a Delaware state court.

(e)                                  Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

(f)                                    Assignment and Successors. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, including, without limitation, each Stockholder’s estate upon the death of such Stockholder, provided that except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties hereto without prior written consent of the other parties hereto except that Parent, without obtaining the consent of any other party hereto, shall be entitled to assign this Agreement or all or any of its rights or obligations hereunder to any one or more affiliates of Parent. Any assignment in violation of the foregoing shall be void and of no effect.

(g)                                 No Third Party Rights. This Agreement shall inure to the benefit of and be binding upon the parties hereto and nothing in this Agreement, expressed or implied, is

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intended to confer on any Person other than the arties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(h)                                 Cooperation. Each Stockholder agrees to cooperate fully with Parent and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Parent to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purpose of this Agreement.

(i)                                     Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

(j)                                     Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

(k)                                  Remedies. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement required to be performed by the Stockholders were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction without the necessity of posting a bond. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(l)                                     Notices. Any notice, request, instruction or other document to be given hereunder by any party to another party shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation (with a confirming copy sent by overnight courier) if sent by facsimile or like transmission, and on the next business day when sent by Federal Express, United Parcel Service, Express Mail, or other reputable overnight courier, to the party at the address of such party as set forth on the signature pages hereto (or such other addresses for a Party as shall be specified by like notice).

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(m)                               Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

(n)                                 Headings. The headings contained in this Agreement are for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections refer to sections of this Agreement unless otherwise stated.

(o)                                 Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

[Remainder of Page Intentionally Left Blank.]

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SIGNATURE PAGE TO VOTING AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

PARENT:

Forgent Networks, Inc.

By:
Name:
Title:

COMPANY:

iSarla, Inc.

By:
Name:
Title:

SIGNATURE PAGE TO VOTING AGREEMENT

IN WITNESS WHEREOF, the Stockholder has signed or caused this Agreement to be signed by its respective officers or other authorized persons thereunto duly authorized of the date first written above.

STOCKHOLDER:

By:
Its:

Address:

Telephone:	(__)
Facsimile:	(__)

Shares Beneficially Owned:

shares of Company Common Stock

Option to acquire		shares of Company
Common Stock

EXHIBIT E

FORM OF TRANSMITTAL LETTER

iSARLA, INC.

This Letter of Transmittal is being delivered to each record holder of, and each holder of an option to purchase, capital stock of iSarla, Inc., a Delaware corporation (the “Company”) for completion and submission to Forgent Networks, Inc. (“Forgent”) in connection with the receipt of the consideration due to such holder in connection with the merger (the “Merger”) consummated pursuant to that certain Agreement and Plan of Merger, dated as of September 11, 2007, by and among the Company, Forgent and Cheetah Acquisition Company, Inc. (the “Merger Agreement”).

In order to exchange your shares of capital stock of the Company or options to purchase capital stock of the Company for the applicable consideration due to you in connection with the Merger, you must deliver to Forgent the following:  (i) a properly completed Letter of Transmittal; and (ii) if shares of capital stock of the Company are being exchanged, certificates representing your shares of capital stock of the Company. If this document is not properly submitted, you will not receive the applicable consideration due to you in connection with the Merger until all documentation is properly completed and received by Forgent.

Please Complete and Return To Forgent:

FORGENT NETWORKS, INC.

Address:

Forgent Networks, Inc.

c/o Winstead PC

5400 Renaissance Tower

1201 Elm Street

Dallas, Texas  75270

Attn:  Dale A. Lisonbee

For information call:

Telephone: (214) 745-5814

Facsimile: (214) 745-5390

Delivery of this instrument to an address other than as set forth above does not constitute a valid delivery. No alternative, conditional or contingent submissions will be accepted.

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IDENTIFICATION OF SECURITIES:

If you are a holder of capital stock of the Company, please complete the following table:

DESCRIPTION OF STOCK CERTIFICATES SURRENDERED

Certificate(s) Enclosed (Attach signed list if space below is inadequate)
Print Name and Address of Registered Owner(s)	Certificate Number (if applicable)	Number of Shares of Capital Stock Represented by Certificate

Total Shares:

If you are a holder of an option to purchase capital stock of the Company, please complete the following table:

DESCRIPTION OF OPTION(S)

Option(s)
Print Name and Address of Registered Owner(s)	Number of Shares of Common Stock subject to Option	Per Share Exercise Price

Total Shares:

PLEASE READ AND FOLLOW THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

IF YOU ARE A HOLDER OF CAPITAL STOCK OF THE COMPANY, YOU MUST ENCLOSE STOCK CERTIFICATES WHICH REPRESENT SHARES OF COMMON STOCK OF THE COMPANY WITH THIS LETTER OF TRANSMITTAL IN ORDER TO RECEIVE THE CONSIDERATION DUE TO YOU THEREFOR.

IF YOU ARE A HOLDER OF AN OPTION TO PURCHASE CAPITAL STOCK OF THE COMPANY, YOU NEED NOT DELIVER YOUR OPTION GRANT NOTICE, OPTION AGREEMENT OR SIMILAR DOCUMENTS WITH THIS LETTER OF TRANSMITTAL IN ORDER TO RECEIVE THE CONSIDERATION DUE TO YOU THEREFOR, BUT YOU ARE REQUIRED TO COMPLETE AND RETURN THIS LETTER OF TRANSMITTAL.

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☐                                    If any of the certificate(s) representing shares of capital stock of the Company that you own have been lost, stolen or destroyed, check this box and see Instruction 4. Complete the remainder of this Letter of Transmittal and indicate here the number of shares of such stock represented by the lost, stolen or destroyed certificate(s).

Number of Shares	Type of Shares (e.g., Common)

☐                                    If you wish to have cash consideration to be issued to you in connection with the Merger sent by wire transfer, please check this box, complete the remainder of this Letter of Transmittal and provide wire instructions below or include such instructions herewith.

Wire Instructions:

Bank Name:

Bank Routing Number (ABA Number):

Account Name:

Account Number:

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A.                                   Surrender of Stock Certificates (For Holders of Stock)

In connection with the merger of Cheetah Acquisition Company, Inc. with and into the Company pursuant to the Merger Agreement (i.e., the Merger), the undersigned hereby:

(i)                                     surrenders, subject to the terms and conditions of the Merger Agreement, the certificate(s) noted above representing shares of capital stock of the Company owned by the undersigned in exchange for, and for the purpose of receiving, the consideration due to the undersigned in connection with the Merger, less (a) any amounts to be paid out of escrow subject to the indemnification provisions of Article VIII of the Merger Agreement, and (b) any amounts in respect of applicable withholding; and/or

(ii)                                  acknowledges and agrees that any option to purchase capital stock of the Company noted above has been converted into a right to receive the consideration due to the undersigned in connection with the Merger, less (x) any amounts to be paid out of escrow subject to the indemnification provisions of Article VIII of the Merger Agreement, (y) any amounts to be deducted which represent the exercise price of such option, and (z) any amounts in respect of applicable withholding.

B.                                     Representations

The undersigned hereby represents and warrants as follows:

The undersigned is the registered holder, as applicable, of (i) the shares of capital stock of the Company represented by the certificate(s) noted above (which should be enclosed) and/or (ii) any option to purchase capital stock of the Company noted above (collectively, the “Securities”), with good title to all such Securities and full power and authority to sell, assign and transfer such Securities (or the shares represented by such Securities) pursuant to the Merger, free and clear of any encumbrance, restriction on transfer (other than any restrictions applicable under the Securities Act of 1933, as amended, and any applicable state securities laws) or other similar right of any third party, whether voluntarily exercised or arising by operation of law.

The undersigned has full power and authority (and, if an individual, legal capacity) to execute and deliver this Letter of Transmittal and to perform his, her or its obligations hereunder. The undersigned has duly executed and delivered this Letter of Transmittal, which constitutes the valid and legally binding obligation of the undersigned, enforceable in accordance with its terms. The undersigned is not required to give any notice to, make any filing or registration with, or obtain any authorization, waiver, license, consent or approval of, any governmental authority or third party in connection with the execution and delivery of this Letter of Transmittal by the undersigned, the performance by the undersigned of his, her or its obligations hereunder or the consummation of the transactions contemplated by this Letter of Transmittal.

The undersigned will, upon request, execute any additional documents necessary or desirable to complete the surrender and exchange of the Securities as contemplated by the Merger Agreement. All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and

4

legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

Submission of the certificate(s) noted above (which should be enclosed) is subject to the terms, conditions and limitations set forth in the Merger Agreement and the Instructions attached hereto.

NOTE:  DO NOT SIGN STOCK CERTIFICATE(S) OR SUBMIT STOCK POWER(S).

You are instructed to issue to the undersigned the consideration to which the undersigned is entitled in connection with the Merger (less any amounts to be paid out of escrow subject to the indemnification provisions of Article VIII of the Merger Agreement and, as applicable, any amounts in respect of applicable withholding) as provided for and pursuant to the terms and conditions of the Merger Agreement.

PLEASE SIGN HERE

X	Dated:
Signature

Name of Stockholder/Optionee

By:
Name of person signing if Stockholder/Optionee is an entity

Its:
Title of person signing if Stockholder/Optionee is an entity

 (Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or option(s). If signing is by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or other person acting in a fiduciary or representative capacity, please set forth full title and enclose proper evidence of authority to so act.) (See Instruction 2).

(Area Code and Telephone Number)

(Tax Identification or Social Security Number)

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IMPORTANT TAX INFORMATION

Under U.S. federal income tax law, a holder of stock or options who is receiving any consideration in connection with the Merger is required to provide his, her or its current Taxpayer Identification Number (“TIN”). If such holder is an individual, the TIN is his or her social security number. If the holder does not provide the correct TIN, the holder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, reportable payments that are made to such holder may be subject to U.S. federal income tax backup withholding. If withholding results in an overpayment of taxes, a refund from the Internal Revenue Service may be obtained. To prevent backup withholding on any cash payment made to a holder of stock or options in connection with the Merger Agreement, the holder is required to notify Forgent Networks, Inc. of his or her correct TIN by completing the Substitute Form W-9 below and certifying that the TIN provided on Substitute Form W-9 is correct. In addition, the holder must complete Part 2 of the Substitute W-9, and date and sign as indicated. If the holder does not have a TIN, the holder should write “Applied For” in the space provided for the TIN. If the holder does not provide Forgent Networks, Inc. with a certified TIN within 60 days, Forgent Networks, Inc. must backup withhold a portion of all cash payments made to the holder.

Certain holders (including, among others, corporations, limited partnerships and certain foreign holders) are not subject to these backup withholding and reporting requirements. In order for a foreign holder to be exempt, that holder must submit an Internal Revenue Service Form W-8BEN (“Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding”), signed under penalties of perjury, attesting to that individual’s exempt status. See, as applicable, the enclosed Guidelines for Certification of Taxpayer Identification Number, Substitute Form W-9, Form W-8BEN and Instructions for Form W-8BEN for additional instructions.

United States Holders. A United States stock or option holder is required to give Forgent Networks, Inc. the social security number or employer identification number of the record owner of the shares of stock being surrendered for payment in connection with the Merger Agreement. If the certificates or options for capital stock of the Company are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report.

Non-United States Holders. A non-United States stock or option holder is required to represent to Forgent Networks, Inc. that he, she or it is not a United States Person (as such term is defined in Section 7701(a)(3) of the Internal Revenue Code of 1986, as amended) and provide its name and address on a properly executed Internal Revenue Service Form W-8BEN (“Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding”).

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SUBSTITUTE FORM W-9

PLEASE PROVIDE YOUR SOCIAL SECURITY NUMBER OR OTHER TAXPAYER IDENTIFICATION NUMBER ON THIS SUBSTITUTE FORM W-9 AND CERTIFY THEREIN THAT YOU ARE NOT SUBJECT TO BACKUP WITHHOLDING. FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY CASH PAYMENT MADE TO YOU PURSUANT TO THE MERGER. For assistance in completing this form, see the Guidelines for Certification of Taxpayer Identification Number on Substitute FORM W-9.

Name(s) as shown above of registered owners of certificate(s) of shares of the capital stock or option(s) to purchase shares of capital stock of the Company. (If joint ownership, list first and circle the name of the person or entity whose taxpayer identification number you enter in Part I below).

Business Name (sole proprietors, see enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute FORM W-9).

Address:

Part I—PLEASE PROVIDE YOUR TAX IDENTIFICATION NUMBER IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social Security Number or Employer Identification Number:

Part II—Payees exempt from backup withholding, please see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

Part III—Certification. Under penalties of perjury, I certify that: (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding. Certificate Instructions:  You must cross out Item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.

Signature	Dated

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Form W-8BEN (Rev. February 2006) Department of the Treasury Internal Revenue Service

Certificate of Foreign Status of Beneficial Owner
for United States Tax Withholding
„Section references are to the Internal Revenue Code.  „ See separate instructions.
„Give this form to the withholding agent or payer. Do not send to the IRS.

CMB No. 1545-1621

Do not use this form for:						Instead, use Form:

„ A.U.S. citizen or other U.S. person, including a resident alien individual						W-9
„ A person claiming that income is effectively connected with the conduct of a trade or business in the United States						W-8ECI
„ A foreign partnership, a foreign simple trust, or a foreign grantor trust (see instructions for exceptions)						W-8ECI or W-8IMY

„ A foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession that received effectively connected income or that is claiming the applicability of section(s) 115(2), 501(c), 892, 895, or 1443(b) (see instructions)

W-8ECI or W-8EXP

Note: These entities should use Form W-8BEN if they are claiming treaty benefits or are providing the form only to claim they are a foreign person exempt from backup withholding.

„ A person acting as an intermediary						W-8IMY

Note: See instructions for additional exceptions.

Part I		Identification of Beneficial Owner (See instructions.)

1	Name of individual or organization that is the beneficial owner			2	Country of incorporation or organization

3	Type of beneficial owner:	☐ Individual	☐ Corporation	☐ Disregarded entity	☐ Partnership	☐ Simple trust

	☐ Grantor trust	☐ Complex trust	☐ Estate	☐ Government	☐ International Organization

	☐ Central bank of issue	☐ Tax-exempt organization	☐ Private foundation

4	Permanent residence address (street, apt. or suite no., or rural route). Do not use a P.O. box or in-care-of address.

	City or town, state or province. Include postal code where appropriate.				Country (do not abbreviate)

5	Mailing address (if different from above)

	City or town, state or province. Include postal code where appropriate.				Country (do not abbreviate)

6	U.S. taxpayer identification number, if required (see instructions)			7	Foreign tax identifying number, if any (optional)

		☐ SSN or ITIN	☐ EIN

8	Reference number(s) (see instructions)

Part II		Claim of Tax Treaty Benefits (if applicable)

9	I certify that (check all that apply):

a	☐			The beneficial owner is a resident of within the meaning of the income tax treaty between the United States and that country.

b	☐			If required, the U.S. taxpayer identification number is stated on line 6 (see instruction).

c	☐

The beneficial owner is not an individual, derives the item (or items) of income for which the treaty benefits are claimed, and, if applicable, meets the requirements of the treaty provision dealing with limitation on benefits (see instructions).

d	☐

The beneficial owner is not an individual, is claiming treaty benefits for dividends received from a foreign corporation or interest from a U.S. trade or business of a foreign corporation, and meets qualified resident status (see instructions).

e	☐

The beneficial owner is related to the person obligated to pay the income within the meaning of section 267(b) or 707(b), and will file Form 8833 if the amount subject to withholding received during a calendar year exceeds, in the aggregate, $500,0000.

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Special rates and conditions (if applicable—see instructions): The beneficial owner is claiming the provisions of Article                of the treaty identified on line 9a above to claim a               % rate of withholding on (specify type of income):                                        Explain the reasons the beneficial owner meets the terms of the treaty article:

Part III	Notional Principal Contracts

11	☐

I have provided or will provide a statement that identifies those notional principal contracts from which the income is not effectively connected with the conduct of a trade or business in the United States. I agree to update this statement as required.

Part IV	Certification

Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that:

1 I am the beneficial owner (or an authorized to sign for the beneficial owner) of all the income to which this form relates.
2 The beneficial owner is not a U.S. person.

3  The income to whom this form relates is (a) not effectively connected with the conduct of a trade or business in the United States, (b) effectively connected but is not subject to tax under an income tax treaty, or (c) the partner’s share of a partnership’s effectively connected income, and

4  For broker transactions or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions.
Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which I am the beneficial owner or any withholding agent that can disburse or make payments of the income of which I am the beneficial owner.

Sign Here		„
		Signature of beneficial owner (or individual authorized to sign for beneficial owner)		Date (MM-DD-YYYY)		Capacity in which acting

For Paperwork Reduction Act Notice, see separate instructions.			Cat. No. 250472		Form W-8BEN (Rev. 2-2006)

Printed on Recycled Paper

8

GENERAL INSTRUCTIONS

Section 15.1                                Letter of Transmittal. This Letter of Transmittal must be properly completed, duly executed, dated and delivered or mailed to Forgent Networks, Inc. at the address set forth on the first page of this Letter of Transmittal together with (a) the stock certificate(s), if any, you are surrendering in order to exchange shares of capital stock of the Company for cash or other consideration in connection with the Merger (sometimes referred to herein as the “Payment”) and (b) any other required documents.

The method of delivering stock certificate(s) is at the option and the risk of the holder. Stock certificates may be surrendered in person or by mail. IF SENT BY MAIL, REGISTERED MAIL, PROPERTY INSURED, WITH RETURN RECEIPT REQUESTED, IS RECOMMENDED. Delivery will be deemed made when actually received by Forgent Networks, Inc.

UNTIL A HOLDER HAS SURRENDERED HIS, HER OR ITS STOCK CERTIFICATE(S), OR A SATISFACTORY AFFIDAVIT AND OTHER DOCUMENTATION RELATING TO THE LOSS OF STOCK CERTIFICATE(S), TO Forgent Networks, Inc., HE, SHE OR IT WILL NOT RECEIVE PAYMENT OF CONSIDERATION IN RESPECT OF THE MERGER AND DUE TO THE HOLDER WITH RESPECT TO CAPITAL STOCK OF THE COMPANY.

You should complete one Letter of Transmittal listing all Securities registered in the same name. If any Securities are registered in different ways on several certificates, you will need to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates or options. You may not submit fewer than the entire number of shares of Company capital stock represented by a stock certificate.

Section 15.2                                Signatures. The signature (or signatures, in the case of certificates owned by two or more joint holders) on this Letter of Transmittal must correspond exactly with the name(s) as written on the face of any stock certificate(s) surrendered or option(s) converted unless the Securities described on this Letter of Transmittal have been assigned by the registered holder or holders thereof, in which event this Letter of Transmittal should be signed in exactly the same form as the name(s) of the last transferee(s) indicated on the transfers attached to or endorsed on the certificate(s).

If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or other person acting in a fiduciary or representative capacity, the person signing must give his or her full title in such capacity and enclose appropriate evidence of his or her authority to so act. If additional documents are required by Forgent Networks, Inc., you will be advised by letter.

Section 15.3                                Endorsement. Stock certificates need NOT be endorsed or accompanied by separate stock powers and the signature(s) need NOT be guaranteed.

Section 15.4                                Lost, Stolen or Destroyed Stock Certificates. In the event that any holder is unable to deliver to Forgent Networks, Inc. any stock certificate(s) representing his, her or its shares of capital stock of the Company due to the loss or destruction of such certificate(s), such fact should be indicated on the face of this Letter of Transmittal. In such case, the holder should also contact the Stockholder Representative (as defined in the Merger Agreement) and Forgent Networks, Inc. to report the lost, stolen or destroyed certificate(s). Forgent Networks, Inc. will forward additional documentation which such holder must complete

9

in order to effectively surrender such lost, stolen or destroyed certificate(s). Surrenders hereunder regarding such lost certificate(s) will be processed only after such documentation has been submitted to and approved by Forgent Networks, Inc.

Section 15.5                                Inquiries. All questions regarding appropriate procedures for surrendering shares of capital stock of the Company should be directed to Forgent Networks, Inc. at the mailing address or telephone number set forth on the front page.

Section 15.6                                Additional Copies. Additional copies of this Letter of Transmittal may be obtained from Forgent Networks, Inc. at the mailing address set forth on the front page.

Section 15.7                                Internal Revenue Service Forms. Under Federal income tax law, each United States stockholder or optionee receiving Payment is required to provide Forgent Networks, Inc. with a correct Taxpayer Identification Number on Substitute Form W-9, and to indicate whether the stockholder or optionee is subject to backup withholding. Additionally, each non-United States stockholder or optionee is required to provide Forgent Networks, Inc. a properly executed Internal Revenue Service Form W-8BEN. Please see “IMPORTANT TAX INFORMATION” above.

Section 15.8                                Miscellaneous. Any and all Letters of Transmittal or facsimiles (including any other required documents) not in proper form are subject to rejection. The terms and conditions of the Merger Agreement are incorporated herein by reference and are deemed to form part of the terms and conditions of this Letter of Transmittal.

Section 15.9                                Waiver of Conditions. To the extent permitted by applicable law, each of Forgent and the Company reserve the right to waive any and all conditions set forth herein and accept for exchange any Securities submitted for exchange.

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GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer - Social Security Numbers have nine digits separated by two hyphens:  i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen:  i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account:	Give the SOCIAL SECURITY number of -
1. An individual’s account	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, any one of the individuals(1)
3. Husband and wife (joint account)	The actual owner of the account or, if joint funds, either person(1)
4. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
5. Adult and minor (joint account)	The adult or, if the minor is the only contributor, the minor(1)
6. Account in the name of guardian or committee for a designated ward, minor, or incompetent person	The ward, minor, or incompetent person(3)
7. a. The usual revocable saving trust account (grantor is also trustee)	The grantor-trustee(1)
b. So-called trust account that is not a legal or valid trust under State law	The actual owner(1)

For this type of account:	Give the EMPLOYER IDENTIFICATION number of -
8. Sole proprietorship account	The owner(4)
9. A valid trust, estate or pension trust	The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title)(5)
10. Corporate account	The corporation
11. Religious, charitable, or educational organization account	The organization
12. Partnership account held in the name of the business	The partnership
13. Association, club, or other tax-exempt organization	The organization
14. A broker or registered nominee	The broker or nominee
15. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s social security number.

(4)	You must show your individual name, but you may also enter your business or “doing business” name. You may use either your Social Security Number or Employer Identification Number.

(5)	List first and circle the name of the legal trust, estate, or pension trust.

Note:                   If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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Obtaining a Number

If you do not have a taxpayer identification number or if you do not know your number, obtain Form SS-5, Application for Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the “IRS”) and apply for a number.

Payees specifically exempted from backup withholding on ALL payments by brokers include the following:

A corporation.

A financial institution.

An organization exempt from a tax under Section 501(a), or an individual retirement plan or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(F)(2).

The United States or any agency or instrumentality thereof.

A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

An international organization or any agency or instrumentality thereof.

A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

A real estate investment trust.

A common trust fund operated by a bank under Section 584(a).

An entity registered at all times under the Investment Company Act of 1940.

A foreign central bank of issue.

A futures commission merchant registered with the Commodity Futures Trading Commission.

A person registered under the Investment Advisors Act of 1940 who regularly acts as a broker.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

Payments to nonresident aliens subject to withholding under Section 1441.

Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

Payments of patronage dividends where the amount received is not paid in money.

Payments made by certain foreign organizations.

Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

Payments of interest on obligations issued by individuals. Note:  You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

Payments described in Section 6049(b)(5) to nonresident aliens.

Payments on tax-free covenant bonds under Section 1451.

Payments made by certain foreign corporations.

Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends, which are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Section 6041, 6041(A)(a), 6045, and 6050A.

Privacy Act Notice. - Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold a portion of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number. - If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Failure to Report Certain Dividend and Interest Payments. - If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) Civil Penalty for False Information With Respect to Withholding. - If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) Criminal Penalty for Falsifying Information. - Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

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Instructions for Form W-8BEN	Department of the Treasury Internal Revenue Service
(Rev. February 2006)

Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding

General Instructions

Section references are to the Internal Revenue Code Unless otherwise noted.

For definitions of terms used throughout these instructions, see Definitions on pages 3 and 4.

Purpose of form. Foreign persons are subject to U.S. tax at a 30% rate on income they receive from U.S. sources that consists of:

•                                          Interest (including certain original issue discount (OID));

•                                          Dividends;

•                                          Rents;

•                                          Royalties;

•                                          Premiums;

•                                          Annuities;

•                                          Compensation for, or in expectation of, services performed;

•                                          Substitute payments in a securities lending transaction: or

•                                          Other fixed or determinable annual or periodical gains, profits, or income.

This tax is imposed on the gross amount paid and is generally collected by withholding under section 1441 or 1442 on that amount. A payment is considered to have been made whether it is made directly to the beneficial owner or to another person, such as an intermediary, agent, or partnership, for the benefit of the beneficial owner.

In addition, section 1446 requires a partnership conducting a trade or business in the United States to withhold tax on a foreign partner’s distributive share of the partnership’s effectively connected taxable income. Generally, a foreign person that is a partner in a partnership that submits a Form W-8 for purposes of section 1441 or 1442 will satisfy the documentation requirements under section 1446 as well. However, in some cases the documentation requirements of sections 1441 and 1442 do not match the documentation requirements of section 1446. See Regulations sections 1.1446-1 through 1.1446-6. Further, the owner of a disregarded entity, rather than the disregarded entity itself, shall submit the appropriate Form W-8 for purposes of section 1446.

If you receive certain types of income, you must provide Form W-8BEN to:

•                                          Establish that you are not a U.S. person;

•                                          Claim that you are the beneficial owner of the income for which Form W-8BEN is being provided or a partner in a partnership subject to section 1446; and

•                                          If applicable, claim a reduced rate of, or exemption from, withholding as a resident of a foreign country with which the United States has an income tax treaty.

You may also be required to submit Form W-8BEN to claim an exception from domestic information reporting and backup withholding for certain types of income that are not subject to foreign-person withholding. Such income includes:

•                                          Broker proceeds.

•                                          Short-term (183 days or less) original issue discount (OID).

•                                          Bank deposit interest.

•                                          Foreign source interest, dividends, rents, or royalties.

•                                          Proceeds from a wager placed by a nonresident alien individual in the games of blackjack, baccarat, craps, roulette, or big-6 wheel.

You may also use Form W-8BEN to certify that income from a notional principal contract is not effectively connected with the conduct of a trade or business in the United States.

A withholding agent or payer of the income may rely on a properly completed Form W-8BEN to treat a payment associated with the Form W-8BEN as a payment to a foreign person who beneficially owns the amounts paid. If applicable, the withholding agent may rely on the Form W-8BEN to apply a reduced rate of withholding at source.

Provide Form W-8BEN to the withholding agent or payer before income is paid or credited to you. Failure to provide a Form W-8BEN when requested may lead to withholding at a 30% rate (foreign-person withholding) or the backup withholding rate.

Additional Information. For additional information and instructions for the withholding agent, see the instructions for the Requester of Forms W-8BEN, W-8ECI, W-8EXP, and W-8IMY.

Who must file. You must give Form W-8BEN to the withholding agent or payer if you are a foreign person and you are the beneficial owner of an amount subject to withholding. Submit Form W-8BEN when requested by the withholding agent or payer whether or not you are claiming a reduced rate of, or exemption from, withholding.

Do not use Form W-8BEN if:

•                                          You are a U.S. citizen (even if you reside outside the United States) or other U.S. person (including a resident alien individual). Instead, use Form w-9, Request for Taxpayer identification Number and Certification.

•                                          You are a disregarded entity with a single owner that is a U.S. person and you are not a hybrid entity claiming treaty benefits. Instead, provide Form W-9.

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•                                          You are a nonresident alien individual who claims exemption from withholding on compensation for independent or dependent personal services performed in the United States. Instead, provide Form 8233, Exemption from Withholding on Compensation for Independent (and Certain Dependent) Personal Services of a Nonresident Alien Individual, or Form W-4, Employee’s Withholding Allowance Certificate.

•                                          You are receiving income that is effectively connected with the conduct of a trade or business in the United States, unless it is allocable to you through a partnership. Instead, provide Form W-8ECI, Certificate of Foreign Person’s Claim That Income is Effectively Connected With the Conduct of a Trade or Business in the United States. If any of the income for which you have provided a Form W-8BEN becomes effectively connected, this is a change in circumstances and Form W-8BEN is no longer valid. You must file Form W-8ECI. See Change in circumstances on this page.

•                                          You are a filing for a foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession claiming the applicability of section 115(2), 501(c), 892, 895, or 1443(b). Instead, provide Form W-8EXP, Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding. However, you should use Form W-8BEN if you are claiming treaty benefits or are providing the form only to claim you are a foreign person exempt from backup withholding. You should use Form W-8ECI if you received effectively connected income (for example, income from commercial activities).

•                                          You are a foreign flow-through entity, other than a hybrid entity, claiming treaty benefits. Instead, provide Form W-8IMY, Certificate of Foreign Intermediary. Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding. However, if you are a partner, beneficiary, or owner of a flow-through entity and you are not yourself a flow-through entity, you may be required to furnish a Form W-8BEN to the flow-through entity.

•                                          You are a disregarded entity for purposes of section 1446. Instead, the owner of the entity must submit the form.

•                                          You are a reverse hybrid entity transmitting beneficial owner documentation provided by your interest holders to claim treaty benefits on their behalf. Instead, provide Form W-8IMY.

•                                          You are a withholding foreign partnership or a withholding foreign trust within the meaning of sections 1441 and 1442 and the accompanying regulations. A withholding foreign partnership or a withholding foreign trust is a foreign partnership or trust that has entered into a withholding agreement with the IRS under which it agrees to assume primary withholding responsibility for each partner’s, beneficiary’s, or owner’s distributive share of income subject to withholding that is paid to the partnership or trust. Instead, provide Form W-8IMY.

•                                          You are acting as an Intermediary (that is, acting not for your own account, but for the account of others as can agent, nominee, or custodian). Instead, provide Form W8IMY.

•                                          You are a foreign partnership or foreign grantor trust for purposes of section 1446. Instead, provide Form W-8IMY and accompanying documentation. See Regulations sections 1.1446-1 through 1.1446-6.

Giving Form W-8BEN to the withholding agent. Do not send Form W-8BEN to the IRS. Instead, give it to the person who is requesting it from you. Generally, this will be the person from whom you receive the payment, who credits your account, or a partnership that allocates income to you. Give Form W-8BEN to the person requesting it before the payment is made to you, credited to your account or allocated. If you do not provide this form, the withholding agent may have to withhold at the 30% rate, backup withholding rate, or the rate applicable under section 1446. If you receive more than one type of income from a single withholding agent for which you claim different benefits, the withholding agent may, at its option, require you to submit a Form W-8BEN for each different type of income. Generally, a separate Form W-8BEN must be given to each withholding agent.

Note. If you own the income or account jointly with one or more other persons, the income or account will be treated by the withholding agent as owned by a foreign person if Forms W-8BEN are provided by all of the owners. If the withholding agent receives a Form W-9 from any of the joint owners, the payment must be treated as made to a U.S. person.

Change in circumstances. If a change in circumstances makes any information on the Form W-8BEN you have submitted incorrect, you must notify the withholding agent or payer within 30 dyas of the change in circumstances and you must file a new Form W-8BEN or other appropriate form.

If you use Form W-8BEN to certify that you are a foreign person, a change of address to an address in the United States is a change in circumstances. Generally, a change of address within the same foreign country or to another foreign country is not a change in circumstances. However, if you use Form W-8BEN to claim treaty benefits, a move to the United States or outside the country where you have been claiming treaty benefits is a change in circumstances. In that case, you must notify the withholding agent or payer within 30 days of the move.

If you become a U.S. citizen or resident alien after you submit Form W-8BEN, you are no longer subject to the 30% withholding rate or the withholding tax on a foreign partner’s share of effectively connected income. You must notify the withholding agent or payer within 30 days of becoming a U.S. citizen or resident alien. You may be required to provide a Form W-9. For more information, see Form W-9 and instructions.

Expiration of Form W-8BEN. Generally, a Form W-8BEN provided without a U.S taxpayer identification number (TIN) will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. For example, a Form W-8BEN signed on September 30, 2005, remains valid through December 31, 2008. A Form W-8BEN furnished with a U.S. TIN will remain in effect until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the Form W-8BEN. See the instructions for line 6

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beginning on page 4 for circumstances under which you must provide a U.S. TIN.

Definitions

Beneficial owner. For payments other than those for which a reduced rate of withholding is claimed under an income tax treaty, the beneficial owner of income is generally the person who is required under U.S. tax principles to include the income in gross income on a tax return. A person is not a beneficial owner of income, however, to the extent that person is receiving the income as a nominee, agent, or custodian, or to the extent to the person is a conduit whose participation in a transaction is disregarded. In the case of amounts paid that do not constitute income, beneficial ownership is determined as if the payment were income.

Foreign partnerships, foreign simple trusts, and foreign grantor trusts are not the beneficial owners of income paid to the partnership or trust. The beneficial owners of income paid to a foreign partnership are generally the partners in the partnership, provided that the partner is not itself a partnership, foreign simple or grantor trust, nominee or other agent. The beneficial owners of income paid to a foreign simple trust (that is, a foreign trust that is described in section 651(a)) are generally the beneficiaries of the trust, if the beneficiary is not a foreign partnership, foreign simple or grantor trust, nominee or other agent. The beneficial owners of a foreign grantor trust (that is, a foreign trust to the extent that all or a portion of the income of the trust is treated as owned by the grantor or another person under sections 671 through 679) are the persons treated as the owners of the trust. The beneficial owners of income paid to a foreign complex trust (that is, a foreign trust that is not a foreign simple trust or foreign grantor trust) is the trust itself.

For purposes of section 1446, the same beneficial owner rules apply, except that under section 1446 a foreign simple trust rather than the beneficiary provides the form to the partnership.

The beneficial owner of income paid to a foreign estate is the estate itself.

Note. A payment to a U.S. partnership, U.S. trust, or U.S. estate is treated as a payment to a U.S. payee that is not subject to 30% witholding. A U.S. partnership trust, or estate should provide the withholding agent with a Form W-9. For purposes of section 1446, a U.S. grantor trust or disregarded entity shall not provide the withholding agent a Form W-9 in its own right. Rather, the grantor or other owner shall provide the withholding agent the appropriate form.

Foreign person. A foreign person includes a nonresident alien individual, a foreign corporation, a foreign partnership, a foreign trust, a foreign estate, and any other person that is not a U.S. person. It also includes a foreign branch or office of a U.S. financial institution or U.S. clearing organization if the foreign branch is a qualified intermediary. Generally, a payment to a U.S. branch of a foreign person is a payment to a foreign person.

Nonresident alien individual. Any individual who is not a citizen or resident alien of the United States is a nonresident alien individual. An alien individual meeting either the “green card test” or the “substantial presence test” for the calendar year is a resident alien. Any person not meeting either test is a nonresident alien individual. Additionally, an alien individual who is a resident of a foreign country under the residence article of an income tax treaty, or an alien individual who is a bona fide resident of Puerto Rico, Guam, the Commonwealth of the Northern Mariana Islands, the U.S. Virgin Islands, or American Samoa is a nonresident alien individual. See Pub. 519, U.S. Tax Guide for Aliens, for more information on resident and nonresident alien status.

Even though a nonresident alien individual married to a U.S. citizen or resident alien may choose to be treated as a resident alien for certain purposes (for example, filing a joint income tax return), such individual is still treated as a nonresident alien for withholding tax purposes on all income except wages.

Flow-through entity. A flow-through entity is a foreign partnership (other than a withholding foreign partnership), a foreign simple or foreign grantor trust (other than a withholding foreign trust), or, for payments for which a reduced rate of withholding is claimed under an income tax treaty, any entity to the extent the entity is considered to be fiscally transparent (see below) with respect to the payment by an interest holder’s jurisdiction.

For purposes of section 1446, a foreign partnership or foreign grantor trust must submit Form W-8IMY to establish the partnership or grantor trust as a look through entity. The Form W-8IMY may be accompanied by this form or another version of Form W-8 or Form W-9 to establish the foreign or domestic status of a partner or grantor or other owner. See Regulations section 1.1446-1.

Hybrid entity. A hybrid entity is any person (other than an individual) that is treated as fiscally transparent (see below) in the United States but is not treated as fiscally transparent by a country with which the United States has an income tax treaty. Hybrid entity status is relevant for claiming treaty benefits. See the instructions for line 9c on page 5.

Reverse hybrid entity. A reverse hybrid entity is any person (other than an individual) that is not fiscally transparent under U. S. tax law principles but that is fiscally transparent under the laws of a jurisdiction with which the United States has an income tax treaty. See the instructions for line 9c on page 5.

Fiscally transparent entity. An entity is treated as fiscally transparent with respect to an item of income for which treaty benefits are claimed to the extent that the interest holders in the entity must, on a current basis, take into account separately their shares of an item of income paid to the entity, whether or not distributed, and must determine the character of the items of income as if they were realized directly from the sources from which realized by the entity. For example, partnerships, common trust funds, and simple trust or grantor trusts are generally considered to be fiscally transparent with respect to items of income received by them.

Disregarded entity. A business entity that has a single owner and is not a corporation under Regulations section 301.7701-2(b) is disregarded as an entity separate from its owner.

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A disregarded entity shall not submit this form to a partnership for purposes of section 1446. Instead, the owner of such entity shall provide appropriate documentation. See Regulations section 1.1446-1.

Amounts subjects to withholding. Generally, an amount subject to withholding is an amount from sources with the United States that is fixed or determinable annual or periodical (FDAP) income. FDAP income is all income included in gross income, including interest (as well as OID), dividends, rents, royalties, and compensation. FDAP income does not include most gains from the sale of property (including market discount and option premiums).

For purposes of section 1446, the amount subject to withholding is the foreign partner’s share of the partnership’s effectively connected taxable income.

Withholding agent. Any person, U.S. or foreign, that has control, receipt, or custody of an amount subject to withholding or who can disburse or make payments of an amount subject to withholding is a withholding agent. The withholding agent may be individual, corporation, partnership, trust, association, or any other entity. Including (but not limited to) any foreign intermediary, foreign partnership, and U.S. branches of certain foreign banks and insurance companies. Generally, the person who pays (or causes to be paid) the amount subject to withholding to the foreign person (or to its agent) must withhold.

For purposes of section 1446, the withholding agent is the partnership conducting the trade or business in the United States. For a publicly traded partnership, the withholding agent may be the partnership, a nominee holding an interest on behalf of a foreign person, or both. See Regulations sections 1.1446-1 through 1.1446-6.

Specific Instructions

A hybrid entity should give Form W-8BEN to a withholding agent only for income for which it is claiming a reduced rate of withholding under an income tax treaty. A reverse hybrid entity should give Form W-8BEN to a withholding agent only for income for which no treaty benefit is being claimed.

Part I

Line 1. Enter your name. If you are a disregarded entity with a single owner who is a foreign person and you are not claiming treaty benefits as a hybrid entity, this form should be completed and signed by your foreign single owner. If the account to which a payment is made or credited is in the name of the disregarded entity, the foreign single owner should inform the withholding agent of this fact. This may be done by including the name and account number of the disregarded entity on line 8 (reference number) of the form. However, if you are a disregarded entity that is claming treaty benefits as a hybrid entity, this form should be completed and signed by you.

Line 2. If you are a corporation, enter the county of incorporation. If you are another type of entity, enter the country under whose laws you are created, organized, or governed. If you are an individual, enter N/A (for “not applicable”).

Line 3. Check the one box that applies. By checking a box, you are representing that you qualify for this classification. You must check the box that represents your classification (for example, corporation, partnership, trust, estate, etc.) under U.S. tax principles. Do not check the box that describes your status under the law of the treaty country. If you are a partnership or disregarded entity receiving a payment for which treaty benefits are being claimed, you must check the “Partnership” or “Disregarded entity” box. If you are a sole proprietor, check the “Individual” box, not the “Disregarded entity” box.

Only entities that are tax-exempt under section 501 should check the “Tax-exempt organization” box. Such organizations should use Form W-8BEN only if they are claiming a reduced rate of withholding under an income tax treaty or some code exception other than section 501. Use From W-8EXP it you are claiming an exemption from withholding under section 501.

Line 4. Your permanent residence address is the address in the country where you claim to be a resident for purposes of that country’s income tax. If you are giving Form W-8BEN to claim a reduced rate of withholding under an income tax treaty, you must determine your residency in the manner required by the treaty. Do not show the address of a financial institution, a post office box, or an address used solely for mailing purposes. If you are an individual who does not have a tax residence in any country, your permanent residence is where you normally reside. If you are not an individual and you do not have a tax residence in any county, the permanent residence address is where you maintain your principal office.

Line 5. Enter you mailing address only if it is different from the address you show on line 4.

Line 6. If you are an individual, you are generally required to enter your social security number (SSN). To apply for an SSN, get Form SS-5 from a Social Security Administration (SSA) office or, if in the United States, you may call the SSA at 1-800-772-1213. Fill in Form SS-5 and return it to the SSA.

If you do not have an SSN and are not eligible to get one, you must get an individual taxpayer identification number (ITIN). To apply for an ITIN, file Form W-7 with the IRS. It usually takes 4-6 weeks to get an ITIN.

An ITIN is for tax use only. It does not entitle you to social security benefits or change your employment or immigration status under U.S. law.

If you are not an individual or you are an individual who is an employer or you are engaged in a U.S. trade or business as a sole proprietor, you must enter an employer identification number (EIN). If you do not have an EIN, you should apply for one on Form SS-4. Application for Employer identification Number. If you are a disregarded entity claiming treaty benefits as a hybrid entity, enter your EIN.

A partner in a partnership conducting a trade or business in the United States will likely be allocated effectively connected taxable income. The partner is

16

required to file a U.S. federal income tax return and must have a U.S. taxpayer identification number (TIN).

You must provide a U.S. TIN if you are:

•                                          Claiming an exemption from withholding under section 871(f) for certain annuities received under qualified plans,

•                                          A foreign grantor trust with 5 or fewer grantors,

•                                          Claiming benefits under an income tax treaty, or

•                                          Submitting the form to a partnership that conducts a trade or business in the United States.

However,  a U.S. TIN is not required to be shown in order to claim treaty benefits on the following items of income:

•                                          Dividends and interest from stocks and debt obligations that are actively traded;

•                                          Dividends from any redeemable security issued by an investment company registered under the Investment Company Act of 1940 (mutual fund);

•                                          Dividends, interest, or royalties from units of beneficial interest in a unit investment trust that are (or were upon issuance) publicly offered and are registered with the SEC under the Securities Act of 1933; and

•                                          Income related to loans of any of the above securities.

You may want to obtain and provide a U.S. TIN on Form W-8BEN even though it is not required. A Form W-8BEN containing a U.S. TIN remains valid for as long as your status and the information relevant to the certifications you make on the form remain unchanged provided at least one payment is reported to you annually on Form 1042-S.

Line 7. If your country of residence for tax purposes has issued you a tax identifying number, enter it here. For example, if you are a resident of Canada, enter your Social Insurance Number.

Line 8. This line may be used by the filer of Form W-8BEN or by the withholding agent to whom it is provided to include any referencing information that is useful to the withholding agent in carrying out its obligations. For example, withholding agents who are required to associate the Form W-8BEN with a particular Form W-8IMY may want to use line 8 for a referencing number or code that will make the association clear. A beneficial owner may use line 8 to include the number of the account for which he or she is providing the form. A foreign single owner of a disregarded entity may use line 8 to inform the withholding agent that the account to which a payment is made or credited is in the name of the disregarded entity (see instructions for line 1 on page 4).

Part II

Line 9a. Enter the country where you claim to be a resident for income tax treaty purposes. For treaty purposes, a person is a resident of a treaty country if the person is a resident of that country under the terms of the treaty.

Line 9b. If you are claiming benefits under an income tax treaty, you must have a U.S. TIN unless one of the exceptions listed in the line 6 instructions above applies.

Line 9c. An entity (but not an individual) that is claiming a reduced rate of withholding under an income tax treaty must represent that it:

•                                          Derives the item of income for which the treaty benefit is claimed, and

•                                          Meets the limitation on benefits provisions contained in the treaty, if any.

An item of income may be derived by either the entity receiving the item of income or by the interest holders in the entity or, in certain circumstances, both. An item of income paid to an entity is considered to be derived by the entity only if the entity is not fiscally transparent under the laws of the entity’s jurisdiction with respect to the item of income. An item of income paid to an entity shall be considered to be derived by the interest holder in the entity only if:

•                                          The interest holder is not fiscally transparent in its jurisdiction with respect to the item of income, and

•                                          The entity is considered to be fiscally transparent under the laws of the interest holder’s jurisdiction with respect to the item of income. An item of income paid directly to a type of entity specifically identified in a treaty as a resident of a treaty jurisdiction is treated as derived by a resident of that treaty jurisdiction.

If an entity is claiming treaty benefits on its own behalf, it should complete Form W-8BEN. If an interest holder in an entity that is considered fiscally transparent in the interest holder’s jurisdiction is claiming a treaty benefit, the interest holder should complete Form W-8BEN on its own behalf and the fiscally transparent entity should associate the interest holder’s Form W-8BEN with a Form W-8IMY completed by the entity.

An income tax treaty may not apply to reduce the amount of any tax on an item of income received by an entity that is treated as a domestic corporation for U.S. tax purposes. Therefore, neither the domestic corporation nor its shareholders are entitled to the benefits of a reduction of U.S. income tax on an item of income received from U.S. sources by the corporation.

To determine whether an entity meets the limitation on benefits provisions of a treaty, you must consult the specific provisions or articles under the treaties. Income tax treaties are available on the IRS website at www.irs.gov.

If you are an entity that derives the income as a resident of a treaty country, you may check this box if the applicable income tax treaty does not contain a “limitation on benefits” provision.

Line 9d. If you are a foreign corporation claiming treaty benefits under an income tax treaty that entered into force before January 1, 1987 (and has not been renegotiated) on (a) U.S. source dividends paid to you by another foreign corporation or (b) U.S. source interest paid to you by a U.S. trade or business of another foreign corporation, you must generally be a “qualified resident” of a treaty country. See section 884 for the definition of interest paid by a U.S. trade or business of a foreign corporation (“branch interest”) and other applicable rules.

In general, a foreign corporation is a qualified resident of a country if any of the following apply.

•                                          It meets a 50% ownership and base erosion test.

•                                          It is primarily and regularly traded on an established securities market in its country of residence or the United States.

•                                          It carries on an active trade or business in its country of residence.

•                                          It gets a ruling from the IRS that it is a qualified resident.

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See regulations section 1.884-5 for the requirements that must be met to satisfy each of these tests.

If you are claiming treaty benefits under an income tax treaty entered into force after December 31, 1986, do not check box 9d. Instead, check box 9c.

Line 9e. Check this box if you are related to the withholding agent within the meaning of section 267(b) or 707(b) and the aggregate amount subject to withholding received during the calendar year will exceed $500.000. Additionally, you must file Form 8833. Treaty-Based Return Position Disclosure Under Section 6114 or 7701(b).

Line 10

Line 10 must be used only if you are claiming treaty benefits that require that you meet conditions not covered by the representations you make in lines 9a through 9e. However, this line should always be completed by foreign students and researchers claiming treaty benefits. See Scholarship and fellowship grants below for more information.

The following are additional examples of persons who should complete this line.

•                                          Exempt organizations claiming treaty benefits under the exempt organization articles of the treaties with Canada, Mexico, Germany, and the Netherlands.

•                                          Foreign corporations that are claiming a preferential rate applicable to dividends based on ownership of a specific percentage of stock.

•                                          Persons claiming treaty benefits on royalties if the treaty contains different withholding rates for different types of royalties.

This line is generally not applicable to claiming treaty benefits under an interest or dividends (other than dividends subject to a preferential rate based on ownership) article of a treaty.

Nonresident alien who becomes a resident alien.

Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the recipient has otherwise become a U.S. resident alien for tax purposes. The individual must use Form W-9 to claim the tax treaty benefit. See the instructions for Form W-9 for more information. Also see Nonresident alien student or researcher who becomes a resident alien later for an example.

Scholarship and fellowship grants. A nonresident alien student (including a trainee or business apprentice) or researcher who receives noncompensatory scholarship or fellowship income may use Form W-8BEN to claim benefits under a tax treaty that apply to reduce or eliminate U.S. tax on such income. No Form W-8BEN is required unless a treaty benefit is being claimed. A nonresident alien student or researcher who receives compensatory scholarship or fellowship income must use Form 8233 to claim any benefits of a tax treaty that apply to that income. The student or researcher must use Form W-4 for any part of such income for which he or she is not claiming a tax treaty withholding exemption. Do not use Form W-8BEN for compensatory scholarship or fellowship income. See Compensation for Dependent Personal Services in the instructions for Form 8233.

If you are a nonresident alien individual who received noncompensatory scholarship or fellowship income and personal services income (including compensatory scholarship or fellowship income) from the same withholding agent, you may use Form 8233 to claim a tax treaty withholding exemption for part or all of both types of income.

Completing lines 4 and 9a. Most tax treaties that contain an article exempting scholarship or fellowship grant income from taxation require that the recipient be a resident of the other treaty country at the time of, or immediately prior to, entry into the United States. Thus, a student or researcher may claim the exemption even if he or she no longer has a permanent address in the other treaty country after entry into the United States. If this is the case, you may provide a U.S. address on line 4 and still be eligible for the exemption if all other conditions required by the tax treaty are met. You must also identify on line 9a the tax treaty country of which you were a resident at the time of, or immediately prior to, your entry into the United States.

Completing line 10. You must complete line 10 if you are a student or researcher claiming an exemption from taxation on your scholarship or fellowship grant income under a tax treaty.

Nonresident alien student or researcher who becomes a resident alien. You must use Form W-9 to claim an exemption to a saving clause. See Nonresident alien who becomes a resident alien on this page for a general explanation of saving clauses and exceptions to them.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would complete Form W-9.

Part III

If you check this box, you must provide the withholding agent with the required statement for income from a notional principal contract that is to be treated as income not effectively connected with the conduct of a trade or business in the United States. You should update this statement as often as necessary. A new Form W-8BEN is not required for each update provided the form otherwise remains valid.

Part IV

Form W-8BEN must be signed and dated by the beneficial owner of the income, or, if the beneficial owner is not an individual, by an authorized representative or

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officer of the beneficial owner. If Form W-8BEN is completed by an agent acting under a duly authorized power of attorney, the form must be accompanied by the power of attorney in proper form or a copy thereof specifically authorizing the agent to represent the principal in making, executing, and presenting the form. Form 2848, Power of Attorney and Declaration of Representative, may be used for this purpose. The agent, as well as the beneficial owner, may incur liability for the penalties provided for an erroneous, false, or fraudulent form.

Broker transactions or barter exchanges. Income from transactions with a broker or a barter exchange is subject to reporting rules and backup withholding unless Form W-8BEN or a substitute form is filed to notify the broker or barter exchange that you are an exempt foreign person.

You are an exempt foreign person for a calendar year in which:

•                                          You are a nonresident alien individual or a foreign corporation, partnership, estate, or trust;

•                                          You are an individual who has not been, and does not plan to be, present in the United States for a total of 183 days or more during the calendar year; and

•                                          You are neither engaged, nor plan to be engaged during the year, in a U.S. trade or business that has effectively connected gains from transactions with a broker or barter exchange.

Paperwork Reduction Act Notice. We ask for the information on this form to carry out the Internal Revenue laws of the United States. You are required to provide the information. We need it to ensure that you are complying with these laws and to allow us to figure and collect the right amount of tax.

You are not required to provide the information requested on a form that is subject to the Paperwork Reduction Act unless the form displays a valid OMB control number. Books or records relating to a form or its instructions must be retained as long as their contents may become material in the administration of any Internal Revenue law. Generally, tax returns and return information are confidential, as required by section 6103.

The time needed to complete and file this form will vary depending on individual circumstances. The estimated average time is: Recordkeeping, 5 hr., 58 min.; Learning about the law or the form, 3 hr., 46 min.; Preparing and sending the form to IRS, 4 hr., 2 min.

If you have comments concerning the accuracy of these time estimates or suggestions for making this form simpler, we would be happy to hear from you. You can email us at “taxforms@irs.gov. Please put “Forms Comment” on the subject line. Or you can write to Internal Revenue Service, Tax Products Coordinating Committee, SE:W:CAR:MP:T:T:SP, 1111 Constitution Ave. NW, IR-6406, Washington, DC 20224. Do not send Form W-8BEN to this office, instead, give it to your withholding agent.

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EXHIBIT F

SPECIAL INDEMNITY INSURANCE POLICY

[Intentionally Omitted]